                                                                    EXHIBIT 4.4

                                                                          Draft
                                                                          8/7/98
--------------------------------------------------------------------------------




                         ENRON INTERNATIONAL CPO, L.P.,
                                   as Issuer,


                         ENRON INTERNATIONAL CPO, INC.,
                                  as Co-Issuer,


                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                                   as Trustee


                       [NAME OF LIQUIDITY FACILITY AGENT],
                           as Liquidity Facility Agent


                             BACKUP FACILITY AGENTS
                         from time to time party hereto


                                       and

                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                               as Collateral Agent







                                COMMON AGREEMENT



                          Dated as of __________, 1998


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
RECITALS..........................................................................................................1


                                                          ARTICLE 1


             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.1.  Definitions.........................................................................................2
SECTION 1.2.  Rules of Interpretation.............................................................................2
SECTION 1.3.  Form of Documents Delivered to Collateral Agent or the Representatives..............................2
SECTION 1.4.  Notices.............................................................................................2
SECTION 1.5.  Execution in Counterparts...........................................................................4
SECTION 1.6.  Effect of Heading and Table of Contents.............................................................4
SECTION 1.7.  Successors and Assigns..............................................................................4
SECTION 1.8.  Further Assurances..................................................................................4
SECTION 1.9.  Delay and Waiver....................................................................................4
SECTION 1.10.  Waiver of Jury Trial...............................................................................5
SECTION 1.11.  Severability Clause................................................................................5
SECTION 1.12.  Benefits of Common Agreement.......................................................................5
SECTION 1.13.  Subject to Intercreditor Agreement.................................................................5
SECTION 1.14.  Amendments.........................................................................................6
SECTION 1.15.  Governing Law......................................................................................6
SECTION 1.16.  Entire Agreement...................................................................................6
SECTION 1.17.  Limitation on Liability............................................................................6
SECTION 1.18.  Reinstatement......................................................................................6
SECTION 1.19.  No Partnership, Etc................................................................................6
SECTION 1.20.  No Petition........................................................................................6
SECTION 1.21.  Costs and Expenses.................................................................................7
SECTION 1.22.  Indemnities........................................................................................7
SECTION 1.23.  Submission to Jurisdiction.........................................................................7
SECTION 1.24.  Additional Parties.................................................................................8


                                                          ARTICLE 2
                                                    PORTFOLIO ACQUISITION

SECTION 2.1.  Project Loans and Qualifying Criteria...............................................................8
SECTION 2.2.  Temporary Investment Portfolio.....................................................................11
SECTION 2.3.  Program Manager....................................................................................11


                                                          ARTICLE 3
                                                REPRESENTATIONS AND WARRANTIES

SECTION 3.1.  Representations and Warranties of the Issuer.......................................................12
SECTION 3.2.  Representations and Warranties of the Co-Issuer....................................................13

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.1.  Existence of Issuers...............................................................................14
SECTION 4.2.  Compliance with Laws...............................................................................14
SECTION 4.3.  Maintenance of Books and Records...................................................................15
SECTION 4.4.  Information........................................................................................15
SECTION 4.5.  Program Manager Removal............................................................................15
SECTION 4.6.  Performance of Obligations.........................................................................15
SECTION 4.7.  Preservation of Collateral.........................................................................16
SECTION 4.8.  Opinions as to Collateral..........................................................................16
SECTION 4.9.  Notices............................................................................................17
SECTION 4.10.  Noninterference; Etc..............................................................................17
SECTION 4.11.  Negative Covenants................................................................................17
SECTION 4.12.  Statement as to Compliance........................................................................20
SECTION 4.13.  Issuers May Consolidate, Etc., Only on Certain Terms..............................................20
SECTION 4.14.  Successor Substituted.............................................................................23
SECTION 4.15.  No Other Business.................................................................................24
SECTION 4.16.  Funding of Class I Interests of the Issuer........................................................24
SECTION 4.17.  Ratings Review....................................................................................24
SECTION 4.18.  Tax Returns.......................................................................................24
SECTION 4.19.  Financial Statements..............................................................................24
SECTION 4.20.  Pledge of Interests in Intermediate Funding Entities..............................................25
SECTION 4.21.  Utilization of Amounts Available under Project Borrower
                  Debt Service Reserve Account...................................................................25


                                                          ARTICLE 5
                                               EVENTS OF DEFAULT AND REMEDIES

SECTION 5.1.  Events of Default..................................................................................25
SECTION 5.2.  Remedies...........................................................................................27


                                                          ARTICLE 6
                                                     ACCOUNTINGS; REPORTS

SECTION 6.1.  Accountings........................................................................................27
SECTION 6.2.  Reports by Independent Accountants.................................................................31
SECTION 6.3.  Reports by Issuers.................................................................................31


                                                          ARTICLE 7
                                                        CALCULATIONS

SECTION 7.1.  Assumptions as to Project Loans; Etc...............................................................32


                                                          ARTICLE 8
                                                    CONDITIONS PRECEDENT

SECTION 8.l.  General Provisions.................................................................................33

SECTION 8.2.  Additional Conditions..............................................................................35


                                                          ARTICLE 9
                                   HEDGING AGREEMENTS; BACKUP FACILITY LOAN AGREEMENTS; LIQUIDITY
                                                      FACILITY LOAN AGREEMENT

SECTION 9.1.  Hedging Agreements.................................................................................35
SECTION 9.3.  Increase in the Commitments under the Liquidity Facility Loan Agreement............................36


                                                          ARTICLE 10
                                                 REPAYMENTS AND REDEMPTIONS

SECTION 10.1.  General Terms.....................................................................................37
SECTION 10.2.  Redemption at the Option of the Issuers; Election to Redeem.......................................37
SECTION 10.3.  Mandatory Redemption..............................................................................38
SECTION 10.4.  Pro Rata Application..............................................................................40


                                                          ARTICLE 11
                                          LIMITED RECOURSE LIABILITY OF THE ISSUERS

SECTION 11.1.  Limited Recourse Liability........................................................................40


                                                          ARTICLE 12
                                              PROVISIONS REGARDING THE ISSUERS

SECTION 12.1.  Limitation on Benefit of Provisions regarding the Issuers.........................................41

SCHEDULES, EXHIBITS, APPENDICES AND ANNEXES

APPENDIX A     Definitions
APPENDIX B     Summary of Principal Terms and Conditions of Backup Facility
               Loan Agreement

EXHIBIT A      Form of Guaranty regarding Waiver of Certain Project Loan
               Criteria
EXHIBIT B      Form of Opinion of Milbank, Tweed, Hadley & McCloy
EXHIBIT C      Form of Opinion of Vinson & Elkins
EXHIBIT D      Form of Opinion of General Counsel to Enron
EXHIBIT E      Form of Opinion of Counsel pursuant to Section 4.8
EXHIBIT F      Form of Designation Letter

                  THIS COMMON AGREEMENT (this "Agreement") dated as of _________, 1998, is by and among ENRON INTERNATIONAL CPO, L.P., a limited partnership organized under the laws of the State of Delaware (the "Issuer"), ENRON INTERNATIONAL CPO, INC., a corporation organized under the laws of the State of Delaware (the "Co-Issuer" and together with the Issuer, the "Issuers"), CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as trustee (in such capacity, the "Trustee") for the Noteholders under the Indenture dated as of _________, 1998 among the Issuers and the Trustee, [NAME OF LIQUIDITY FACILITY AGENT], acting on behalf of itself and as agent for the other Liquidity Lenders (in such capacity, the "Liquidity Facility Agent"), the Backup Facility Agents from time to time made party hereto pursuant to Section 1.24 hereof and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as collateral agent for the Secured Parties (in such capacity, the "Collateral Agent").



                              W I T N E S S E T H:

                  WHEREAS, the Issuers may issue, from time to time, their Class A Senior Notes due 2018, Class B Senior Subordinated Notes due 2018, and Class C [___]% Subordinated Notes due 2018, in each case pursuant to the Indenture;

                  WHEREAS, the Issuer is, simultaneously with the execution hereof, entering into the Liquidity Facility Loan Agreement with the Liquidity Lenders;

                  WHEREAS, the Issuer may, subsequent to the date hereof, enter into one or more Backup Facilities with the Backup Lenders;

                  WHEREAS, it is a condition precedent to the issuance of the Notes under the Indenture and to the effectiveness of the Liquidity Facility and the Backup Facility that this Agreement be executed and delivered by each of the parties hereto;

                  WHEREAS, the Issuers, the Representatives and the Collateral Agent are simultaneously with the execution hereof entering into the Intercreditor Agreement which sets forth, among other things, certain intercreditor provisions, including the method of voting and decision making for the Secured Parties, the arrangements applicable to joint consultation and actions in respect of approval rights and waivers and the limitations on rights of enforcement upon default;

                  WHEREAS, the Issuers and the Collateral Agent are simultaneously with the execution hereof entering into the Security Agreement pursuant to which the Issuer will grant to the Collateral Agent for the benefit of the Secured Parties, a first priority security interest in and to the Collateral and which sets forth, among other things, provisions authorizing and directing the Collateral Agent to establish certain accounts for the purpose of collecting and distributing Collateral Proceeds;

                  NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements contained herein and in the other Financing Documents, the parties hereby agree as follows:

                                    ARTICLE 1

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

                  SECTION 1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms used in this Agreement, its schedules and its exhibits have the meanings given in Appendix A.

                  SECTION 1.2. Rules of Interpretation. Except as otherwise expressly provided herein, the rules of interpretation set forth in Appendix A hereto shall apply to this Agreement.

                  SECTION 1.3. Form of Documents Delivered to Collateral Agent or the Representatives. In any case where several matters are required to be certified by or covered by an opinion of any specified Person, it is not necessary that all such matters be certified by or covered by the opinion of only one such Person, or that they be so certified by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an Officer of the Issuer, the Co-Issuer or the Program Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows or has reason to believe that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous or contain any material omissions. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Issuer, the Co-Issuer or the Program Manager, stating that the information with respect to such factual matters is in the possession of the Issuer, the Co-Issuer or the Program Manager (as the case may be), unless such counsel knows or in the exercise of reasonable care should know that the certificate or opinion or representations with respect to such matters are erroneous or contain any material omissions.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement or any other Financing Document, they may, but need not, be consolidated and form one instrument.


                  SECTION 1.4. Notices. Any communications between the parties hereto or notices provided herein to be given shall be given to the following addresses:


                  If to the Issuer:

                           Address:
                                   -------------------------
                           Attention:
                                     -----------------------
                           Telephone:
                                     -----------------------
                           Telecopy:
                                     -----------------------
                           with a copy to the Program Manager:


                           Address:
                                   -------------------------
                           Attention:
                                     -----------------------
                           Telephone:
                                     -----------------------
                           Telecopy:
                                     -----------------------


                  If to the Co-Issuer:


                           Address:
                                   -------------------------
                           Attention:
                                     -----------------------
                           Telephone:
                                     -----------------------
                           Telecopy:
                                     -----------------------

                           with a copy to the Program Manager:

                           Address:
                                   -------------------------
                           Attention:
                                     -----------------------
                           Telephone:
                                     -----------------------
                           Telecopy:
                                     -----------------------

                  If to the Trustee:

                           Address:      600 Travis, 8th Floor
                                         Houston, Texas 77002

                           Attention:    Global Trust Services
                                         --Enron International CPO, L.P.
                           Telephone:    713-216-4181
                           Telecopy:     713-216-2101

                  If to the Liquidity Facility Agent:

                           Address:
                                   -------------------------
                           Attention:
                                     -----------------------
                           Telephone:
                                     -----------------------
                           Telecopy:
                                     -----------------------

                  If to the Backup Facility Agent:

                           As specified in the Designation Letter delivered pursuant to Section 1.24 hereof.

                  If to the Collateral Agent:

                           Address:      600 Travis, 8th Floor
                                         Houston, Texas 77002
                           Attention:    Global Trust Services
                                         --Enron International CPO, L.P.
                           Telephone:    713-216-4181
                           Telecopy:     713-216-2101

or to such other addresses as to which any such party may specify to each of the other parties hereto in the manner set forth below. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service, (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by prepaid telex, or by telecopy with correct answer back received. Notice so given shall be effective upon receipt by the addressee, except that any communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business Day) on which it is validly transmitted if transmitted before 4:00 p.m., recipient's time, and if transmitted after that time, on the next following Business Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party hereto shall have the right to change its address for notice hereunder to any other location by giving no less than 20 days' notice to the other parties in the manner set forth hereinabove.


                  SECTION 1.5. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one of the same agreement.

                  SECTION 1.6. Effect of Heading and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 1.7. Successors and Assigns. All covenants and agreements in this Agreement by any party hereto shall bind and, to the extent permitted hereby, shall be enforceable against its successors and assigns, whether so expressed or not. Unless expressly provided in Section 4.13 or 4.14 hereof, neither the Issuer nor the Co-Issuer may assign or otherwise transfer any of its rights or obligations under this Agreement.

                  SECTION 1.8. Further Assurances. The Issuers shall fully cooperate with the Collateral Agent and the Representatives, and perform all additional acts reasonably requested by any such Person to effect the purposes of the Financing Documents, including, without limitation, enabling the Collateral Agent to exercise and enforce its rights under the Security Documents.

                  SECTION 1.9. Delay and Waiver. No delay or omission to exercise any right, power or remedy accruing upon the occurrence of any Event of Default or any other breach or default of the Issuers under this Agreement or any other Financing Document shall impair any such right, power or remedy of the Lenders, the Collateral Agent or the Representatives nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any single or partial exercise by any such party of any right, power or remedy under this Agreement or any other Financing Document preclude any other or future exercise thereof or the exercise of any other right, power or remedy, nor shall any waiver of any single Event of Default or other breach or default be deemed a waiver of any other Event of Default or other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Lender, the Collateral Agent or any Representative of any Event of Default or other breach or default under this Agreement or any other Financing Document or any waiver on the part of any Lender, the Collateral Agent or any Representative, of any provision or condition of this Agreement or any other Financing Document, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or any other Financing Document or by law or otherwise afforded to any Lender, the Collateral Agent or any Representative, shall be cumulative and not alternative.

                  SECTION 1.10. Waiver of Jury Trial. TO THE EXTENT PERMITTED
BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, PROCEEDING OR COUNTERCLAIM BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT TO WHICH SUCH PERSON IS A PARTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE OTHER PARTIES HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT AND ANY OTHER FINANCING DOCUMENT TO WHICH IT IS A PARTY.

                  SECTION 1.11. Severability Clause. If any provision in this Agreement or in any other Financing Document is invalid, illegal or unenforceable in any jurisdiction, then, to the fullest extent permitted by applicable law, (i) the other provisions hereof or of any such other Financing Document shall remain in full force and effect in such jurisdiction, (ii) the invalidity, illegality or unenforceability of any provision hereof or of any other Financing Document in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction and (iii) the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

                  SECTION 1.12. Benefits of Common Agreement. Nothing in this Agreement or any other Financing Document, expressed or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Lenders, any benefit or any legal or equitable right, remedy or claim under this Agreement.

                  SECTION 1.13. Subject to Intercreditor Agreement. The rights of the Lenders under this Agreement and each other Financing Document shall be subject to the terms and provisions of the Intercreditor Agreement.

                  SECTION 1.14. Amendments. Except as otherwise expressly provided in this Agreement or the Intercreditor Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Issuers and the Collateral Agent.

                  SECTION 1.15. Governing Law. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

                  SECTION 1.16. Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referred to herein, including (without limitation) all other Financing Documents, integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings with respect to the subject matter hereof.

                  SECTION 1.17. Limitation on Liability. No claim shall be made by the Issuers or any of their Affiliates against any of the Representatives, the Collateral Agent, the Noteholders or any of their Affiliates, directors, employees, attorneys or agents for any special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Financing Documents or any act or omission or event occurring in connection therewith; and the Issuers hereby waive, release and agree not to sue upon any such claim for any such damages, whether or not known or suspected to exist in its favor.

                  SECTION 1.18. Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Issuers' obligations under any Financing Document, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Representative, the Collateral Agent or the Noteholders. If any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  SECTION 1.19. No Partnership, Etc. The Secured Parties and the Issuers intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement or in any other Financing Document shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between the Secured Parties and the Issuers or by the Secured Parties and any other Person.

                  SECTION 1.20. No Petition. Each party hereto hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all amounts payable in respect of the Financing Documents, it will not institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law. This Section 1.20 shall survive any termination of this Agreement.

                  SECTION 1.21. Costs and Expenses. The Issuers shall pay the legal and other professional fees and costs of any consultants and advisors to the Representatives and the Collateral Agent and the travel expenses and other out-of-pocket costs, all of which shall be reasonably incurred by the Representatives and the Collateral Agent and such consultants and advisors in connection with the preparation, negotiation, execution and delivery, and, where appropriate, registration, of this Agreement and any other Financing Documents (and all matters incidental thereto), the administration of the transactions contemplated by this Agreement and any other Financing Documents (including, without limitation, the monitoring of this Agreement and any other Financing Documents), and the preservation or enforcement of any of their respective rights or in connection with any amendments, waivers or consents or other implementation and administrative actions required under this Agreement and any other Financing Documents. Provided that no Event of Default has occurred and is continuing, the Representatives and the Collateral Agent will not hire any consultants or advisors whose fees and costs shall be borne by the Issuers without the prior written consent of the Issuers on the terms and conditions of such fees and expenses, which consent shall not be unreasonably withheld or delayed.

                  SECTION 1.22. Indemnities. The Issuer agrees, to the fullest extent permitted by law, to indemnify and hold harmless each Representative and the Collateral Agent and each of their respective directors, officers, employees and agents (each, an "Indemnitee") from and against any and all claims, damages, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel and claims, damages, liabilities and expenses) for which any of them may become liable or which may be incurred by or asserted against such Indemnitee (other than by such Indemnitee or any of their respective successors or assigns), in each case in connection with or arising out of or by reason of any investigation, litigation, or proceeding, whether or not such Indemnitee is a party thereto, arising out of, related to or in connection with this Agreement or any other Financing Document (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGES, LIABILITY OR EXPENSE, ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNITEE, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE). IT IS THE INTENT OF THE PARTIES HERETO THAT EACH INDEMNITEE, SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 1.22, BE INDEMNIFIED FOR THEIR OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE.

                  SECTION 1.23.  Submission to Jurisdiction.

                  (a) Except as set forth in subsection (b), the Issuers hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and the Issuers hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. The Issuers hereby irrevocably waive, to the fullest extent that they may legally do so, any defense which they now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum and to the maintenance of such action or proceeding. The Issuers irrevocably consent to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the address set forth in Section 1.4. The Issuers agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Notwithstanding the foregoing, no document filed, assertion made, or issue adjudicated in any court or other arbitral proceeding shall have a collateral, judicial, or other estoppel or res judicata effect on any arbitral proceeding that is subject to Section 11.11 of the Management Agreement.

                  (b) The foregoing submission to jurisdiction is not intended to and shall not apply to any claim, controversy, issue or accounting bearing on
Article 9 of the Enron Support Agreement except insofar as such claim, controversy, issue or accounting arises in connection with a motion to confirm, vacate, or modify an arbitration award rendered pursuant to Section 11.11 of the Management Agreement.


                  SECTION 1.24.  Additional Parties

                  In the event the Issuer enters into one or more Backup Facilities after the Closing Date, each Person acting as Backup Facility Agent for such Backup Facility is required to become a party to this Agreement on behalf of the Backup Lenders for whom such Person is acting by executing and delivering to the Issuer and the Collateral Agent a Designation Letter substantially in the form set forth in Exhibit F hereto. Each Backup Facility Agent made party to this Agreement pursuant to this section shall be bound by, and be subject, to the terms and conditions hereof and the covenants, stipulations and agreements contained herein.


                                    ARTICLE 2

                              PORTFOLIO ACQUISITION

                  SECTION 2.1.  Project Loans and Qualifying Criteria.

                  (a) (i) The Issuer may, from time to time during the Investment Period, make Project Loans to a Project Borrower or acquire Project Loans of a Project Borrower, in each case in respect of Eligible Projects which satisfy the Qualifying Criteria as of the Financial Closing Date therefor. The Issuer shall not initially fund any Project Loan, unless (as evidenced by an Officer's certificate of the Program Manager delivered to the Collateral Agent and the Representatives) each of the Qualifying Criteria is satisfied with respect to such Project Loan on the Financial Closing Date for such Project Loan, after giving effect to the support provided, if any, by Enron, an Enron Credit Counterparty or an Acceptable Credit Provider, pursuant to the terms of the Enron Support Agreement and/or as contemplated by the final proviso to the definition of Project Loan Criteria in Appendix A hereto.

                  The Issuer shall not enter into a Commitment unless such Commitment is subject to cancellation in the event any of the Qualifying Criteria is not satisfied as of the Financial Closing Date for the related Project Loan. Initial funding under all Project Loans shall occur no later than the Scheduled Investment Termination Date.

                  (ii) Without limiting the generality of the foregoing clause
(a)(i), the Issuer may make loans in respect of Eligible Projects through one or more Intermediate Funding Entities so long as:

                   (A) the initial funding to an Intermediate Funding Entity by the Issuer, or by an Intermediate Funding Entity to another Intermediate Funding Entity, occurs on or after the Financial Closing Date for the related Project Loan;

                   (B) in the case of an Intermediate Funding Entity that is wholly-owned, directly or indirectly, by the Issuer, the ownership interests of such Intermediate Funding Entity are pledged to the Collateral Agent;

                   (C) any operating expenses and tax liabilities of an Intermediate Funding Entity are paid first, from fees, if any, received by such Intermediate Funding Entity in connection with the related Intermediate Funding Loan, and second, from interest payments received by such Intermediate Funding Entity from the related Project Borrower or Intermediate Funding Entity, as the case may be, and third, from principal payments received by such Intermediate Funding Entity from the related Project Loan or Intermediate Funding Loan, as the case may be;

                   (D) each Rating Agency is provided with reasonable details regarding the structure of the Intermediate Funding Entities related to a Project Loan; and

                   (E) the Intermediate Funding Loan made by the Issuer to such Intermediate Funding Entity and, to the extent applicable, by one Intermediate Funding Entity to another Intermediate Funding Entity, each satisfy the following criteria:

                           (I) such Intermediate Funding Loan is secured by a
                               valid first priority perfected lien on the relevant Intermediate Funding Entity's tangible and intangible assets relating (directly or indirectly) to a particular Project Loan (to the extent such collateral security interest may be perfected under applicable law) and in the case of an Intermediate Funding Entity making loans (directly or indirectly) in respect of more than one Project Borrower, the obligations of such Intermediate Funding Entity in respect of loans advanced to it by the Issuer or by another Intermediate Funding Entity are limited solely to the tangible and intangible assets of such Intermediate Funding Entity directly relating to the relevant Project Loan;

                          (II) the notes evidencing the Project Loan, and to the
                               extent applicable, any Intermediate Funding Loan, are pledged by the applicable Intermediate Funding Entity to the Issuer (either directly or indirectly through one or more Intermediate Funding Entities) and, pursuant to the Security Agreement,
                                    indirectly to the Collateral Agent;

                           (III) such Intermediate Funding Loan, if made by the Issuer, is denominated in Dollars; provided, however, that any other Intermediate Funding Loan may be denominated in currency other than Dollars if such loan complies with the requirements of clause (1) of the definition of "Project Loan Criteria" set forth in Appendix A hereto;

                           (IV) on or prior to the Financial Closing Date of such Intermediate Funding Loan, the Issuer will have received satisfactory opinions of Independent counsel (which counsel may rely, to the extent customary, on opinions of in-house counsel and assume the accuracy thereof);

                           (V) payment provisions of such Intermediate Funding Loan provide that such Intermediate Funding Entity make principal and interest (and any other) payments to the Issuer or Intermediate Funding Entity (as applicable) in amounts and under payment terms substantially similar to (x) the amounts and payment terms of the related Project Loan, in the case of an Intermediate Funding Loan made to an Intermediate Funding Entity directly making a Project Loan or (y) the amounts and payment terms of the related Intermediate Funding Loan, in the case of an Intermediate Funding Loan made to another Intermediate Funding Entity; provided, however, the amounts owing under the Intermediate Funding Loan may be reduced from the amounts payable under the related Project Loan, in the case of foregoing clause (x) and the related Intermediate Funding Loan, in the case of foregoing clause (y), to the extent, and only to the extent, necessary to pay the operating expenses and tax liabilities of such Intermediate Funding Entity that is the borrower of such Intermediate Funding Loan; and

                           (VI) any event of default under the related Project Loan will constitute an event of default under such Intermediate Funding Loan.

                  (iii) The provisions hereof or of any other Transaction Document shall, as the context may reasonably permit or require, be construed to reflect the intent of the foregoing provisions of this Section 2.1 to allow the Issuer to make Project Loans indirectly to Project Borrowers through one or more Intermediate Funding Entities. Without limiting the generality of the foregoing sentence, references herein or in any other Transaction Document to any rights or interests that the Issuer may have in or with respect to a Project Loan or a Project Borrower shall, insofar as such rights or interests are derived through one or more Intermediate Funding Entities and notwithstanding any provision of any Transaction Document to the contrary, be deemed to be references to such derivative and indirect rights or interests.

                  (b) (i) Notwithstanding Section 2.1(a)(i) or any provision in any Financing Document to the contrary, if, on any date after the Closing Date, there shall be a transfer of the ownership of EI to a Person (the "Transferee") as set forth in Section 14.8 of the Enron Support Agreement, then the Enron Ownership Requirement shall be deemed satisfied so long as the requirements therein are satisfied after (and the definitions of Enron Ownership Percentage and Enron Ownership Requirement in said Appendix A shall be construed by) substituting, in lieu of Enron or any Enron Affiliate (as relevant) for all purposes thereof, the Transferee.

                  (ii) Upon receipt of prior notification by Enron of a proposed Equity Disposition, the Issuer shall, as soon as practicable, but in no event later than ten days following receipt of such notice, seek to confirm that the Rating Condition would be satisfied based on the following assumptions (the "Assumptions"): (A) the sale of the Project Loan for an amount equal to the Disposition Amount therefor, (B) redemption or prepayment pursuant to Section 10.3(a)(iii) and (C) Enron Distributions are calculated pursuant to clause (c) of the definition of Enron Distributions. If the Issuer obtains a confirmation of the Rating Condition based on the Assumptions, the Issuer shall notify Enron of such confirmation and the amount of Enron Distributions calculated pursuant to clause (c) of the definition of Enron Distributions. Upon payment of the Disposition Amount by Enron or its designee to the Issuer, (x) the Issuer shall transfer, or cause to be transferred, such Project Loan to Enron or its designee, (y) the Lien of the Security Agreement with respect to such Project Loan shall be released in accordance with Section 2.6 of the Security Agreement and (z) the Issuer shall effect a redemption pursuant to Section 10.3(a)(iii); provided, however, the Issuer shall not effect such mandatory redemption (and no such payment of the Disposition Amount shall be payable to the Issuer) in the event such Project Loan is retained as Collateral by the Issuer upon the approval of the Required Lenders.

                  If the Issuer fails to obtain a confirmation of the Rating Condition based upon the Assumptions, (A) the Issuer shall notify Enron that the Rating Condition has not been so confirmed, (B) the Issuer shall be required to retain the Project Loan as Collateral, (C) Enron Distributions shall be calculated pursuant to clause (c) of the definition of "Enron Distributions" without adjustment pursuant to subclause (y) thereof and (D) no mandatory redemption shall be effected (and no payment of the Disposition Amount shall be payable to the Issuer) as a result of such Equity Disposition.


                  SECTION 2.2. Temporary Investment Portfolio. On or prior to the Closing Date, the Issuer shall enter into a TIP Investment Management Agreement pursuant to which ___________________ shall act as the initial TIP Advisor in respect of the Temporary Investments. The TIP Investment Management Agreement shall contain, among other things, the requirements and investment guidelines regarding the Temporary Investments, including the Committed TIP Investment Policies and the Uncommitted TIP Investment Policies.

                  SECTION 2.3.  Program Manager.

                  (a) The Issuer hereby covenants with each party hereto and each other Secured Party that until the Final Termination Date:

                  (i) the Issuer will engage the Program Manager to manage and administer the Portfolio Assets in accordance with the provisions of the Management Agreement; and

                  (ii) the Issuer will not give any instructions to the Program Manager in respect of its performance of the Management Agreement or the sale, acquisition or disposition of Portfolio Assets in contravention of the terms hereof or any other Financing Document.

                  (b) Each party hereto agrees that the Program Manager is empowered and authorized to take any and all actions on behalf of the Issuer and the Co-Issuer hereunder and under the other Financing Documents, subject to the provisions of the Management Agreement, and each such party agrees that it will accept any act or discretion on the part of the Program Manager as the act or discretion of the Issuer and/or the Co-Issuer, as the case may be. Specifically and without limiting the foregoing, each party hereto agrees, on its behalf and, in the case of each Representative, on behalf of each Secured Party for whom such Representative is acting, that any direct or indirect claim, counterclaim, issue or accounting of such Person of any nature whatsoever against the Program Manager arising out of or in connection with the Financing Documents, other than in connection with a motion to confirm, modify or vacate an arbitration award, shall be subject to Sections 2.02, 2.07 and 11.11 of the Management Agreement.


                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 3.1. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Secured Parties as follows as of the date hereof:

                  (a) Status. The Issuer is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted and is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect with respect to the Issuer.

                  (b) Powers. The Issuer has all necessary power and authority to execute and deliver this Agreement and each Transaction Document to which it is a party and to perform its obligations under this Agreement and each such Transaction Document and has taken all necessary action to authorize such execution, delivery and performance. This Agreement and each Transaction Document to which the Issuer is a party has been duly executed and delivered by the Issuer. This Agreement constitutes, and each such Transaction Document when executed and delivered by the Issuer shall constitute, the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

                  (c) No Violation or Conflict. None of the execution and delivery of this Agreement by the Issuer, the consummation by it of the transactions contemplated herein and in the Transaction Documents and compliance by it with the terms and provisions hereof and thereof will contravene or result in a breach of or require any consent under the Partnership Agreement or the Certificate of Limited Partnership of the Issuer, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which the Issuer is subject, or result in the creation or imposition of any Lien (except for any Permitted Liens) upon any property of the Issuer, in any case which could reasonably be expected to have a Material Adverse Effect.

                  (d) Consents. All governmental and other consents that are required to have been obtained by the Issuer with respect to its execution, delivery and performance of this Agreement and each Transaction Document have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

                  (e) Absence of Litigation. There is not pending or, to its knowledge, threatened against the Issuer, any action, suit or proceeding at law or in equity or before any court, governmental body, agency or official or any arbitrator which could reasonably be expected to have a Material Adverse Effect.

                  (f) No Required Registration. The Issuer has not engaged in any transaction in connection with this Agreement or the Transaction Documents that would result in the violation of, or require registration as an investment company under, the Investment Company Act of 1940, as amended.


                  SECTION 3.2. Representations and Warranties of the Co-Issuer. The Co-Issuer hereby represents and warrants to the Secured Parties as follows as of the date hereof:

                  (a) Status. The Co-Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or proposed to be conducted and is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect with respect to the Co-Issuer.

                  (b) Powers. The Co-Issuer has all necessary corporate power and authority to execute and deliver this Agreement and each Transaction Document to which it is a party and to perform its obligations under this Agreement and each such Transaction Document and has taken all necessary corporate action to authorize such execution, delivery and performance. This Agreement and each Transaction Document to which the Co-Issuer is a party has been duly executed and delivered by the Co-Issuer. This Agreement constitutes, and each such Transaction Document when executed and delivered by the Co-Issuer shall constitute, the legal, valid and binding obligation of the Co-Issuer, enforceable against the Co-Issuer in accordance with its respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

                  (c) No Violation or Conflict. None of the execution and delivery of this Agreement by the Co-Issuer, the consummation by it of the transactions contemplated herein and in the Transaction Documents and compliance by it with the terms and provisions hereof and thereof will contravene or result in a breach of or require any consent under the certificate of incorporation or bylaws of the Co-Issuer, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which the Co-Issuer is a party or by which the Co-Issuer is bound or to which the Co-Issuer is subject, or result in the creation or imposition of any Lien (except for any Permitted Liens) upon any property of the Co-Issuer, in any case which could reasonably be expected to have a Material Adverse Effect.

                  (d) Consents. All governmental and other consents that are required to have been obtained by the Co-Issuer with respect to its execution, delivery and performance of this Agreement and each Transaction Document have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

                  (e) Absence of Litigation. There is not pending or, to its knowledge, threatened against the Co-Issuer, any action, suit or proceeding at law or in equity or before any court, governmental body, agency or official or any arbitrator in which could reasonably be expected to have a Material Adverse Effect.

                  (f) No Required Registration. The Co-Issuer has not engaged in any transaction in connection with this Agreement or the Transaction Documents that would result in the violation of, or require registration as an investment company under, the Investment Company Act of 1940, as amended.


                                    ARTICLE 4

                                    COVENANTS

                  Each of the Issuer and the Co-Issuer hereby covenants and agrees (as applicable) with and for the benefit of the Collateral Agent, the Representatives and each other Secured Party, that until the Final Termination Date, and so long as the Collateral Agent, acting pursuant to the Intercreditor Agreement, has not waived compliance in writing:


                  SECTION 4.1. Existence of Issuers. Each of the Issuer and the Co-Issuer shall maintain in full force and effect its existence and rights as a limited partnership organized under the laws of the State of Delaware, in the case of the Issuer, and a corporation organized under the laws of the State of Delaware, in the case of the Co-Issuer and shall comply with the provisions of its respective organizational documents and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Transaction Documents or Additional Transaction Documents or any of the Collateral.

                  SECTION 4.2. Compliance with Laws. The Issuers will comply in all material respects with applicable laws, rules, regulations, writs, judgments, injunctions, decrees, awards and orders with respect to them, their businesses and their properties, except where failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.3.  Maintenance of Books and Records.

                  (a) The Issuers shall maintain and implement administrative and operating procedures reasonably necessary in the performance of their obligations hereunder and the Issuer shall keep and maintain at all times, or cause to be kept and maintained at all times in its office located at [___________________], all documents, books, records, accounts and other information reasonably necessary for the performance of its obligations hereunder.

                  (b) The Issuers shall, at any reasonable time and from time to time after reasonable notice, permit the Collateral Agent or any Representative or any representative thereof to examine the records and books of the Issuers and to discuss the affairs, finances and accounts of each of the Issuers with any of the Issuers' representatives, officers or directors.


                  SECTION 4.4. Information. The Issuers shall provide any information regarding the condition or operations, financial or otherwise, of either of the Issuers as the Collateral Agent or any Representative shall reasonably request.

                  SECTION 4.5. Program Manager Removal. If an event specified under Section 10.02(a) of the Management Agreement shall have occurred and be continuing, the Issuers shall (i) terminate the Program Manager in accordance with the provisions thereof upon the direction of the Collateral Agent acting on behalf of the Required Lenders and (ii) appoint a Replacement Manager as directed by the Collateral Agent acting on behalf the Required Lenders; provided that if at any time the Senior Secured Obligations are outstanding, either (x) the Collateral Agent on behalf of the Required Lenders fails to direct the Issuers to terminate the rights and obligations of the Program Manager within 60 days following a Subordinate Event of Default or (y) in the case of a termination following an Event of Default a Subordinate Event of Default, the Collateral Agent on behalf of the Required Lenders fails to propose a Replacement Manager within 120 days after directing the Issuers to terminate the rights and obligations of the Program Manager, then a Majority of the Class B Notes will be permitted to direct the Issuers to terminate the rights and obligations of the Program Manager under the Agreement and propose a Replacement Manager.

                  SECTION 4.6.  Performance of Obligations.

                  (i) The Issuers shall not take any action, and will use their reasonable best efforts not to permit any action to be taken by others, that would release any Person from any of such Person's covenants or obligations under any instrument included in the Collateral, except as otherwise permitted hereunder or under any other Financing Document.

                  (ii) The Issuers may contract with other Persons, including the Program Manager, for the performance of actions and obligations to be performed by the Issuers hereunder. Notwithstanding any such arrangement, the Issuers shall remain primarily liable with respect thereto.

                  SECTION 4.7. Preservation of Collateral. Each of the Issuer and the Co-Issuer shall from time to time execute and deliver all such supplements and amendments hereto and to the other Financing Documents and all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Secured Parties hereunder and under the other Financing Documents and to:

                  (i) Grant more effectively all or any portion of the Collateral;

                  (ii) maintain or preserve the Lien (and the priority thereof) of the Security Agreement or any other Security Document or to carry out more effectively the purposes thereof;

                  (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by the Security Agreement or any other Security Document (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

                  (iv) preserve and defend title to the Collateral and the rights therein of the Secured Parties in the Collateral against the claims of all Persons and parties; or

                  (v) pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral;

         provided, that in the case of any third party consent relating to any Additional Transaction Document with cumulative payments and receipts less than or equal to $5 million, each of the Issuer and the Co-Issuer shall be deemed to have satisfied this Section 4.7 (including clause
         (iii) above) so long as the Issuers shall have used good faith reasonable efforts to take such actions.

                  Each of the Issuer and the Co-Issuer hereby designates the Collateral Agent its agent and attorney-in-fact to execute any Financing Statement, continuation statement or other instrument required pursuant to this
Section 4.7.


                  SECTION 4.8. Opinions as to Collateral. On the Closing Date and within 10 Business Days of each subsequent anniversary thereafter, the Issuer shall furnish to each Representative, the Collateral Agent, each Hedge Counterparty and each Rating Agency an Opinion of Counsel stating that, in the opinion of such counsel, as of the date of such opinion, the Lien and security interest created by the Security Agreement and the other Security Documents with respect to the Collateral remains a valid and perfected first priority Lien; provided, that such opinion need not address the perfection and priority of a security interest in any Additional Transaction Document with cumulative payments and receipts of less than or equal to $5 million and that no further action (other than as specified in such opinion) needs to be taken (under the law then in effect) to ensure the continued effectiveness and perfection of such Lien over the next year (substantially in the form, in pertinent part, attached as Exhibit B hereto, and which may include assumptions and qualifications substantially similar to those set forth in Exhibit B hereto, as and to the extent relevant).

                  The Issuers agree to comply in all material respects with all requirements applicable to the Issuers set forth in any Opinion of Counsel furnished pursuant to this Section

4.8, including satisfaction of any condition identified in such Opinion as a prerequisite for obtaining or maintaining a first priority perfected security interest in any Collateral.

                  SECTION 4.9. Notices. In the event the Issuer acquires knowledge of the occurrence of any Default, the Issuer shall immediately, and in any event, within three Business Days, give notice thereof to the Collateral Agent, each Representative and each Hedge Counterparty, which notice shall set forth the details of such Default and the actions taken or proposed to be taken in response thereto.

                  SECTION 4.10. Noninterference; Etc. The Issuer shall not (i) waive or alter any of its material rights under the Assigned Documents without the prior written consent of the Collateral Agent upon the written direction of the Required Lenders; (ii) fail to pay any tax, assessment, charge or fee levied or assessed against the Collateral, or to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the Issuer's right, title or interest in and to the Collateral or the Collateral Agent's Liens on, and security interests in, the Collateral; or (iii) take any action, or fail to take any action, if such action or failure to take action will interfere with the enforcement of any material rights under the Assigned Documents.

                  SECTION 4.11.  Negative Covenants.

                  (a) The Issuer shall not and the Co-Issuer, except with respect to (xiv) below, shall not:

                  (i) sell, transfer, assign, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (by security interest, Lien (statutory or otherwise), preference, priority or other security agreement or preferential arrangement of any kind whatsoever or otherwise) (or permit such to occur or suffer such to exist), any part of the Collateral, except as expressly permitted by the terms of the Financing Documents;

                  (ii) claim any credit on, make any deduction from, or dispute the enforceability of, the payment of the principal or interest (or any other amount) payable in respect of the Secured Obligations (other than amounts withheld in accordance with the Code or other applicable law) or assert any claim against any present or future Secured Party, by reason of the payment of any taxes levied or assessed upon any part of the Collateral;

                  (iii) except as expressly contemplated by this Agreement, the Indenture, the Enron Support Agreement and the other Financing Documents, (A) incur or assume or guarantee any indebtedness or any contingent obligations or (B) issue any additional securities;

                  (iv) (A) permit the validity or effectiveness of the Security Documents or any Grant thereunder to be impaired, or permit the Lien created by the Security Documents to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Financing Documents in contravention of any Financing Document, (B) permit any Lien (other than Permitted Liens) to be created on or extend to or otherwise arise upon or burden the

         Collateral or any part thereof, any interest therein or the proceeds thereof, or (C) take any action that would permit the Liens created by the Security Documents not to constitute valid first priority security interests in the Collateral (subject only to Permitted Liens);

                  (v) make or incur any capital expenditures other than Permitted Capital Expenditures;

                  (vi) become liable in any way, whether directly or by assignment or as guarantor or other surety, for the obligations of the lessee under any lease other than any lease reasonably necessary (as determined by the Program Manager on behalf of the Issuer) for the performance of the acts and obligations of the Issuer under the Financing Documents and the cumulative payments and receipts under which is less than or equal to $5 million individually and $20 million in the aggregate;

                  (vii) enter into any transaction with any Affiliate or any Holder of a Note other than (A) the transactions contemplated by the Financing Documents, the Management Agreement and the Underlying Instruments or (B) transactions on terms no less favorable than those obtainable in an arm's-length transaction with a wholly unaffiliated Person

                  (viii) maintain any bank accounts other than the Collection Account, the Uncommitted TIP Account, the Committed TIP Account, the Excess Spread Account, the Expense Reserve Account, the Operating Account and the Reserve Account, unless (x) such bank account (A) is necessary for the transactions contemplated by the Transaction Documents, as reasonably determined by the Issuer and (B) is pledged to the Collateral Agent as Collateral and (y) each of the Issuer and the Co-Issuer have taken all actions as may be necessary to Grant to the Collateral Agent a perfected first priority security interest in such account;

                  (ix) change its name without first delivering to the Collateral Agent and each Representative 30 days' notice thereof together with an Opinion of Counsel as to the continued first priority perfection of the Lien of the Security Agreement;

                  (x) have any subsidiaries other than, with respect to the Issuer, the Co-Issuer and any Intermediate Funding Entity;

                  (xi) except as otherwise contemplated in the Financing Documents or the Partnership Agreement, directly or indirectly, (A) declare or pay any dividend, or make any distribution, of any kind or character (whether in cash, property or securities) in respect of any partnership interest in the Issuer or stock in the Co-Issuer or (B) purchase, redeem or otherwise acquire or retire for value, directly or indirectly (1) any partnership interests in the Issuer, (2) any shares in the Co-Issuer or (3) any options, warrants or rights to purchase or acquire any such interest or share;

                  (xii) use any of the proceeds of the Backup Facility, the Liquidity Facility or the Notes issued under the Indenture for any purpose other than as contemplated hereunder or under the other Financing Documents or use any such proceeds (A) to extend "purpose credit" within the meaning given to such term in Regulation U, (B) to purchase or otherwise acquire any Margin Security or (C) in any manner that violates or results in any violation of any law or regulation;

                  (xiii) enter into any amendments, modifications, waivers and supplements to the Underlying Instruments in respect of Project Loans or Intermediate Funding Loans which amendment, modification, waiver or supplement will:

                           (A) in the reasonable judgment of the Issuer, cause a
                  Project Loan or an Intermediate Funding Loan to be less likely to be repaid in full than prior to such amendment, modification, waiver or supplement;

                           (B) cause an Event of Default to occur;

                           (C) unless an event of default has occurred and is
                  continuing in respect of a Project Loan, in which case clause
                  (D) below shall apply, cause such Project Loan or an Intermediate Funding Loan to no longer satisfy the Project Loan Criteria or Intermediate Funding Loan Criteria, as the case may be (determined as if the Financial Closing Date for such Project Loan or such Intermediate Funding Loan were on the date of any such amendment, modification, waiver or supplement); provided, that for purposes of this clause (C), clause (3) of the definition of Project Loan Criteria will be deemed satisfied if, the Initial Equity for a Project Borrower on the date of such amendment, modification, waiver or supplement is at least equal to the Initial Equity for such Project Borrower on the Financial Closing Date of such Project Loan or if the Initial Equity for such Project Borrower expressed as a percentage of the total capitalization on the date of such amendment, modification, waiver or supplement is at least equal to the Initial Equity expressed as a percentage of the total capitalization for such Project Borrower on the Financial Closing Date of such Project Loan; or

                           (D) if such amendment, modification, waiver or
                  supplement relates to any material economic or legal term (a "Material Modification"), cause the Rating Condition not to be satisfied (as if the Financial Closing Date for such Project Loan were the date of such amendment, modification, waiver or supplement), except that if such Material Modification is made during the continuance of an event of default under such Project Loan, such Material Modification may be made so long as (1) in the reasonable judgment of the Issuer after consultation with the Rating Agencies, such Material Modification would not be expected to cause a reduction or withdrawal of the rating of any of the Class A Notes and Class B Notes that would not otherwise occur in the absence of such Material Modification and (2) if the result thereof is to cause such Project Loan or Intermediate Funding Loan to no longer satisfy the Project Loan Criteria or the Intermediate Funding Loan Criteria, the Issuer shall have first considered any practicable alternatives to such Material Modification that would enable the Issuer to satisfy the Project Loan Criteria or the Intermediate Funding Loan Criteria and shall have concluded in good faith that agreeing to such Material Modification was reasonable;

                  (xiv) hire any employees if the hiring of such employees would cause the incurrence by either the Issuer or the Co-Issuer of any liabilities under ERISA or the Code; or

                  (xv) dissolve or liquidate in whole or in part, except as permitted hereunder.

                  (b) Neither the Issuer nor the Co-Issuer nor the Collateral Agent shall sell, transfer, exchange or otherwise dispose of Collateral, or enter into or engage in any business with respect to any part of the Collateral, except as expressly permitted by the Financing Documents.

                  (c) Other than as contemplated under the Transaction Documents or the Underlying Instruments or the transactions contemplated thereby (including, without limitation, to effectuate any issuance of Notes, the Liquidity Notes, Funding Availability Notes or Support Notes after the Closing
Date), the Issuers shall not enter into any Additional Transaction Documents without the prior written consent of the Required Lenders unless such agreement
(i) is related to or in furtherance of the transactions contemplated by the Transaction Documents or the Underlying Instruments, (ii) could not reasonably be expected to have a Material Adverse Effect and (iii) is not in violation of any provisions of the Transaction Documents. The Issuers shall provide to the Collateral Agent and each Representative notice of all Additional Transaction Documents entered into pursuant to this Section 4.11(c) with cumulative payments and receipts greater than or equal to $5 million, other than any confidentiality agreements with Project Borrowers or Project Sponsors; provided, that the Issuer shall provide to the Collateral Agent copies of all legally binding commitment letters in respect of Project Loans or Intermediate Funding Loans.

                  (d) Notwithstanding anything herein or in any other Financing Document to the contrary, the Co-Issuer shall not have, and shall take no action that would cause it to have, any material assets or material income, and it shall not succeed to, or have any right or entitlement to, proceeds from the issuance of any Notes, the Collateral or any income or assets of the Issuer. The Co-Issuer hereby waives any right or entitlement to proceeds from the issuance of any Notes, the Collateral and any income or assets of the Issuer or any other Person.


                  SECTION 4.12. Statement as to Compliance. Contemporaneously with the delivery of the annual financial statements in accordance with Section 6.3, or immediately if there has been a Default, the Issuer shall deliver to the Collateral Agent, each Representative and each Rating Agency, an Officer's certificate stating, as to each signer thereof, that:

                  (a) a review of the activities of the Issuer and of the Issuer's performance under this Agreement, the Indenture and the other Financing Documents during the twelve-month period ending on December 31 of the year most recently ended (or from the Closing Date until December 31, 1998, in the case of the first such Officer's certificate) has been made under such Officer's supervision; and

                  (b) to the best of such Officer's knowledge, based on such review, the Issuer has fulfilled all of its obligations under the Financing Documents throughout such period, or, if there has been a Default, specifying each such Default known to such Officer and the nature and status thereof, including actions undertaken to remedy the same.


                  SECTION 4.13. Issuers May Consolidate, Etc., Only on Certain Terms.

                  (a) The Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless:

                  (i) the Issuer shall be the surviving entity, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall expressly assume the due and punctual payment of all Secured Obligations and the performance of every covenant and agreement of the Transaction Documents and any Additional Transaction Documents on the part of the Issuer to be performed or observed, all as provided therein;

                  (ii) each Rating Agency shall have been notified of such consolidation, merger or transfer and the Trustee shall have received written confirmation from each Rating Agency that its ratings issued with respect to the Class A Notes and the Class B Notes are not and will not be reduced or withdrawn as a result of the consummation of such transaction;

                  (iii) if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall have agreed with the Collateral Agent (A) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey the Collateral or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 4.13;

                  (iv) if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall have delivered to the Collateral Agent, each Representative, each Hedge Counterparty and each Rating Agency an Officer's certificate and an Opinion of Counsel that is Independent each stating that such Person shall be duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in subsection (a)(i) above; that such Person has duly authorized the execution, delivery and performance of any documents necessary for assuming such obligations and that each such document is a valid, legal and binding obligation of such Person, enforceable against it in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided that, immediately following the event which causes such Person to become the successor to the Issuer, (A) such Person has good and marketable title, free and clear of any Lien, security interest or charge, other than the Lien and security interest of the Security Documents and other Permitted Liens, to the Collateral; and (B) the Collateral Agent continues to have a valid perfected first priority security interest in the Collateral (subject only to Permitted Liens); and such other matters as the Collateral Agent, any Representative or any Hedge Counterparty may reasonably require;

                  (v) immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

                  (vi) the Issuer shall have notified each Rating Agency of such consolidation, merger, transfer or conveyance and shall have delivered to the Collateral Agent, each

         Representative and each Hedge Counterparty an Officer's certificate and an Opinion of Counsel that is Independent each stating that such consolidation, merger, transfer or conveyance and related documentation comply with this Article 4, that all conditions precedent in this
         Article 4 provided for relating to such transaction have been complied with and that no adverse tax consequences will result therefrom to the Secured Parties; and

                  (vii) the Issuer shall have delivered to the Collateral Agent, each Representative and each Hedge Counterparty an Opinion of Counsel that is Independent stating that after giving effect to such transaction, (i) the Issuer will not be required to register as an investment company under the Investment Company Act, (ii) the Class A Notes and Class B Notes will be treated as debt for U.S. federal income tax purposes, (iii) the Issuer (or if the Issuer is not the surviving entity, the Person formed by such transaction or into which the Issuer has merged or transferred substantially all its assets) will not be subject to tax on its net income, (iv) payments made on the Class A Notes and Class B Notes will not be subject to withholding taxes that exceed the taxes to which such payments would have been subject had such transaction not been effected and (vi) payments received on the Collateral will not be subject to withholding or other tax that exceed the taxes to which such payments would have been subject had such transaction not been effected.

                  (b) The Co-Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless:

                  (i) the Co-Issuer shall be the surviving corporation, or the Person (if other than the Co-Issuer) formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred shall expressly assume the due and punctual payment of all Secured Obligations and the performance of every covenant and agreement of the Transaction Documents and any Additional Transaction Documents on the part of the Co-Issuer to be performed or observed, all as provided therein;

                  (ii) each Rating Agency shall have been notified of such consolidation, merger or transfer and the Trustee shall have received written confirmation from each Rating Agency that its ratings issued with respect to the Class A Notes and the Class B Notes are not and will not be reduced or withdrawn as a result of the consummation of such transaction;

                  (iii) if the Co-Issuer is not the surviving corporation, the Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred shall have agreed with the Collateral Agent
         (A) to observe the same legal requirements for the recognition of such formed or surviving corporation or other entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Co-Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey the Collateral or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 4.13;

                  (iv) if the Co-Issuer is not the surviving corporation, the Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred shall have delivered to the Collateral Agent, each Representative, each Hedge Counterparty and each Rating Agency an Officer's certificate and an Opinion of Counsel that is Independent each stating that such Person shall be duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in subsection (a)(i) above and that such Person has duly authorized the execution, delivery and performance of any documents necessary for assuming such obligations and that each such document is a valid, legal and binding obligation of such Person, enforceable against it in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and such other matters as the Collateral Agent, any Representative or any Hedge Counterparty may reasonably require; provided that, immediately following the event which causes such Person to become the successor to the Co-Issuer, (A) such Person has good and marketable title, free and clear of any Lien, security interest or charge, other than the Lien and security interest of the Security Documents and other Permitted Liens, to the Collateral; and (B) the Collateral Agent continues to have a valid perfected first priority security interest in the Collateral (subject only to Permitted Liens); and such other matters as the Collateral Agent, any Representative or any Hedge Counterparty may reasonably require;

                  (v) immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

                  (vi) the Co-Issuer shall have notified each Rating Agency of such consolidation, merger, transfer or conveyance and shall have delivered to the Collateral Agent, each Representative and each Hedge Counterparty an Officer's certificate and an Opinion of Counsel that is Independent each stating that such consolidation, merger, transfer or conveyance and related documentation comply with this Article 4, that all conditions precedent in this Article 4 provided for relating to such transaction have been complied with and that no adverse tax consequences will result therefrom to the Secured Parties;

                  (vii) the Co-Issuer shall have delivered to the Collateral Agent, each Representative and each Hedge Counterparty an Opinion of Counsel that is Independent stating that after giving effect to such transaction, the Co-Issuer will not be required to register as an investment company under the Investment Company Act; and

                  (viii) after giving effect to such transaction, the outstanding stock of the Co-Issuer will not be beneficially owned by any Person other than the Issuer.

                  SECTION 4.14. Successor Substituted. Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer or the Co-Issuer, in accordance with Section 4.13 hereof, the Person formed by or surviving such consolidation or merger (if other than the Issuer or the Co-Issuer, as the case may be), or, the Person to which such consolidation, merger, transfer or conveyance is made, shall succeed to, and be substituted for, and may exercise every right and power of, and shall be bound by each obligation or covenant of, the Issuer or the Co-Issuer, as the case may be, under each Transaction Document or any Additional Transaction Document to which either is a party with the same effect as if such

Person had been named as the Issuer or the Co-Issuer therein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the "Issuer" or the "Co-Issuer" in the first paragraph of this Agreement and any of the Transaction Documents and Additional Transaction Documents or any successor which shall theretofore have become such in the manner prescribed in this
Article 4 may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Notes and from its obligations under each Transaction Document or any Additional Transaction Document to which it is a party.

                  SECTION 4.15. No Other Business. The Issuer shall not engage in any business or activity other than (1) the funding, disposition, ownership and management of Project Loans, (2) making Commitments in respect of Project Loans, (3) issuing, from time to time, the Notes, the Interests, the GP Interests and the Support Notes, (4) pledging the Collateral as security for the Secured Obligations, (5) entering into Hedging Agreements, (6) establishing and owning, from time to time, the interests in one or more Intermediate Funding Entities, (7) making Temporary Investments and Eligible Investments, (8) owning the shares of the Co-Issuer and (9) entering into Backup Facility Loan Agreements and the Liquidity Facility Loan Agreement; and the Co-Issuer shall not engage in any business or activity other than issuing and selling the Notes pursuant to the Indenture, and with respect to the Issuer and the Co-Issuer, such other activities which are necessary, required or advisable to accomplish the foregoing or are incidental thereto or connected therewith. The Issuers will not amend their organizational documents if such amendment could reasonably be expected to result in the rating of the Class A Notes or the Class B Notes being reduced or withdrawn; provided that Sections ____ and ____ of the Partnership Agreement shall not be amended without the prior written consent of the Required Lenders.

                  SECTION 4.16. Funding of Class I Interests of the Issuer. The Issuer shall, at all times on and after the Closing Date, cause at least five
(5) percent of the total funded capitalization of the Issuer to consist of funded Class I Interests.

                  SECTION 4.17. Ratings Review. So long as any of the Class A Notes or the Class B Notes remain Outstanding, on or before December 31 in each year commencing in 1999, the Issuers shall obtain and pay for an annual review of the ratings by Moody's and S&P of such Class A Notes and Class B Notes unless the ratings of such Notes were otherwise fully reviewed and reaffirmed during such year. The Issuers shall promptly notify the Collateral Agent and each Representative in writing if at any time the ratings of any such Class of Notes have been, or are known will be, changed or withdrawn.

                  SECTION 4.18. Tax Returns. The Issuers shall each comply in all material respects with all foreign, federal, state and local tax obligations including filing applicable tax returns, paying applicable taxes (including withholding taxes) and complying with information reporting requirements.

                  SECTION 4.19. Financial Statements. Each of the Issuer and Co-Issuer shall furnish, or cause to be furnished, to each Representative and the Collateral Agent, any financial statements filed with the Commission from time to time pursuant to Section 6.3, within 15 days after the date the Issuer or Co-Issuer is required to file the same with the Commission.

                  SECTION 4.22. Allocations under Backup Facility. Immediately prior to the end of the revolving period of each Backup Facility, the Issuer shall request a drawdown hereunder in an aggregate principal amount equal to all amounts Allocated thereunder and deposit the proceeds thereof in the Committed TIP Account.

                  SECTION 4.20. Pledge of Interests in Intermediate Funding Entities. The Issuer shall deliver all certificates evidencing all of its ownership interests in each Intermediate Funding Entity that it may now or hereafter establish, and cause such Intermediate Funding Entity and any direct or indirect subsidiary of such Intermediate Funding Entity to deliver all certificates evidencing all of its ownership interests in any direct or indirect subsidiary of such entity, to the Collateral Agent for the benefit of the Secured Parties.

                  SECTION 4.21. Utilization of Amounts Available under Project Borrower Debt Service Reserve Accounts. In the event a Project Borrower fails to make any payment on its Project Loan when such amount becomes due and payable in accordance with the terms of such Project Loan, the Issuer shall withdraw, to the extent practicable and subject to any applicable laws and regulations, from amounts on deposit in the debt service reserve account of such Project Borrower, an amount equal to such defaulted payment and cause such funds to be credited to the Collection Account as Collateral Proceeds.

                                    ARTICLE 5

                         EVENTS OF DEFAULT AND REMEDIES

                  SECTION 5.1. Events of Default. Subject to the provisions of
Article 12, the term "Event of Default", whenever used in any Financing Document, shall mean any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or come about or be effected by operation of law, or be pursuant to or in compliance with any applicable law), and any such event shall continue to be an Event of Default if and for so long as it shall not have been remedied or waived:

                  (a) default in the payment of any interest or fees owing with respect to the Liquidity Facility, the Backup Facility or the Notes, or default in any payment due to a Hedge Counterparty under any Hedging Agreement, in any event when the same becomes due and payable, which default shall continue for a period of three Business Days;

                  (b) (i) default at its Stated Maturity in the payment of principal of any Class of Notes or (ii) default at the applicable Stated Maturity in the payment of principal of amounts outstanding under the Liquidity Facility or the Backup Facility;

                  (c) the failure on any Quarterly Payment Date to disburse amounts (other than amounts described in clauses (a) or (b) above) available in the Collection Account in accordance with the Priority of Payments and continuation of such failure for a period of five Business Days;

                  (d) either of the Issuers becomes an investment company required to be registered under the Investment Company Act;

                  (e) default in the performance, or breach, of any other covenant of the Issuer or the Co-Issuer under the Indenture or any other Financing Document to which it is a party or of the Program Manager under the Management Agreement, or any representation or warranty of the Issuer or the Co-Issuer made in the Indenture or any other Financing Document to which it is a party or of the Program Manager made in the Management

         Agreement, or in any certificate or writing delivered by the Issuer or the Co-Issuer pursuant to the Indenture, any other Financing Document to which it is a party or by the Program Manager pursuant to the Management Agreement, proves to be incorrect in any material respect when made, and such default, breach or misrepresentation continues for a period of 90 days after notice to the Issuer and the Program Manager by the Collateral Agent or the Required Lenders, provided, however, that such cure period shall apply only to those defaults, breaches or misrepresentations capable of being cured;

                  (f) default in the performance, or breach, of any covenant of Enron or any of its subsidiaries under the Enron Support Agreement or any representation or warranty of Enron or any of its subsidiaries thereunder, or in any certificate or writing delivered pursuant thereto, proves to be incorrect in any material respect when made, and such default, breach or misrepresentation continues for a period of 30 days after notice to the Issuer and the Program Manager by the Collateral Agent or the Required Lenders; provided, however, that such cure period shall apply only to the defaults, breaches or misrepresentations capable of being cured;

                  (g) default in the performance, or breach, of any covenant of the purchaser of Class I Interests pursuant to its Class I Commitment Letter or any representation or warranty thereunder proves to be incorrect in any material respect when made and such default, breach, or misrepresentation continues for a period of 30 days after notice to the Issuer and the Program Manager by the Collateral Agent or the Required Lenders; provided, however, that such cure period shall apply only to the defaults, breaches or misrepresentations capable of being cured;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Issuer or the Co-Issuer or Enron or its debts, or of a substantial part of its assets, under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Issuer or the Co-Issuer or Enron or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days; or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Issuer or the Co-Issuer or Enron shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition involving it and described in
         Section 5.1(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for it or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

                  (j) the failure of the Issuer to cause the Collateral Agent to have a first priority perfected security interest with respect to the Collateral (subject only to Permitted Liens), and, in the case of a failure that is capable of being cured, the continuance of such failure for a period of 30 days.

                  Upon the occurrence of an Event of Default, the Issuer shall promptly notify the Collateral Agent, each Representative, the Program Manager, each Hedge Counterparty and each Rating Agency in writing.


                  SECTION 5.2. Remedies. Subject to Article 3 of the Intercreditor Agreement, upon the occurrence and during the continuation of an Event of Default, the Collateral Agent and each Representative on behalf of the Secured Parties for whom such Representative is acting may, without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived (to the extent permitted by applicable law), exercise any or all rights and remedies at law or in equity (in any combination or order that the Secured Parties may elect), including without limitation or prejudice to the Secured Parties' other rights and remedies, the following:

                  (a) declare and make all sums of accrued and outstanding principal and accrued but unpaid interest remaining under the Notes, the Indenture, the Liquidity Facility and the Backup Facility together with all unpaid fees, costs and charges due thereunder or under any other Financing Document, immediately due and payable (such event, an "Acceleration"), provided that in the event of an Event of Default occurring under Section 5.1(h) or Section 5.1(i), all such amounts shall become immediately due and payable without further act of any Secured Party; and

                  (b) exercise any and all other rights and remedies available to it under any of the Financing Documents.


                                    ARTICLE 6

                              ACCOUNTINGS; REPORTS

                  SECTION 6.1.  Accountings.

                  (a) Quarterly Payment Date Account. The Issuer shall render an accounting (each, a "Valuation Report"), determined as of each Determination Date, and to deliver such report to each Rating Agency, the Collateral Agent and each Representative not later than the third Business Day immediately preceding the Quarterly Payment Date. The Valuation Report shall contain the following information:

                  (i)       the Aggregate Book Value of the Issuer's Assets;

                  (ii) the aggregate Principal Balance of all Permitted Investments;

                  (iii) the aggregate Principal Balance of all Permitted Investments purchased since the Determination Date for the last Valuation Report;

                  (iv) Permitted Investments any payments in respect of which are in default since the Determination Date for the last Valuation Report and the circumstances and amount of each default;

                  (v)       for each Project Loan:

                           (A)   the Project Borrower;

                           (B) the Industry of the Eligible Project;

                           (C) the Designated Enron Ownership Interest in the
                  Project Borrower;

                           (D) the actual percentage of Initial Equity owned by
                  Enron or any Enron Affiliate, or the acquisition of which Enron or such Enron Affiliate has entered into a legally binding commitment;

                           (E) the annual interest rate;

                           (F) the maturity date;

                           (G) Standard & Poor's Rating and Moody's Rating;

                           (H) its Principal Balance;

                           (I) unfunded Commitments;

                           (J) the Project Loan Balance;

                           (K) the difference, if any, between the principal
                  balance and the annual interest rate of each Intermediate Funding Loan and the principal balance and the annual interest rate of the related Project Loan and the total operating expenses and taxes of all Intermediate Funding Entities relating to each Project Loan for the applicable Due Period;

                  (vi) a list of the Project Loans that were initially funded since the Determination Date of the last Valuation Report and the amortization schedule and Expected Average Life for each;

                  (vii) a list of the Project Loans that became Defaulted Project Loans since the Determination Date of the last Valuation Report and the circumstances and amount of each default;

                  (viii) the Project Loan Balance for all Defaulted Project
         Loans;

                  (ix) the Principal Balance, the unfunded Commitments and Project Loan Balance of all Project Loans aggregated by country, Continent and Region and the Aggregate Project Loan Balance;

                  (x) the number and identity of any Project Loans that were released for Sale (indicating whether such Project Loan was sold or disposed of pursuant to Section 2.5 (a)(iii), Section 2.5 (a)(iv) or
         Section 2.5 (a)(v) of the Security Agreement) or Granted to the Collateral Agent since the Determination Date for the last Valuation Report;

                  (xi) the Principal Balance, unfunded Commitments and the Project Loan Balance of all Project Loans that are obligations of issuers or obligors located in any one country whose long-term sovereign debt obligations are rated, on the Financial Closing Date applicable to each such Project Loan, at or above "AA" by Standard & Poor's and "Aa2" by Moodys;

                  (xii) the Principal Balance, the unfunded Commitments and the Project Loan Balance of all Project Loans that are obligations of issuers or obligors located in any one country whose long-term sovereign debt obligations are rated, on the Financial Closing Date applicable to each such Project Loan, below "AA" by Standard & Poor's or "Aa2" by Moody's;

                  (xiii) the outstanding commitments and amounts drawn under the Backup Facility (including amounts drawn under any Funding Availability Commitments) and Liquidity Facility and amounts Allocated under the Backup Facility (including the amount of any unused Funding Availability Commitment) and the outstanding commitments and amounts drawn under the Credit Support Commitments;

                  (xiv) a calculation in reasonable detail necessary to determine compliance with the Portfolio Financial Tests (to the extent required to have been made since the date of determination of the last Valuation Report in connection with any Project Loan);

                  (xv) (A) the Outstanding Amount of the Notes of each Class and, in the case of Class A Notes and the Class B Notes, each Series thereof, such Outstanding Amount of each such Series as a percentage of the aggregate principal amount of such Series on the issuance date thereof, in each case, on the first day of the Interest Accrual Period preceding the next Quarterly Payment Date, (B) the amount of principal payments to be made on the Notes of each Class on the next Quarterly Payment Date, (C) the amount of any Class B Deferred Interest on the next Quarterly Payment Date, and (D) the Outstanding Amount of the Notes of each Class and, in the case of Class A Notes and the Class B Notes, each Series thereof, such Outstanding Amount of each such Series as a dollar figure and as a percentage of the aggregate principal amount of such Series on the issuance date thereof, in each case, after giving effect to the principal payments, if any, on the next Quarterly Payment Date;

                  (xvi) the interest payable to the Holders of the Notes for such Quarterly Payment Date (in the aggregate and by Class and Series);

                  (xvii) the amount of Collateral Proceeds received during the related Due Period;

                  (xviii) if such Quarterly Payment Date occurs after the expiration of the Liquidity Facility Availability Period, the estimated Operating Expenses payable during the Due Period immediately following such Determination Date;

                  (xix) for each Account:

                           (A) the Balance of such Account at the close of
                  business on such Determination Date; and

                           (B) the Balance, if any, expected to remain in such
                  Account after giving effect to all payments and deposits to be made on the related Quarterly Payment Date;

                  (xx) the Diversity Score as of the close of business on such Determination Date;

                  (xxi) the Senior Overcollateralization Ratio as of the close of business on such Determination Date;

                  (xxii) the Total Overcollateralization Ratio as of the close of business on such Determination Date;

                  (xxiii) the Target Senior Overcollateralization Ratio as of the close of business on such Determination Date;

                  (xxiv) the Target Total Overcollateralization Ratio as of the close of business on such Determination Date;

                  (xxv) a calculation in reasonable detail necessary to determine whether the Senior Coverage Test and the Reserve Test have been satisfied;

                  (xxvi) the amounts to be paid and to be received under each Hedging Agreement during the immediately succeeding Due Period together with a copy of the confirmation for each Hedging Agreement;

                  (xxviii) amounts, if any, transferred to the Operating Account pursuant to Section 3.2(c) of the Security Agreement and a calculation in reasonable detail necessary to make the determination required pursuant to such section; and

                  (xxix) the Quarterly Project Distributions and Project Distributions Reserved on such Determination Date.

                  Each Valuation Report shall be compiled based upon the information contained in the records maintained by the Program Manager on behalf of the Issuer as well as information provided by the Collateral Agent and each Representative with respect to the Collateral.

                  (b) In addition to the information described under Section 6.1
(a), each Valuation Report shall set forth, in respect of the Quarterly Payment Date related to such Valuation Report, the following amounts:

                  (i) the amounts to be applied in respect of each clause under the Priority of Payments; and

                  (ii) the amounts to be applied in respect of each clause under Sections 4.1(b), 4.3(a) and 4.3(b) of the Security Agreement, to the extent applicable.

                  Notwithstanding anything in this Section 6.1 to the contrary, however, in the event there shall be deposited in the Collection Account any Collateral Proceeds otherwise scheduled to have been received on or prior to a Determination Date, and such deposit is made no later than the Business Day immediately preceding the related Quarterly Payment Date, the Issuer shall render a revised Valuation Report prepared as though such amounts were credited to the Collection Account on the original Determination Date and cause such Valuation Report to be delivered to each Rating Agency, the Collateral Agent and each Representative no later than such Quarterly Payment Date, which report shall replace and substitute the Valuation Report previously delivered in respect of such Determination Date. Collateral Proceeds received after a Determination Date but applied for payment on the Quarterly Payment Date relating to such Determination Date in accordance with the foregoing sentence shall be deemed excluded from Collateral Proceeds for the purposes of the Due Period ending on the subsequent Determination Date.

                  (c) If the Collateral Agent shall not have received any accounting provided for in this Section 6.1 by the first Business Day after the date on which such accounting was due to have been received by the Collateral Agent, the Collateral Agent shall use reasonable efforts to cause such accounting to be made by the applicable Quarterly Payment Date. To the extent the Collateral Agent is required to provide any information or reports pursuant to this Section 6.1 as a result of the failure of the Program Manager to provide such information or reports, the Collateral Agent shall be entitled to retain an Independent certified public accountant in connection therewith, and the reasonable costs incurred by the Collateral Agent for such Independent certified accountant shall be reimbursed as an Extraordinary Expense pursuant to Section 4.1 of the Security Agreement.


                  SECTION 6.2.  Reports by Independent Accountants.

                  (a) At the Closing Date the Issuer shall appoint a firm of Independent certified public accountants of recognized international reputation for purposes of preparing and delivering the reports or certificates of such accountants required by any of the Financing Documents. Upon any resignation by such firm, the Issuer shall promptly appoint, by Issuer Request delivered to the Collateral Agent, each Representative and each Rating Agency, a successor thereto that shall also be a firm of Independent certified public accountants of recognized international reputation and deliver notice thereof to each Representative. the Collateral Agent and each Rating Agency. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned within 30 days after such resignation, the Issuer shall promptly notify the Collateral Agent and the Representatives of such failure in writing. If the Issuer shall not have appointed a successor within ten days thereafter, the Collateral Agent shall promptly appoint a successor firm of Independent certified public accountants of recognized international reputation upon approval of the Issuer. The fees of such Independent certified public accountants and its successor shall be payable as provided in (and to the extent set forth in) Section 8(a) of the Management Agreement.

                  (b) Contemporaneously with the delivery of the annual financial statements in accordance with Section 6.3, the Issuer shall cause to be delivered to the Collateral Agent, each Representative and each Rating Agency a statement from a firm of Independent certified public accountants indicating
(i) that such firm has reviewed the Valuation Reports and Redemption Date Statements received since the last review and applicable information from the Collateral Agent and the Representatives, and (ii) that the calculations within those Valuation Reports and Redemption Date Statements have been performed in accordance with the applicable provisions of this Agreement and the other Financing Documents; provided that in the event of a conflict between such firm of Independent certified public accountants and the Issuer with respect to any matter in this Section 6.2, the determination by such firm of Independent public accountants shall be conclusive.


                  SECTION 6.3. Reports by Issuers. The Issuers shall file with the Commission, with copies to the Collateral Agent and each Representative to be provided within 15 days after the Issuer is required to file the same with the Commission, the annual reports, the financial statements and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuers may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Issuers are not required to file information, documents or reports pursuant to either of said Sections, then they shall file with the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

                                    ARTICLE 7

                                  CALCULATIONS

                  SECTION 7.1. Assumptions as to Project Loans; Etc. In connection with all calculations required to be made pursuant to this Agreement or any of the other Financing Documents with respect to Scheduled Payments on any Project Loan and Permitted Investment, or any payments on any other assets included in the Collateral, and with respect to the income that can be earned on Scheduled Payments on such Project Loan and Permitted Investment and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 7.1 shall be applied.

                  (a) All calculations with respect to Scheduled Payments on the Project Loans and Permitted Investments shall be made on the basis of information as to the terms of each such Project Loan or Permitted Investment and upon report of payments, if any, received on such Project Loan and Permitted Investment that are furnished by or on behalf of the issuer of such Project Loan or Permitted Investment and, to the extent they are not manifestly in error, such information or report may be conclusively relied upon in making such calculations.

                  (b) For each Due Period, the Scheduled Payment on any Project Loan or Permitted Investment (other than a Defaulted Project Loan or Defaulted Permitted Investment which shall be assumed to have a Scheduled Payment equal to the product of the original Scheduled Payment and 100% minus the Assumed Loss Amount shall be the total amount of payments and collections in respect of such Project Loan or Permitted Investment received during the Due Period.

                  (c) Each Scheduled Payment receivable with respect to a Project Loan or Permitted Investment (other than a Defaulted Project Loan or Defaulted Permitted Investment which shall be assumed to have a Scheduled Payment equal to the product of the original Scheduled Payment and 100% minus the Assumed Loss Amount shall be assumed to be received on the applicable Due Date, and each such Scheduled Payment shall be assumed to be immediately deposited in the Collection Account (or any other Account in accordance with the terms of the Financing Documents) and, except as otherwise specified, to earn interest at the Assumed Reinvestment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account (or otherwise) for application, in accordance with the terms hereof, to payments of principal of or interest on the Secured Obligations or other amounts payable pursuant to this Agreement and the other Financing Documents.

                  (d) With respect to (i) any Project Loan as to which any interest or other payment thereon is subject to withholding tax of any relevant jurisdiction or (ii) any Intermediate Funding Loan as to which any payments of operating expenses of the related Intermediate Funding Entity are deducted from principal or interest thereon or fees relating thereto, each Scheduled Payment thereon shall, for purposes of the Portfolio Financial Tests including the Actual Net Interest Margin, be deemed to be payable net of such withholding tax or such operating expenses unless the issuer thereof or obligor thereon is required to make additional payments to fully compensate the Issuer for such withholding taxes or such operating expenses (including in respect of any such additional payments). On any date of determination, the amount of any Scheduled Payment due on any future date shall be assumed to be made net of any such withholding tax or such operating expenses based upon withholding tax rates or such operating expenses in effect on such date of determination, unless the issuer thereof or obligor thereon is required to make additional payments to fully compensate the Issuer for such withholding taxes or such operating expenses (including in respect of any such additional payments).

                  (e) Without limiting the generality of the foregoing, in making determinations in respect of the Liquidity Test, the Program Manager will create projections (i) assuming both a High Interest Rate Scenario and a Low Interest Rate Scenario for purposes of calculating (1) the projected interest income on Temporary Investments, (2) the projected payments or amounts to be received in respect of the Hedging Agreements and (3) the projected interest payable on the Backup Facility and the Liquidity Facility, (ii) assuming that
(1) amounts credited to the Uncommitted TIP Account are liquidated at current market levels and used to reduce amounts Allocated, if any, under the Backup Facility and then are used to redeem Notes and repay draws, if any, under the Backup Facility, in order of seniority, on the first Quarterly Payment Date of the Measurement Period and (2) amounts credited to the Committed TIP Account are invested at the contracted rates thereof until maturity and are reinvested at three-month LIBOR pending reinvestment into Project Loans pursuant to the assumed drawdown schedule, (iii) assuming that with respect to committed Eligible Projects, if any, that are in their construction phase, each draw occurs one year later than the date assumed in the drawdown schedule, (iv) assuming that amounts, if any, drawn or Allocated under the Backup Facility are refinanced with Class A Senior Notes at the rate currently payable on the Backup Facility and with respect to amounts Allocated under the Backup Facility, the proceeds thereof are credited to the Committed TIP Account on the first Quarterly Payment Date of the Measurement Period, (v) assuming that no further Project Loans are committed to by the Issuer and (vi) assuming that all Hedging Agreements currently in place and, if applicable, those expected to be in place following addition of the Project Loan proposed to be added to the Portfolio Assets are terminated on the first Quarterly Payment Date of the Measurement Period.


                                    ARTICLE 8

                              CONDITIONS PRECEDENT

                  SECTION 8.l. General Provisions. The Notes to be issued on the Closing Date may be executed by the Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee (or an Authenticating Agent on its behalf) upon Issuer Request, and the effectiveness of the Notes, the Liquidity Facility Loan Agreement and any Backup Facility Loan Agreement, are subject to receipt by the Collateral Agent (with sufficient copies for each Representative) of the following:

                  (a) an Officer's certificate of the Issuer (i) evidencing the authorization by Board Resolution of the execution and delivery by the Issuer of each of the Financing Documents, the Management Agreement and the Hedging Agreements then in place and the execution, authentication and delivery by the Issuer of the Notes and specifying the Stated Maturity, the principal amount and Class (and, as to Class A Notes and Class B Notes, Series designation) of the Notes to be authenticated and delivered, and (ii) certifying that (A) the attached copy of such Board Resolution is a true and complete copy thereof, (B) such Board Resolution has not been rescinded and is in full force and effect on and as of the Closing Date, (C) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon and (D) no other Board Resolution is in effect related to matters set forth therein;

                  (b) an Officer's certificate of the Co-Issuer (i) evidencing the authorization by Board Resolution of the execution and delivery by the Co-Issuer of each of the Financing Documents to which it is a party and the Management Agreement, and the execution, authentication and delivery of the Notes and specifying the Stated Maturity, the principal amount and Class (and as to Class A Notes and Class B Notes, Series designation) of the Notes to be authenticated and delivered, and (ii) certifying that (A) the attached copy of such Board Resolution is a true and complete copy thereof, (B) such Board Resolution has not been rescinded and is in full force and effect on and as of the Closing Date, (C) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon and (D) no other Board Resolution is in effect related to matters set forth therein;

                  (c) any other instrument or document, fully executed (as applicable), necessary to consummate and perfect the Grant of a first priority security interest (subject only to Permitted Liens) in favor of the Collateral Agent for the benefit of the Secured Parties, in all of the Issuers' right, title and interest in and to the Collateral;

                  (d) an opinion of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Issuers, dated the Closing Date, substantially in the form of Exhibit B hereto;

                  (e) an opinion of Vinson & Elkins, L.L.P. counsel to Enron dated the Closing Date, substantially in the form of Exhibit C hereto;

                  (f) an opinion of the General Counsel of Enron, dated the Closing Date, substantially in the form of Exhibit D hereto;

                  (g) an executed copy of the Common Agreement;

                  (h) an executed copy of the Security Agreement;

                  (i) an executed copy of the Intercreditor Agreement;

                  (j) an executed copy of the Management Agreement;

                  (k) an executed copy of each Hedging Agreement then in place (and all acknowledgements thereto);

                  (l) an executed copy of the Liquidity Facility Loan Agreement;

                  (m) an executed copy of each Backup Facility Loan Agreement in effect on such date, if any;

                  (n) an executed copy of the Enron Support Agreement;

                  (o) an executed copy of the TIP Investment Management
Agreement;

                  (p) an executed copy of the Partnership Agreement and certified copies of the Certificate of Incorporation and the By-laws of the Co-Issuer;

                  (q) executed copies of all Class I Stage Funding Commitment Letters; and

                  (r) certified copies of the [organizational documents of intermediate equityholders].


                  SECTION 8.2. Additional Conditions. On the Closing Date, the Issuers shall cause the following conditions to be satisfied:

                  (a) Funding of Class I Interests of the Issuer. Interests in an amount at least equal to $250,000,000 shall have been funded or committed to be funded (pursuant to one or more Class I Stage Funding Commitment Letters in the case of Class I Interests); provided, that at least five (5) percent of the total funded capitalization of the Issuer shall consist of funded Class I Interests on the Closing Date, and provided, further, that each holder of a Class I Stage Funding Commitment shall be an Acceptable Credit Provider.

                  (b) Rating Letters. The delivery to the Trustee of an Officer's certificate of the Issuer to the effect that attached thereto is a true and correct copy of (i) a letter signed by Moody's confirming that the Class A Notes and the Class B Notes have been rated at least "A2" and "Ba2", respectively, by Moody's and that such ratings are in full force and effect on the Closing Date; and (ii) a letter signed by Standard & Poor's confirming that the Class A Notes and the Class B Notes have been rated at least "A" and "BB", respectively, by Standard & Poor's and that such ratings are in full force and effect on the Closing Date.

                  (c) Accounts. The delivery by the Account Bank of evidence of the establishment of each of the Accounts (other than the Expense Reserve Account and the Distribution Obligation Escrow Account).

                  (d) Payment of Issuance Related Expenses. The Issuer shall pay all Initial Issuance Expenses of the Issuers from the proceeds of such issuance.


                                    ARTICLE 9

         HEDGING AGREEMENTS; BACKUP FACILITY LOAN AGREEMENTS; LIQUIDITY
                            FACILITY LOAN AGREEMENT

                  SECTION 9.1.  Hedging Agreements.

                  (a) The Issuer will enter into and terminate one or more Hedging Agreements only to the extent they are consistent with the objectives described in the Prospectus under the caption "Hedging Agreements" (and shall deliver to the Collateral Agent original counterpart copies of each such Hedging Agreement).

                  (b) Subject to the Intercreditor Agreement, amounts due to the Hedge Counterparties under the Hedging Agreements shall be paid when such amounts are due thereunder, in accordance with the Priority of Payments or the Priority of Acceleration Payments, as applicable, and otherwise as provided under the Security Agreement (it being understood and agreed that payments owing by the Issuer to any Hedge Counterparty under a Hedging Agreement may be setoff against payments owing to the Issuer by such Hedge Counterparty under such Hedging Agreement (but not against any other obligations owing to or by the Issuer) without regard to the Priority of Payments or Priority of Acceleration Payments).

                  (c) Each Hedging Agreement shall provide:

                  (i) that such Hedging Agreement shall be governed by and construed in accordance with the laws of the State of New York; and

                  (ii) that such Hedging Agreement shall terminate at the option of the Issuer upon the failure of the related Hedge Counterparty to agree to provide Hedge Counterparty Credit Support within two Business Days after the failure of the senior, unsecured debt or deposit obligations of the related Hedge Counterparty (or any Person that shall have absolutely and unconditionally guaranteed the obligations of such Hedge Counterparty under such Hedging Agreement) to be rated at least "A2" by Moody's and at least "A" by Standard & Poor's.

                  (d) In the event the Collateral Agent becomes aware that a Hedge Counterparty has defaulted in the payment when due of its obligations to the Issuer under the related Hedging Agreement, the Collateral Agent shall request the Issuer to make a demand on such Hedge Counterparty, or any guarantor, if applicable, demanding payment by 12:30 p.m., New York time, on such date (or by such time on the next succeeding Business Day if such knowledge is obtained after 11:30 a.m., New York time). The Collateral Agent shall give notice to the Representatives upon the continuing failure by such Hedge Counterparty to perform its obligations during the two Business Days following a demand made by the Issuer or such Hedge Counterparty.

                  (e) If at any time any Hedging Agreement becomes subject to early termination due to the occurrence of an event of default or a termination event, the Issuer and the Collateral Agent shall take such actions (following the expiration of any applicable grace period) to enforce the rights of the Issuer and the Collateral Agent thereunder and under the Security Agreement as may be permitted by the terms of such Hedging Agreement and consistent with the terms hereof and of the other Financing Documents, and shall apply the proceeds of any such actions (including, without limitation, the proceeds of the liquidation of any collateral pledged by the related Hedge Counterparty) to enter into a replacement Hedging Agreement on substantially identical terms or on such other terms as would satisfy the Rating Condition. Any costs attributable to entering into a replacement Hedging Agreement which exceed the sum of the proceeds of the liquidation of the terminated Hedging Agreement shall be borne solely by the Issuer and shall constitute expenses payable under clause
(v) of Section 4.1(a) of the Security Agreement or clause (iv) of the Priority of Acceleration Payments. In determining the amount payable under the terminated Hedging Agreement, the Issuer will seek quotations from reference market-makers who satisfy the definition of Hedge Counterparty herein. In addition, the Issuer will use its best efforts to cause the termination of a Hedging Agreement to become effective simultaneously with the entry into of a replacement Hedging Agreement described as aforesaid.

                  SECTION 9.2. Backup Facility Loan Agreements. The Issuer may, from time to time subsequent to the date hereof, enter into one or more Backup Facility Loan Agreements conforming to the standards set forth in Appendix B hereto; provided that, the Issuer shall obtain confirmation, on or prior to entering into such agreement, that the Rating Condition would be satisfied after giving effect to such additional Backup Facility Loan Agreement and shall deliver to the Collateral Agent an executed copy of each such agreement.

                  SECTION 9.3. Increase in the Commitments under the Liquidity Facility Loan Agreement. The Issuer may, from time to time subsequent to the date hereof, increase the Liquidity Facility Commitment by up to $50 million, in accordance with the terms of the

Liquidity Facility Loan Agreement or by obtaining Liquidity Facility Commitments from Enron pursuant to the Enron Support Agreement, provided, that the Issuer shall (i) obtain confirmation, on or prior to effecting such increase, that the Rating Condition would be satisfied after giving effect to such increase and
(ii) in the case where the Issuer obtains Liquidity Facility Commitments, notify the Liquidity Facility Agent of the amount and payment terms under the related Liquidity Commitment Note.


                                   ARTICLE 10

                           REPAYMENTS AND REDEMPTIONS

                  SECTION 10.1. General Terms. Upon the repayment or redemption of any Secured Obligation (whether such repayment or redemption is mandatory or optional), the Issuers shall satisfy all applicable provisions under each of the relevant Financing Documents.

                  SECTION 10.2. Redemption at the Option of the Issuers; Election to Redeem.

                  (a) The Issuers may redeem Notes and/or the Support Notes at the applicable Redemption Price and/or repay amounts drawn under the Liquidity Facility and Backup Facility and pay termination amounts under Hedging Agreements (exclusive of installments of principal or interest due on or prior to such date, provided payment shall have been made or duly provided therefor) as follows:

                  (i) the Class A Notes and Class B Notes, in a minimum aggregate principal amount of $250,000, the amounts drawn under the Backup Facility, Liquidity Facility, the Class C Notes and the Support Notes (in whole or in part), on any Quarterly Payment Date, upon the determination to do so by the Issuer (acting at the direction of the General Partner), using amounts provided by Enron or other Persons specifically for such purpose pursuant to Section 5.3 of the Enron Support Agreement, in the following order: first, if after the Stated Maturity of the Liquidity Facility, to reduce the amounts drawn under the Liquidity Facility, second, ratably, (A) to redeem the Class A Notes, (B) to reduce the amounts drawn under the Backup Facility, (C) for termination payments to Hedge Counterparties in connection with any termination of Hedging Agreements associated with any of the foregoing clauses (A) or (B), and (D) to repay the amounts drawn under the Liquidity Facility (without duplication of the preceding clause "first") and third, to redeem the Class B Notes, the Class C Notes and the Support Notes, in the order of seniority;

                  (ii) the Class A Notes and the Class B Notes (in whole or in part) on any Quarterly Payment Date on or after the fifth anniversary of the Closing Date but prior to the sixth anniversary of the Closing Date in a minimum aggregate principal amount equal to $250,000 which redemption need not be in order of seniority, upon the determination to do so by the Issuer (acting at the direction of the General Partner) through (A) the issuance of new Class A Notes, (B) drawings under the Backup Facility in the case of a redemption of the Class B Notes and/or
         (C) from applying amounts credited to the Uncommitted TIP Account, in an aggregate principal amount equal to the aggregate Redemption Price of the Class A Notes and Class B Notes being so redeemed; provided that (A) the Credit Support Tests and, if such redemption is not effected in order of seniority, the Rating Condition, are satisfied (after taking into account such proposed redemption or repayment); (B) no Default has occurred and is continuing on such date; (C) (1) the Senior Coverage Test is satisfied, (2) the Senior Overcollateralization Ratio is at least equal to the Target Senior Overcollateralization Ratio and (3) the Total Overcollateralization Ratio is at least equal to the Target Total Overcollateralization Ratio (in each case, after taking into account such proposed redemption or repayment); and (D) to the extent the Collateral is comprised of less than 10 Project Loans, no such Project Loan is a Defaulted Project Loan as of such date;

                  (iii) subject to the satisfaction of the conditions set forth in Section 3.3 of the Indenture, on any Quarterly Payment Date on or after the fifth anniversary of the Closing Date and from time to time all or any part of the Class B Notes issued and Outstanding as of such date in a minimum aggregate principal amount equal to $250,000, upon the determination to do so by the Issuer (acting at the direction of the General Partner), through (A) the issuance of a new Series of Class B Notes with the same maturity and other terms, other than interest rate, as the Class B Notes being redeemed, in a principal amount equal to the principal of the Class B Notes so redeemed plus the Class B Premium, if any, and/or (B) amounts provided by Enron or other Persons specifically for such purpose pursuant to Section 5.3 of the Enron Support Agreement (such redemption and reissuance, a "Class B Refinancing") which will accrue interest at a fixed rate per annum set forth in the related Supplemental Indenture; provided, that (A) the Credit Support Tests and the Rating Condition are satisfied (after taking into account such proposed redemption) and (B) no Default has occurred and is continuing on such date; and

                  (iv) the Class C Notes (in whole or in part) on any Quarterly Payment Date through the issuance of new Class A Notes, drawings under the Backup Facility or from applying amounts credited to the Uncommitted TIP Account upon the determination to do so by the Issuer (acting at the direction of the General Partner) provided that (A) the Credit Support Tests and the Rating Condition are satisfied (after taking into account such proposed redemption) and (B) no Default has occurred and is continuing on such date.

                  (b) No redemptions pursuant to Section 10.2(a) shall be permitted unless the payment of the entire Redemption Price, including the applicable Premium, is made on the Redemption Date.

                  (c) All repayments and redemptions pursuant to this Section
10.2 shall be made in accordance with the applicable provisions of the Financing Documents.


                  SECTION 10.3.  Mandatory Redemption.

                  (a) On each Quarterly Payment Date specified below, the Issuers shall effect a mandatory redemption of the Notes (in whole or in part) and a mandatory repayment of amounts drawn under the Backup Facility by applying the amounts set forth below in accordance with the Priority of Payments:

                  (i) on the Quarterly Payment Date immediately following an Investment Termination Date (such date, the "Initial Redemption Date") that is not also a Tax Redemption Trigger Date and to the extent the Uncommitted TIP Account Balance exceeds $250,000, and on each Quarterly Payment Date thereafter until the Uncommitted TIP Account Balance is reduced to zero, in an amount equal to the (A) Uncommitted TIP Account Balance on the Initial Redemption Date less (B) amounts, if any, applied towards the redemption of Class B Notes and/or Class C Notes in accordance with Sections 10.2(a)(ii) and 10.2(a)(iv) on such Quarterly Payment Date; provided, that, so long as any Sale of any Uncommitted TIP Investment is deferred in accordance with Section 2.5(a) of the Security Agreement, the amount referred to in the preceding clause (A) shall be reduced by the aggregate principal amount of the Uncommitted TIP Investments whose sales are so deferred. Any Premium which may be payable in connection with this Section 10.3(a)(i) in accordance with clause (c) below will be calculated based on the amount referred to in the immediately preceding sentence;

                  (ii) on the Quarterly Payment Date following the Investment Termination Date and on each Quarterly Payment Date thereafter if a Commitment expires, terminates or is cancelled or reduced (in whole or in part) and any such reduced Commitment exceeds the amount Allocated under the Backup Facility for such Commitment, in an amount equal to such excess amount; provided, that, so long as any Sale of a Committed TIP Investment is deferred in accordance with Section 2.5(a) of the Security Agreement the amount referred to in the immediately preceding clause shall be reduced by the aggregate principal amount of the Committed TIP Investments whose sales are so deferred.

                  (iii) on any Quarterly Payment Date upon the occurrence of (A) an Equity Disposition and the Disposition Amount is required to be paid pursuant to Article 8 of the Enron Support Agreement or (B) a Refinancing, in an amount equal to the Note Redemption Amount; and

                  (iv) upon the occurrence of a Tax Event and the failure to satisfy the Rating Condition, after giving effect to any amounts, if any, provided under Section 5.1 of the Enron Support Agreement, by the 60th day following the occurrence of such event (such date, the "Tax Redemption Trigger Date"), on the Quarterly Payment Date following such Tax Redemption Trigger Date and on each Quarterly Payment Date thereafter, in an amount equal to the Note Redemption Amount.

                  (b) The Class A Notes shall be subject to mandatory redemption on any Quarterly Payment Date if a Subordinate Event of Default shall occur and be continuing and the Holders of a Majority of the Class B Notes direct the Issuers to redeem the Class A Notes, in whole but not in part, at par, provided that no such redemption shall be permitted unless all amounts then owing under the Backup Facility and the Liquidity Facility and all termination amounts paid under the Hedging Agreements have been paid in full or will be paid in full through the anticipated proceeds of a sale or liquidation of the Project Loans and the other Collateral and the Collateral Agent has determined that the anticipated proceeds of a sale or liquidation of the Project Loans and other Collateral would be sufficient, in accordance with the Priority of Payments, to so redeem the Class A Notes and repay all amounts owing under the Backup Facility and the Liquidity Facility and make all Termination Payments payable under the Hedging Agreements.

                  (c) The redemption price for Class A Notes will be par (including accrued and unpaid interest) plus the Class A Premium and for the Class B Notes will be par (including accrued and unpaid interest) plus the Class B Premium; provided, however, the redemption price for a redemption pursuant to
(x) Section 10.3(a)(i) resulting from the termination of the Investment Period for reasons specified in clauses (iii) or (iv) of the definition of Investment Period and (y) Sections 10.3(a)(ii) (to the extent the expiration, termination, cancellation or reduction resulted from reasons other than those attributable to the Issuer), 10.3(a)(iv) or Section 10.3(b), will be par (including accrued and unpaid interest).

                  (d) Any mandatory redemption, repayment or Premium due as a result of such redemption but not paid on such Redemption Date shall be payable on each succeeding Quarterly Payment Date in accordance with the Priority of Payments or the Priority of Acceleration Payments, as applicable, to the extent Collateral Proceeds are available therefor, until all amounts payable have been paid in full.


                  SECTION 10.4. Pro Rata Application. Unless otherwise specified herein, all redemptions of Notes, Support Notes or amounts Outstanding under the Backup Facility pursuant to this Article 10 shall be allocated on a pro rata basis according to their respective Outstanding principal amounts among all Outstanding Notes of a particular Class and amounts Outstanding under the Backup Facility, without preference or priority of any kind among the Notes of such Class (or any Series thereof) or among the Class A Notes and the Backup Facility.


                                   ARTICLE 11

                    LIMITED RECOURSE LIABILITY OF THE ISSUERS

                  SECTION 11.1. Limited Recourse Liability. It is expressly agreed and understood that recourse for the obligations of the Issuers under this Agreement and each other Financing Document to which either is a party shall be limited to the Collateral and the Collateral Proceeds and that no personal liability in respect of or recourse under or upon any obligation, covenant or agreement contained in any Financing Document to which either is a party or in this Agreement or under or upon any indebtedness secured by or arising out of any Financing Document to which either is a party shall attach to, be incurred by or be had against the Issuer, the Co-Issuer, any holder of an equity interest in or officer or director as such, past, present or future, of the Issuers or any shareholder, any holder of partnership interests, or any affiliates, employees, agents and direct or indirect controlling persons of such persons, or of any predecessor or successor of any thereof (each an "Exempt Person"), whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise. It is further expressly agreed and understood that any and all such personal liability of every name and nature either at common law or in equity or by statute or constitution, of every such Exempt Person is hereby expressly WAIVED AND RELEASED as a condition of, and as part of the consideration for, the issuance of the Notes and the execution of this Agreement and the other Financing Documents; provided, however, that nothing herein or in this Agreement shall be taken to prevent the institution of proceedings against any Person to the extent necessary to realize the benefit of the Collateral granted under the Security Documents.

                  The limitations on recourse set forth in this Article 11 shall survive termination of this Agreement and the payment and performance of all obligations under the Financing Documents.


                                   ARTICLE 12

                        PROVISIONS REGARDING THE ISSUERS

                  SECTION 12.1. Limitation on Benefit of Provisions regarding the Issuers. The representations, warranties, covenants, agreements and Events of Default made by or relating to the Issuers hereunder and under the other Financing Documents shall be for the benefit of the Secured Parties and, notwithstanding anything contained herein or therein to the contrary, no other Person shall be entitled to take any action against the Issuers as a result of the breach of, or failure to comply with, any such representation, warranty, covenant, agreement or Event of Default.

IN WITNESS WHEREOF, the parties have caused this Common Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.


                                      ENRON INTERNATIONAL CPO, L.P.

                                      By: Enron CPO Holdings, Inc.
                                      its General Partner

                                      By:
                                          ----------------------------------
                                          Name:
                                          Title:

                                      ENRON INTERNATIONAL CPO, INC.

                                      By:
                                          ----------------------------------
                                          Name:
                                          Title:

                                      CHASE BANK OF TEXAS, NATIONAL ASSOCIATION
                                        as Trustee

                                      By:
                                          ----------------------------------
                                          Name:
                                          Title:

                                      [NAME OF LIQUIDITY FACILITY AGENT]
                                        as Liquidity Facility Agent

                                      By:
                                          ----------------------------------
                                          Name:
                                          Title:

                                      CHASE BANK OF TEXAS, NATIONAL ASSOCIATION
                                        as Collateral Agent

                                      By:
                                          ----------------------------------
                                          Name:
                                          Title:

                                                                           Draft
                                                                          8/7/98

                                                  Appendix A to Common Agreement

                            RULES OF INTERPRETATION

                 For all purposes of the Transaction Documents (as defined below) or any other instrument or agreement that incorporates provisions of any Transaction Document by reference, except as otherwise expressly provided or unless the context otherwise requires:

                 (1) the terms not otherwise defined in any such Transaction Document have the respective meanings assigned to them in this Appendix A, and such definitions shall equally apply to the plural and singular form of such terms;

                 (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as defined below);

                 (3) unless otherwise expressly specified, any agreement, contract or document defined or referred to in any Transaction Document shall mean such agreement, contract or document as in effect as of the Closing Date (as defined below), as the same may thereafter be amended, supplemented or otherwise modified from time to time;

                 (4) unless the context clearly intends to the contrary, pronouns having a masculine or feminine gender shall be deemed to include the other;

                 (5) any reference to any Person (as defined below) shall include its permitted successors and assigns; and

                 (6) The terms "initially fund" or "initial funding" when used in the context of a Project Loan shall include the acquisition by the Issuer of an existing project loan.

                                  DEFINITIONS

                 "Acceleration": The meaning specified in Section 5.2(a) of the Common Agreement.

                 "Acceptable Credit Provider": A Person whose long-term, unsecured debt is rated at least "A" by S&P and "A2" by Moody's or whose obligation is secured by a letter of credit by a Person whose long-term, unsecured debt is rated at least "A" by S&P and "A2" by Moody's, in each case at the time of the initial determination thereof under the Financing Documents, except that, with respect to (i) clauses (8) and (9) and the final proviso of the definition of Project Loan Criteria in this Appendix A, (ii) clause (ii) of the definition of "Initial Equity" in this Appendix A and (iii) Section 14.8(i) of the Enron Support Agreement, "Acceptable Credit Provider" shall mean a Person whose long-term, unsecured debt is rated at least Investment Grade at the time of the initial determination thereof.

                 "Account": Any of (i) the Uncommitted TIP Account, (ii) the Committed TIP Account, (iii) the Collection Account, (iv) the Reserve Account,
(v) the Excess Spread Account, (vi) the Operating Account, (vii) the Expense Reserve Account, (viii) the Distribution Obligation Escrow Account or (ix) the Note Payment Account.

                 "Account Bank": Citibank, N.A., solely in its capacity as account bank under the Security Agreement.

                 "Act": The meaning specified in Section 13.2 of the Indenture.

                 "Actual Net Interest Margin": On any date is calculated by dividing:

                 (a) the excess of (i) the product of (x) the Aggregate Project Loan Balance and (y) the weighted average rate of interest of all Project Loans over (ii) the product of (x) the greater of (A) zero and (B) the Outstanding Amount of Class A Notes and Class B Notes and the Backup Facility Balance less the Uncommitted TIP Account Balance and (y) the weighted average of the Class A
Note Interest Rate and Class B Note Interest Rate and the current rate of interest payable (after giving effect to the applicable Hedging Agreements, if any) on the Backup Facility Balance assuming the amounts Allocated thereunder were drawn by

                 (b) the Aggregate Project Loan Balance.

                 "Actual Senior Credit Support Percentage": On any date, the amount, expressed as a percentage, calculated by dividing:

                 (a) Total Assets

                 by

                 (b) Net Senior Debt.

                 "Additional Transaction Documents": Any contracts or agreements entered into by the Issuer or the Co-Issuer subsequent to the Closing Date; provided, that, for purposes of Section 4.11(c) of the Common Agreement, Additional Transaction Documents shall not include any Hedging Agreements, Liquidity Facility Loan Agreement, Backup Facility Loan Agreements, Replacement Management Agreements or Enron Support Documents entered into subsequent to the Closing Date.

                 "Administrative Expenses": Any filing fees and taxes then due and payable by the Issuer and/or the Co-Issuer (as certified by an Authorized Officer of the Issuer to the Collateral Agent) and ordinary fees and expenses owing by the Issuer to the Trustee, the Collateral Agent, other Representatives and the TIP Advisors.

                 "Administrative Fee": The meaning specified in Section 7.01 of the Management Agreement.

                 "Affiliate": With respect to a specified Person, (a) any Person directly or indirectly owning, controlling or holding the power to vote 5% or more of the outstanding voting securities or other voting ownership interests of the specified Person, (b) any Person directly or indirectly controlling, controlled by or under common control with the specified Person or
(c) any general partner of the specified Person.

                 "Aggregate Book Value of the Issuer's Assets": The meaning specified in Section 1.01 of the Management Agreement.

                 "Aggregate Project Loan Balance": The aggregate Project Loan Balance for all Project Loans.

                 "Aggregate Senior Loan Balance": As of any date of determination, the sum of (i) the Outstanding Amount of the Class A Notes, (ii) the Liquidity Facility Balance and (iii) the Backup Facility Balance.

                 "Allocation": A commitment under the Backup Facility to fund a particular Project Loan. "Allocated" shall have a correlative meaning.

                 "Antarctica": The geographic area that is within the boundaries (as of the date hereof) of Antarctica.

                 "Assigned Agreements": The meaning specified in Section 2.1(a) of the Security Agreement.

                 "Assumed Loss Amount": With respect to any Defaulted Project Loan or a defaulted Temporary Investment, an amount equal to the product of (a) the Principal Balance of such Project Loan or Temporary Investment, as the case may be, and (b) 100% minus the assumed recovery rate of (x) ___%, in the case of Project Loans and (y) ___%, in the case of Temporary Investments.

                 "Assumed Reinvestment Rate": With respect to any Account or fund securing the Secured Obligations, 4% per annum.

                 "Assumption Agreement": The meaning specified in Section 1.2 of the Enron Support Agreement.

                 "Assumptions": The meaning specified in Section 2.1(b)(ii) of the Common Agreement.

                 "Authenticating Agent": With respect to the Notes or any Class of the Notes, the Person designated by the Trustee, if any, to authenticate such Notes on behalf of the Trustee pursuant to Section 6.4 of the Indenture.

                 "Authorized Newspaper": The Luxemburger Wort or any successor publication or substitute publication of similar circulation selected by the Trustee.

                 "Authorized Officer": With respect to the Issuer or the Co-Issuer, any partner or Officer who is authorized to act for the General Partner or any Officer who is authorized to act for the Co-Issuer, as applicable, in matters relating to, and binding upon, the Issuer or the Co-Issuer or, in any case, an Authorized Officer of the Program Manager (for so long as the Program Manager is authorized to act for the Issuers pursuant to the Management Agreement). With respect to the Program Manager, any Officer, employee or agent of the Program Manager who is authorized to act for the Program Manager in matters relating to, and binding upon, the Program Manager with respect to the subject matter of the request, certificate or order in question. With respect to the Trustee, a Trust Officer and with respect to any other bank or trust company acting as trustee of an express trust or as custodian, any Officer authorized to act for and on behalf of such bank or trust company who has knowledge of and familiarity with the applicable subject. With respect to any other Person, the officer authorized to act on behalf of such Person by its Board of Directors or any other governing body of such Person. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

                 "Available Committed Funds": The meaning specified under "Funding Availability Test" in this Appendix A.

                 "Average Life Test": A test satisfied on any date of determination if the Average Life Variance is between -1 and 1 years. The "Average Life Variance" is calculated by dividing:

                 (a)  The product of (x) the Aggregate Project Loan Balance and
         (y) the Expected Project Loan Average Life less the Targeted Average
         Life

                 by

                 (b) the greater of (x) __________ and (y) the Aggregate Project Loan Balance.

         "Targeted Average Life" as of any date of determination means [________] less the number of years (or portions thereof) that have elapsed from the Closing Date.

         "Expected Project Loan Average Life" as of any date of determination means the weighted average (by Project Loan Balance) of the Expected Average Lives of each Project Loan as of the date of determination.

         "Expected Average Life" with respect to each Project Loan is determined on any date of determination by: first, for each principal payment scheduled to be made subsequent to the date of determination, multiplying (i) such principal payment by (ii) the number of years from the date of determination until the date of such principal payment; second, summing the results obtained from clause first; and third, dividing such sum by the aggregate amount of the principal payments referred to in clause first.

                 "Backup Facility": Collectively, one or more revolving credit and term loan facilities provided to the Issuer pursuant to the Backup Facility Loan Agreement(s) and any Funding Availability Commitments.

                 "Backup Facility Agent": Each Person appointed as agent by the Backup Lenders pursuant to each Backup Facility Loan Agreement and in the case of Funding Availability Commitments provided under the Enron Support Agreement, an agent appointed by Enron.

                 "Backup Facility Balance":  The aggregate principal amount of
(i) Allocations and drawn amounts under the Backup Facility Loan Agreement(s) and (ii) any drawn and undrawn amounts under the Funding Availability Commitments.

                 "Backup Facility Commitment": Committed amounts by the Backup Lenders under (i) all Backup Facility Loan Agreements and (ii) Funding Availability Commitments.

                 "Backup Facility Loan Agreement": A loan agreement providing for a Backup Facility, other than the Funding Availability Commitments, and conforming to the standards set forth in Appendix B to the Common Agreement.

                 "Backup Lenders": The parties to the Backup Facility Loan Agreements identified therein as "Lenders" and to the extent there are any outstanding Funding Availability Commitments, Enron or an Enron Affiliate providing such Commitment; provided, that in determining whether the Backup Lenders with the requisite Backup Facility Balance have given any request, demand, authorization, direction, notice, consent or waiver under any Financing Document, any portion of the Backup Facility Balance attributable to funds provided by Enron or any Enron Affiliate shall be disregarded and deemed not to be outstanding.

                 "Backup Program Manager": Chase Texas or ___________________, as applicable.

                 "Balance": At any time, with respect to Cash or Permitted Investments in any Account at such time, the aggregate (i) current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing corporate and government securities, money market accounts, and repurchase obligations; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

                 "Bankruptcy Code": The United States Bankruptcy Code, Title 11 of the United States Code, as amended.

                 "Base Case Financial Projections": Projections presented to the Issuer by the sponsors of each individual Project Borrower as to the revenues, expenses, debt service and cash available for debt service and distributions of such Project Borrower over a period at least equal to the term of the Project Loan to be made to such Project Borrower.

                 "Base Net Interest Margin": The percentage obtained from Table 4 set forth in Annex A hereto (the "Base Net Interest Margin Table").

                 "Base Net Interest Margin Table": The meaning specified under "Base Net Interest Margin" in this Appendix A.

                 "Base Percentage": The meaning specified under "Required Senior Project Credit Support Percentage" in this Appendix A.

                 "Beneficial Owner": Any Person owning an interest in a Global Note as reflected on the books of the Depositary or on the books of a Depositary Participant or on the books of an indirect participant for which a Depositary Participant of the Depositary acts as agent.

                 "Board of Directors": With respect to any Person, the directors of such Person duly appointed by the stockholders of such Person.

                 "Board Resolution": With respect to a limited partnership, a resolution of the Board of Directors of the general partner of such limited partnership; and with respect to a corporation, a resolution of the Board of Directors of such corporation.

                 "Business Day": A day on which commercial banks and foreign exchange markets settle payments in each of New York City, Houston, London, Luxembourg and any other city in which the Corporate Trust Office is located and, in the case of the final payment of principal of any Note, the place of presentation of such Note.

                 "Calculated Asset Balance": (x) Prior to the Investment Termination Date, the sum of (i) the Aggregate Project Loan Balance and (ii) the Uncommitted TIP Account Balance and (y) on or after the Investment Termination Date, the sum of (i)(A) the Aggregate Project Loan Balance on the Investment Termination Date, (B) the Uncommitted TIP Account Balance and (C) the Committed TIP Account Balance relating to any terminated, canceled, expired or reduced Commitment minus the sum of (ii)(A) the aggregate amount of all Commitments terminated, canceled, expired or reduced and (B) the sum of all Note Redemption Amounts.

                 "Calculated Senior Debt Balance": The Calculated Asset Balance minus (x) the sum of (i) all Hedging Proceeds, (ii) the principal amount of the Class B Notes issued on the Closing Date, (iii) the principal amount of Class C Notes issued in connection with the initial funding of a particular Project Loan, (iv) the Class I Interests issued, (v) the GP Interests issued and (vi) the Class II Interests issued on the Closing Date plus (y) the sum of (i) the Deferred Issuance Costs and (ii) the principal amount, if any, of Class B Notes (including any Class B Premium) and Class C Notes redeemed with Class A Notes, with drawings under the Backup Facility or with amounts credited to the Uncommitted TIP Account.

                 "Calculated Total Debt Balance": The Calculated Asset Balance minus (x) the sum of (i) all Hedging Proceeds, (ii) the principal amount of Class C Notes issued in connection with the initial funding of a particular Project Loan, (iii) the Class I Interests issued, (iv) the GP Interests issued and (v) the Class II Interests issued on the Closing Date plus (y) the sum of
(i) the Deferred Issuance Costs, (ii) the Class B Premium and (iii) principal amount, if any, of Class C Notes redeemed with Class A Notes or with drawings under the Backup Facility or with amounts credited to the Uncommitted TIP Account.

                 "Cash": Such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

                 "Cedel": Cedel Bank, societe anonyme, a corporation organized under the laws of the Grand Duchy of Luxembourg.

                 "Certificate of Authentication":  The meaning specified in
Section 2.1(a) of the Indenture.

                 "Certificated Note": The meaning specified in Section 2.1(c) of the Indenture.

                 "Certificated Security": A Security that is represented by a certificate.

                 "Chase Texas":  Chase Bank of Texas, National Association.

                 "Class": All of the Notes having the same designation given pursuant to Section 2.2 of the Indenture.

                 "Class A Make-Whole Premium": An amount equal to the excess, if any, of the present value of the remaining principal and interest scheduled to have been paid pursuant to the Note Payment Assumptions in respect to any Class A Notes discounted at the Class A Present Value Rate over the amount of principal of the Class A Notes to be prepaid.

                 "Class A Note Issuance Requirements": The conditions set forth in Sections 2.9 and 3.2 of the Indenture.

                 "Class A Note Interest Rate": With respect to any Class A Note of any Series, the rate per annum at which interest accrues on such Note as set forth in the Indenture or in the Supplemental Indenture relating to such Series (as applicable).

                 "Class A Notes": The Class A Senior Notes due 2018 of any Series, having the Class A Note Interest Rate and the Stated Maturity set forth in the Indenture or in the Supplemental Indenture relating to such Series (as applicable).

                 "Class A Present Value Rate": (i) The as bid yield on United States treasury securities with a maturity most closely correlating to the then interpolated remaining average life of the Class A Notes immediately prior to such prepayment (determined in accordance with the Note Payment Assumptions), plus (ii) ___%.

                 "Class B Deferral Interest Rate": 1.5% in excess of the Class B Note Interest Rate.

                 "Class B Deferred Interest": The meaning specified in Section 2.6(a) of the Indenture.

                 "Class B Note Interest Rate": With respect to any Class B Note of any Series, the rate per annum at which interest accrues on such Note as set forth in the Indenture or in the Supplemental Indenture relating to any Class B Refinancing.

                 "Class B Notes": The ___% Class B Senior Subordinated Notes due 2018, or in the case of a Class B Refinancing, the Class B Notes having the Class B Note Interest Rate set forth in the Supplemental Indenture relating to such Class B Refinancing.

                 "Class B Premium":

                 (a) Prior to the fifth anniversary of the Closing Date, an amount equal to (i) the excess, if any, of (A) the present value of the remaining principal, interest and Fixed Rate Premium scheduled to have been paid pursuant to the Note Payment Assumptions in respect of the Class B Notes, assuming such Class B Notes were to be redeemed on the fifth anniversary of the Closing Date at an amount equal to par plus the product of (I) the amount of principal on the Class B Notes to be prepaid and (II) ___% of the Class B Note Interest Rate, discounted at the Class B Present Value Rate, over (B) the amount of principal on the Class B Notes to be prepaid and the applicable Fixed Rate Premium plus (ii) the applicable Fixed Rate Premium; and

                 (b) on or after the fifth anniversary of the Closing Date, an amount equal to the applicable Fixed Rate Premium.

                 "Class B Present Value Rate": (i) The as bid yield on United States treasury securities with a maturity equal to the then interpolated remaining average life of the Class B Notes, assuming the applicable redemption would occur on the fifth anniversary of the Closing Date, immediately prior to the applicable prepayment, plus (ii) ____%.

                 "Class B Refinancing": The meaning specified in Section 10.2(a)(iii) of the Common Agreement.

                 "Class C Deferred Interest": The meaning specified in Section 2.6(a) of the Indenture.

                 "Class C Issuance": The meaning specified in Section 2.9(a) of the Indenture.

                 "Class C Issuance Date": The meaning specified in Section 2.9(a) of the Indenture.

                 "Class C Note Interest Rate": With respect to any Class C Note, the rate per annum at which interest accrues on such Note equal to ___%.

                 "Class C Note Purchase Commitment": The meaning specified in the Enron Support Agreement.

                 "Class C Notes": The Class C Subordinated Notes due 2018 having the Class C Note Interest Rate and the Stated Maturity set forth in the Indenture.

                 "Class C Principal Distributable Amount": With respect to a Due Period, the amount equal to the principal proceeds received during such Due Period multiplied by a fraction, the numerator of which equals the principal amount of the Class C Notes and the denominator of which equals the aggregate amount of funded capitalization of the Issuer.

                 "Class I Interests": The meaning specified in the Partnership Agreement.

                 "Class I Stage Funding": Funding of Class I Interests after the Closing Date.

                 "Class I Stage Funding Commitment": The commitment of Acceptable Credit Providers to provide Class I Stage Funding.

                 "Class I Stage Funding Commitment Letter": A letter evidencing a Class I Stage Funding Commitment [in the form set forth in Annex [ ] to the Partnership Agreement.]

                 "Class I Trigger Event": (i) The removal of the Program Manager and the General Partner without cause, with the concurrent approval of the Required Lenders, which would (a) cause the Investment Period to terminate and (b) terminate Enron's obligation to use commercially reasonable efforts to notify the Issuer of opportunities to make loans to projects developed or acquired by Enron or Enron Affiliates and located in the El Regions, or (ii) removal of the Program Manager and the General Partner without cause (without the approval of the Required Lenders) if, concurrently, (a) Enron's obligation to use commercially reasonable efforts to notify the Issuer of opportunities to make loans to projects developed or acquired by Enron or Enron Affiliates and located in the El Regions is terminated, (b) the GP Interest and the funded Class II Interests are, if Enron so elects, purchased from Enron or Enron Affiliates for cash in the amount equal to Enron's aggregate capital contributions in respect of such GP Interest and funded Class II Interests, (c) the unfunded portion of Enron's commitment in respect of Class II Interests is assumed by an Acceptable Credit Provider, (d) Enron's obligation to provide credit support and any unfunded commitment in respect thereof (other than funded Class C Notes and Support Notes) under the Enron Support Agreement to pay or cause to be paid amounts in respect of Quarterly Project Distributions and Project Distributions Reserved is replaced by credit support of equivalent value without further liability to Enron, (e) the agreement of Enron not to sponsor a Competing Issuer for a specified period time is terminated, and (f) the then effective ratings of the Class A Senior Notes and Class B Senior Subordinated Notes are reaffirmed by Moody's and S&P.

                 "Class II Interests": The meaning specified in the Partnership Agreement.

                 "Clearing Agency": An organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

                 "Clearing Corporation": The meaning specified in Section 8-102(a)(5) of the UCC.

                 "Closing Date":  __________, 1998.

                 "Code": The United States Internal Revenue Code of 1986, as amended.

                 "Co-Issuer": Enron International CPO, Inc., a corporation organized under the laws of the State of Delaware.

                 "Collateral": The meaning specified in Section 2.1(a) of the Security Agreement.

                 "Collateral Account": Any of the Accounts pledged by the Issuer to the Collateral Agent as part of the Collateral.

                 "Collateral Agent": Chase Texas solely in its capacity as collateral agent for the Secured Parties under the Security Agreement and the other Financing Documents.

                 "Collateral Proceeds": With respect to any Quarterly Payment Date, the sum of (i) all payments of interest received by the Issuer in Cash during the related Due Period on the Project Loans, (ii) except as otherwise provided in Section 3.3(b) of the Security Agreement with respect to an event of default that has occurred and is continuing on a Committed TIP Investment, all payments of interest received in Cash during the related Due Period on the Temporary Investments, (iii) all accrued interest on any Project Loan or Temporary Investment received by the Issuer as a result of the Sale of such Project Loan or Temporary Investment during such Due Period, (iv) all premiums (including prepayment premiums) received by the Issuer during such Due Period on the Project Loans and Temporary Investments, (v) if after the Investment Termination Date, all payments of principal (including prepayments) received by the Issuer during such Due Period on Project Loans and Temporary Investments credited to the Uncommitted TIP Account, (vi) all amendment and waiver fees, all late payment fees and all other fees and commissions received in Cash during such Due Period in connection with Project Loans and the Temporary Investments other than loan origination fees or upfront fees (excluding expense reimbursements) credited to the Uncommitted TIP Account, (vii) if after the Investment

Termination Date, any amount received by the Issuer during such Due Period from the sale or other disposition of Project Loans and Temporary Investments credited to the Uncommitted TIP Account, (viii) any amount received by the Issuer pursuant to the Hedging Agreements during such Due Period, other than Hedging Proceeds received during the Investment Period, (ix) all earnings from Eligible Investments made with amounts credited to the Accounts (other than any amounts credited to the Reserve Account, the Excess Spread Account and the Distribution Obligation Escrow Account) during such Due Period, (x) proceeds from the Sale of Committed TIP Investments in connection with any mandatory redemption pursuant to Section 10.3(a)(ii) of the Common Agreement, (xi) payments received pursuant to the terms of the Enron Support Agreement other than payments made under Sections 4.1, 4.2, 4.3, 5.4 and 5.5 thereunder and
(xii) amounts which remain credited to the Operating Account at the end of the immediately preceding Due Period, other than amounts applied towards uses specified in Section 3.7 of the Security Agreement for the next following Due Period; provided, that, without duplicating the foregoing, amounts referred to in clauses (i) through (vii) above shall include amounts received by the Issuer.

                 "Collection Account": The account designated the "Collection Account" and established pursuant to Section 3.2 of the Security Agreement which account shall initially be account number [________] and shall include any successor or replacement accounts thereof.

                 "Commission": The U.S. Securities and Exchange Commission.

                 "Commitment": A legally binding commitment to make a Project Loan as determined by legal counsel to the Program Manager (subject to the satisfaction of customary conditions precedent, including any of the Qualifying Criteria the satisfaction of which may be deferred to any date on or prior to the initial funding of such Project Loan). "Committed" shall have a correlative meaning.

                 "Committed TIP Account": The account designated the "Committed TIP Account" and established pursuant to Section 3.3(b) of the Security Agreement which account shall initially be account number [______________] and shall include any successor or replacement accounts thereof.

                 "Committed TIP Account Balance": (i) With respect to non-defaulted Committed TIP Investments credited to the Committed TIP Investment, the principal balance of investments credited to the Committed TIP Account, except that with respect to Committed TIP Investments credited to the Committed TIP Account which are described in clause (c) of the Committed TIP Investment Policies, only [__]% of the principal balance of each such investment shall be deemed credited to the Committed TIP Account and (ii) with respect to defaulted Committed TIP Investments on deposit in the Committed TIP Account, only [__]% of the principal balance of each such investment shall be deemed credited to the Committed TIP Account.

                 "Committed TIP Investment": The meaning specified under the definition of "Committed TIP Investment Policy" in this Appendix A.

                 "Committed TIP Investment Policies": Amounts credited to or re-invested in the Committed TIP Account shall be invested in (a) U.S. Government Securities, (b) TIP Eligible Investments and (c) Dollar-denominated senior term loans, revolving credits or other senior liabilities of United States borrowers or corporate issuers located in countries whose long-term sovereign debt obligations are rated at least "Aa2" by Moody's or at least "AA" by S&P, in each case, with direct or implied ratings of at least "Baa3" by Moody's and "BBB-" by S&P (each of the investments described in the foregoing clauses (a), (b) and (c), a "Committed TIP Investment"). All Committed TIP Investments shall mature on the earlier of, or prior to, one year from the date that they were acquired, or as to the relevant portion of such amounts and after giving effect to amounts Allocated under the Backup Facility the date(s) on which the Issuer is legally obligated to fund drawdowns under the related Project Loans in accordance with the agreed upon drawdown schedules. The investments described in the foregoing clause (c) shall satisfy the following criteria:

                 (i) The balance of all such investments shall be zero by the end of the 12-month period beginning on the Closing Date;

                 (ii) Such investments shall have a TIP Diversity Score of at least 20 and an Industry Concentration Factor no greater than 10% while complying with the restrictions in Section 2.5(a)(i)(A) of the Security Agreement with respect to the Sale of Collateral; and

                 (iii) With respect to maturing investments, such amount will be reinvested in Committed TIP Investments described in clause
         (a) or clause (b) of the Committed TIP Investment Policies;

         provided, that Committed TIP Investments shall not include any interest-only security, any security purchased at a price in excess of 100% of the par value thereof, unless such security is non-callable to maturity (unless callable with a make-whole premium), or any security whose repayment is subject to substantial non-credit related risk as determined in the sole judgment of the Program Manager.

                 "Common Agreement": The Common Agreement dated as of ____________, 1998 among the Issuers, the Collateral Agent and the Representatives.

                 "Comparable Countries": The meaning specified in Section 2.02 of the Management Agreement.

                 "Comparable Debt": The meaning specified in Section 2.02 of the Management Agreement.

                 "Competing Issuer": The meaning specified in Section 1.2 of the Enron Support Agreement.

                 "Continent": Each of Antarctica, Africa, Asia, Australasia, Europe, North America and South and Central America.

                 "Controlling Class": As of a date of determination, (A) if Class A Notes are outstanding at such time, the Class A Notes and (B) if Class B Notes, but no Class A Notes, are outstanding at such time, the Class B Notes, and (C) if Class C Notes, but no Class A Notes or Class B Notes, are outstanding at such time, the Class C Notes other than Class C Notes held by Enron or an Enron Affiliate.

                 "Corporate Trust Office": The principal corporate trust office of the Trustee, currently located at 600 Travis, 8th Floor, Houston, Texas 77002, Attention: Global Trust Services - Enron International CPO, L.P., telephone number 713-216-4181, or such other address as the Trustee may designate from time to time by notice to the Noteholders, the Program Manager and the Issuers or the principal corporate trust office of any successor Trustee.

                 "Coverage Ratio Condition": The meaning specified in paragraph (7) under "Project Loan Criteria" in this Appendix A.

                 "Credit Support Test Commitment": A commitment made by Enron pursuant to Section 5.2 of the Enron Support Agreement to satisfy any Credit Support Test.

                 "Credit Support Tests": The Moody's Credit Support Test and the S&P Credit Support Test, as applicable.

                 "Currency Hedging Arrangement": With respect to any Project Loan or an Intermediate Funding Loan denominated in a currency other than U.S. Dollars, one or more currency hedging agreements entered into between an Intermediate Funding Entity and an Acceptable Credit Provider, such that payments anticipated to be made from such Project Borrower or Intermediate Funding Entity, as applicable, are converted into U.S. dollars at an agreed upon exchange rate and any residual exposure relating to any breakage and termination costs of such hedging agreement are indemnified by an Acceptable Credit Provider.

                 "Debt Rate": The meaning specified under "Target Note Redemption Amount" in this Appendix A.

                 "Default": Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

                 "Defaulted Interest": Any interest due and payable in respect of any of the Notes which is not punctually paid or duly provided for on the applicable Quarterly Payment Date or at the Stated Maturity thereof and which remains unpaid.

                 "Defaulted Project Loan": Any Project Loan as to which, pursuant to the related Underlying Instruments, there has occurred and is continuing any default or event of default for failure to pay which entitles the holders of such Project Loan to accelerate the maturity (whether by mandatory prepayment or otherwise) of all or a portion of the principal amount of such Project Loan (with respect to which default or event of default the applicable grace or cure periods has lapsed).

                 "Deferral Event":   An event which shall occur on the fourth
Quarterly Payment Date (which need not be consecutive) on which payment of interest on the Class B Notes is deferred.

                 "Deferred Issuance Costs": With respect to (i) the Closing Date, Initial Issuance Expenses; (ii) any Quarterly Payment Date on or prior to the Investment Termination Date, the Initial Issuance Expenses plus the Transaction Expenses minus any upfront fees received from Project Borrowers; and (iii) any Quarterly Payment Date after the Investment Termination Date, the greater of (x) the Deferred Issuance Costs on the prior Quarterly Payment Date minus one-fourth of the Deferred Issuance Costs on the Investment Termination Date and (y) zero.

                 "Depositary": With respect to the Notes issued in the form of one or more Global Notes, the Person designated as Depositary pursuant to
Section 2.2(e) of the Indenture or any successor thereto pursuant to the applicable provisions of the Indenture.

                 "Depositary Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of notes deposited with the Depositary.

                 "Designated Enron Ownership Interest": The meaning specified in Section 1.2 of the Enron Support Agreement.

                 "Designation Letter": A letter substantially in the form of Exhibit F to the Common Agreement.

                 "Determination Date":  The last Business Day of a Due Period.

                 "Disposition Amount": With respect to a Project Loan that is the subject of an Equity Disposition or a Refinancing, an amount equal to the sum of the principal of and accrued interest on such Project Loan plus any premium (in the case of a fixed rate Project Loan) received by the Issuer with respect to such Project Loan.

                 "Distribution Obligation Escrow Account": The account to be designated the "Distribution Obligation Escrow Account" and to be established pursuant to Section 3.8 of the Security Agreement and shall include any replacement or successor account.

                 "Diversity Score": On any date of determination, a score calculated by summing each of the Regional Diversity Scores, calculated as follows:

                 (i) An "Average Par Amount" is calculated by dividing the Aggregate Project Loan Balance by the number of Project Borrowers.

                 (ii) A "Relative Contribution" is calculated for each country by adding the lesser of (A) (w) ___ if there is one Project Borrower in such country, (x) ___ if there are two Project Borrowers in such country, (y) ___ if there are three Project Borrowers in such country and (z) ___ if there are four or more Project Borrowers in such country; and (B) the Project Loan Balance for such country divided by the Average Par Amount.

                 (iii) An "Aggregate Regional Equivalent Unit Score" is then calculated for each of the six regions (i.e., Latin America, Central Asia, Asia Pacific, Africa and the Middle East, Eastern Europe and the Caribbean) by summing the Relative Contributions for each country in the region; provided that for purposes of calculating the Diversity Score, any country whose unguaranteed, unsecured and otherwise unsupported long-term sovereign debt obligations have a Moody's Rating of at least "Baa3" will be treated as a separate region.

                 (iv) A "Regional Diversity Score" is then established for each region (other than Latin America if there is more than one Latin American country represented in the portfolio) by reference to Table 6 hereto for the related Aggregate Regional Equivalent Unit Score. If the Aggregate Regional Equivalent Unit Score falls between any two scores shown in such table, then the Regional Diversity Score shall be interpolated from the two Diversity Scores in such table.

                 (v) If there are debt obligations of more than one Latin American country represented in the portfolio, the Regional Diversity Score for Latin America is calculated under the following formula:

                 Latin America Regional Diversity Score = ((unadjusted Regional Diversity Score minus 1) divided by 2) + 1 where the unadjusted Regional Diversity Score is established by reference to Table 6 for the related Aggregate Regional Equivalent Unit Score with respect to Latin America.

                 "Dollar" or "$": A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

                 "DTC":  The Depository Trust Company, a New York corporation.

                 "Due Date": Each date on which a Payment is due on a Project Loan or a Permitted Investment.

                 "Due Period": With respect to any Quarterly Payment Date, the calendar quarter ending immediately prior to such Quarterly Payment Date or, in the case of the initial Due Period, the period commencing on (but excluding) the Closing Date and ending on the last day of the calendar quarter ending immediately prior to the initial Quarterly Payment Date or, in the case of a Due Period that is applicable to the Quarterly Payment Date relating to the Stated Maturity of any Note, the period commencing on (and including) the day immediately following the last day of the prior Due Period and ending on the date of such Stated Maturity.

                 "EI" or "Enron International": The legal persons, business, operations, assets, management and operating personnel and related functions of Enron that conduct the development, financing, construction and operation of projects in Permitted Industries in the EI Regions.

                 "Election Notices": The meaning specified in Section 2.3 of the Enron Support Agreement.

                 "Eligible Investments": Any Dollar-denominated investment made using amounts credited to any Account (other than the TIP Accounts) that, at the time it is delivered to the

Collateral Agent or the Trustee, as the case may be (directly or through a Securities Intermediary), is one or more of the following obligations or securities:

                 (i) direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America;

                 (ii) demand and time deposits in, certificates of deposit of, bankers' acceptances payable within 90 days of issuance by, or Federal funds sold by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a credit rating of not less than "A2" by Moody's or "A" by Standard & Poor's, in the case of long-term debt obligations, or "P-1" by Moody's or "A-1" by Standard & Poor's in the case of commercial paper and short-term debt obligations;

                 (iii)    unleveraged repurchase obligations with respect to
         (a) any security described in clause (i) above or (b) any other Registered security issued or guaranteed by an agency or instrumentality of the United States of America (in each case without regard to the Stated Maturity of such security), in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above or entered into with a corporation (acting as principal) whose long-term rating is not less than "A2" by Moody's or "A" by Standard & Poor's or whose short-term credit rating is "P-1" by Moody's or "A-1" by Standard & Poor's at the time of such investment;

                 (iv) Registered debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that have a credit rating of not less than "A1" by Moody's or "A+" by Standard & Poor's at the time of such investment or contractual commitment providing for such investment;

                 (v) commercial paper or other short-term obligations with a maturity of not more than 90 days from the date of issuance and having at the time of such investment a credit rating of not less than "P-1" by Moody's or "A-1" by Standard & Poor's; and

                 (vi) a Reinvestment Agreement issued by any bank (if treated as a deposit by such bank), or a Registered Reinvestment Agreement issued by any insurance company or other corporation or entity, in each case that has a credit rating of not less than "P-1" by Moody's or "A-1" by Standard & Poor's;

and, in each case, with a Stated Maturity (giving effect to any applicable grace period) no later than the Quarterly Payment Date next following the Due Period in which the date of investment occurs; provided that Eligible Investments shall not include any interest-only security, any security purchased at a price in excess of 100% of the par value thereof, unless such security is non-callable to maturity (unless callable with a make-whole premium) or any security whose repayment is subject to substantial non-credit related risk as determined in the sole judgment of the Program Manager.

                 "Eligible Merchant Project": A business enterprise that (A) is not an Eligible Project under clause (A) of the definition of "Eligible Project", (B) is reasonably expected to be competitive on a delivered cost basis with other business enterprises providing similar services in the same market and (C) notwithstanding the absence of Integrated Contractual Arrangements, has sufficient access to required feedstocks and offtake markets.

                 "Eligible Project": A business enterprise that generates operating revenues from a Permitted Industry and that (A) has cash flow based primarily upon or is subject to Integrated Contractual Arrangements or (B) is an Eligible Merchant Project (each of the immediately preceding clauses (A) and (B) is hereinafter referred to as an "Eligible Project Category" and collectively referred to as the "Eligible Project Categories"). In the event a project has (A) some portion of its cash flow based upon Integrated Contractual Arrangements and (B) some portion of its cash flow that is not attributable to arrangements or agreements contemplated by Integrated Contractual Arrangements,
(x) if the Coverage Ratio Condition can be satisfied based solely on the portion of such project's cash flow attributable to Integrated Contractual Arrangements, (y) if at least 75% of projected cash flow of such project available for debt service on an annual basis is attributable to Integrated Contractual Arrangements or (z) if projected cash flow of such project available for debt service on an annual basis is based on Integrated Contractual Arrangements for a specified period during which it is anticipated that at least 75% of such Project Loan (including interest thereon) will be repaid, then in each such case, such project will be deemed to be an Eligible Project under the relevant Eligible Project Category and will not be deemed to be an Eligible Merchant Project (provided that, for purposes of clauses (y) and (z) of this sentence, projections together with the Independent Engineer's review of such projections with respect to projected cash flows that are not attributable to any Integrated Contractual Arrangements contemplated by such clause will be undertaken as if such project were an Eligible Merchant Project).

                 "Eligible Project Category": The meaning specified under "Eligible Project" in this Appendix A.

                 "Enron": Enron Corp., a corporation organized under the laws of the State of Oregon.

                 "Enron Affiliate":  An Affiliate of Enron.

                 "Enron Class II Purchase Commitment": The meaning specified in Section 3.1 of the Enron Support Agreement.

                 "Enron Competitor": Any Person other than a Financial Institution that is engaged in the development, operation or ownership of international energy, electric, water or other infrastructure projects in any Permitted Industry, or which otherwise has any significant portion of its operations in the natural gas, crude oil, coal, electricity, water or other energy related industries (or risk management activities related thereto). "Financial Institution" shall mean any Person whose principal business is that of a bank holding company, insurance holding company, savings and loan holding company, bank, insurance company, savings and loan company, investment company or private or governmental employee benefit plan, together, in each case, with their respective subsidiaries, controlled affiliates and affiliates under common control.

                 "Enron Credit Counterparty": An Enron Affiliate (i) that has and maintains a credit rating at least equivalent to Enron's credit rating at the time such Enron Affiliate makes a commitment, (ii) whose commitment is guaranteed by Enron or (iii) whose commitment is supported by a letter of credit issued by an Acceptable Credit Provider.

                 "Enron Distributions": The meaning specified in Section 1.2 of the Enron Support Agreement.

                 "Enron International CPO, L.P.": Enron International CPO, L.P., a limited partnership organized under the laws of the State of Delaware.

                 "Enron Ownership Percentage": With respect to a Project Borrower, the portion, expressed as a percentage, owned by Enron or an Enron Affiliate of the following: (i) shares, if such Project Borrower is a corporation, (ii) partnership interests, if such Project Borrower is a partnership or (iii) membership interests, if such Project Borrower is a limited liability company.

                 "Enron Ownership Requirement": The requirements set forth in paragraph (4) of the definition of "Project Loan Criteria" and paragraph (5) of the definition of "Portfolio Criteria" in this Appendix A.

                 "Enron Support Agreement": The Support Agreement dated as of ____________, 1998 between the Issuer and Enron.

                 "Enron Support Documents": The Enron Support Agreement, any Assumption Agreements, Election Notices, Liquidity Notes, Funding Availability Notes, certificates evidencing Class I Interests and guaranties or letters of credit, if any, delivered by Enron, an Enron Credit Counterparty or an Acceptable Credit Provider thereunder.

                 "Entitlement Holder": A Person identified in the records of a Securities Intermediary as the Person having a Securities Entitlement against the Securities Intermediary.

                 "Entitlement Order": A notification communicated to a Securities Intermediary directing transfer or redemption of a Financial Asset to which the Entitlement Holder has a Security Entitlement.

                 "Equity Disposition":  Has the meaning specified in Section
1.2 of the Enron Support Agreement.

                 "ERISA": The United States Employee Retirement Income Security Act of 1974, as amended.

                 "ERISA Plan":  An "employee benefit plan" (as defined in
Section 3(3) of ERISA) which is subject to the provisions of Part 4 of Title I of ERISA, and any entity whose underlying assets include the assets of any such plan.

                 "Euroclear": Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

                 "Europe": The geographic areas that are within the boundaries (as of the date hereof) of Albania, Andorra, Austria, Belarus, Belgium, Bosnia and Herzegovina, Bulgaria, Croatia, the Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, the Former Yugoslav Republic of Macedonia, Malta, Moldova, Monaco, Netherlands, Norway, Poland, Portugal, Romania, Russia, San Marino, Serbia and Montenegro, Slovakia, Slovenia, Spain, Sweden, Switzerland, Turkmenistan, Ukraine, United Kingdom, Vatican City and Yugoslavia (former).

                 "Event of Default": The meaning specified in Section 5.1 of the Common Agreement.

                 "Excess Spread Account": The account designated the "Excess Spread Account" and established pursuant to Section 3.5 of the Security Agreement which account shall initially be account number ______ and shall include any successor or replacement accounts thereof.

                 "Excess Spread Account Balance": Amounts credited to or deemed to be credited to the Excess Spread Account pursuant to Section 3.5 of the Security Agreement.

                 "Exchange Act": The United States Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

                 "Exempt Person": The meaning specified in Section 11.1 of the Common Agreement.

                 "Expense Reserve Account": The account designated the "Expense Reserve Account" and established pursuant to Section 3.6 of the Security Agreement and shall include any replacement or successor account.

                 "Extraordinary Expenses": Reasonable expenses of the Issuer not otherwise paid pursuant to clauses (i) through (xi)(F) of the Priority of Payments.

                 "Final Support Notice": The meaning specified in Section 4.4 of the Enron Support Agreement.

                 "Final Termination Date": The date on which all amounts due and payable by the Issuers in respect of the Secured Obligations have been paid in full.

                 "Financial Asset": Except as otherwise provided in Section 8-103 of the UCC: (a) a Security; (b) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment; or (c) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a financial asset under Article 8 of the UCC.

                 "Financial Closing Date": With respect to a Project Loan or one or more related Intermediate Funding Loans, the date on which all conditions precedent to the initial funding thereto have been satisfied.

                 "Financial Institution": The meaning specified under "Enron Competitor" in this Appendix A.

                 "Financing Documents": The Common Agreement, the Security Documents, the Intercreditor Agreement, the Liquidity Facility Loan Agreement, the Backup Facility Loan Agreement(s), the Indenture, the Class A Notes, the Class B Notes, the Class C Notes, the Support Notes, the Hedging Agreements, the Class I Stage Funding Commitment Letters and the Enron Support Documents.

                 "Financing Statements": Financing statements relating to the Collateral naming the Issuer as debtor and the Collateral Agent as secured party.

                 "Fixed Rate Premium": With respect to the Initial Class B Notes to be redeemed, the product of (A) the amount of principal of such Class B Notes and (B) the applicable percentage of the Class B Note Interest Rate for the periods set forth below:

         Number of years elapsed from Closing
         Date (rounded up to the nearest year)       Applicable Percentage
         -------------------------------------       ----------------------
                           0 to 6                               %
                             7
                             8
                             9
                             10
                         thereafter

                 "Funding Availability Commitment":  The meaning specified in
Section 1.2 of the Enron Support Agreement

                 "Funding Availability Note": Each of the notes representing amounts drawn under Funding Availability Commitments in substantially the form set forth in Exhibit __ to the Enron Support Agreement.

                 "Funding Availability Shortfall Amount": The meaning specified in Section 3.3(b) of the Security Agreement.

                 "Funding Availability Test": A test satisfied on any date of determination if the aggregate amount of unfunded Commitments (including the Commitment relating to the Project Loan to be made) is less than or equal to Available Committed Funds as of such date. "Available Committed Funds" means the sum of (i) the Committed TIP Account Balance and (ii) the undrawn portion of the Backup Facility.

                 "GAAP": With respect to any Person, generally accepted accounting principles in the U.S., as in effect from time to time.

                 "General Intangibles": The meaning specified in Section 9-106 of the UCC.

                 "General Partner": Enron CPO Holdings, Inc., a special purpose bankruptcy remote corporation organized under the laws of the State of Delaware, which is an indirect, wholly-owned subsidiary of Enron.

                 "Global Notes": The meaning specified in Section 2.1(b) of the Indenture.

                 "GP Interests": The meaning specified in Section ____ of the Partnership Agreement.

                 "Grant": To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create or grant a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Pledged Securities, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Pledged Securities or such other instruments, and all other Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

                 "Hedge Counterparty": Any counterparty (a) whose Reference Obligations are rated (or whose counterparty rating is) at least "A2" by Moody's and at least "A" by Standard & Poor's, (b) whose obligations under the relevant Hedging Agreement are absolutely and unconditionally guaranteed by an Affiliate of such counterparty if such Affiliate's Reference Obligations are rated at least "A2" by Moody's and at least "A" by Standard & Poor's or (c) that agrees to provide Hedge Counterparty Credit Support.

                 "Hedge Counterparty Credit Support": The agreement by a Hedge Counterparty to cause to become effective, so long as the Reference Obligations of the Hedge Counterparty (or any Person that shall have absolutely and unconditionally guaranteed the obligations of the Hedge Counterparty under a Hedging Agreement) shall fail to be rated at least "A2" by Moody's and at least "A" by Standard & Poor's, the obligation to deliver collateral under an ISDA Credit Support Annex having, among others, the following terms: (a) no collateral delivery obligations for the Issuer; (b) no collateral delivery obligations for the Hedge Counterparty except when such delivery obligation is effective by reason of the agreement of the Hedge Counterparty; and (c) a provision to the effect that, in calculating the amount of collateral required to be delivered to the Issuer, the mark to market value of any amount owing to the Issuer upon termination of the Hedging Agreement shall be deemed to be equal to [100%] of such mark to market value calculated in accordance with normal procedures under the ISDA Credit Support Annex.

                 "Hedging Agreement": Any interest rate protection agreement or agreements evidenced by an ISDA Master Agreement and the schedule thereto and the confirmation thereunder, between the Issuer and a Hedge Counterparty, and any replacement Hedging Agreement entered into by the Issuer pursuant to
Article 9 of the Common Agreement.

                 "Hedging Proceeds": With respect to any Quarterly Payment Date, all net termination payments received by the Issuer under any Hedging Agreement during the related Due Period.

                 "High Interest Rate Scenario": The meaning specified under "Liquidity Test" in this Appendix A.

                 "Holder" or "Noteholder": With respect to any Note, the Person in whose name such Note is registered in the Note Register.

                 "Incentive Fee": The meaning specified in Section 7.01 of the Management Agreement.

                 "Indenture": The Indenture dated as of ___________, 1998 between the Issuers and Chase Texas as Trustee, as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof, as so supplemented or amended.

                 "Independent": As to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. "Independent" when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.

                 Whenever any Independent Person's opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and, that the signer is Independent within the meaning hereof.

                 "Independent Engineer": Any Independent and internationally recognized firm of engineers with expertise in the relevant Permitted Industry.

                 "Indorsement": The meaning specified in Section 8-102(a)(11) of the UCC. "Indorsed" shall have a correlative meaning.

                 "Industry Concentration Factor": On any date of determination, with respect to a Standard & Poor's Industry to which one or more of the investments credited to the Uncommitted TIP Account described in clause (a) of Uncommitted TIP Investment Policies pertain, the aggregate principal amount of such investments divided by the aggregate principal amount of all Uncommitted TIP Investments credited to the Uncommitted TIP Account described in clause (a) of Uncommitted TIP Investment Policies and (ii) with respect to a Standard & Poor's Industry to which one or more of the investments credited to the Committed TIP Account described in clause (c) of Committed TIP Investment Polices pertain, the aggregate principal amount of such investments divided by the aggregate principal amount of all Committed TIP Investments credited to the Committed TIP Account described in clause (c) of Committed TIP Investment Policies.

                 "Initial Class B Notes":

                 "Initial Class I Interests": The meaning specified in Section __ of the Partnership Agreement.

                 "Initial Equity": Any contribution by Project Sponsors to the initial total capital cost of a Project Borrower in the form of (i) equity or any financial instrument (including subordinated loans), the expected timing and amounts of payments under which and the associated rights and remedies of which are substantially similar to those of an equity interest and/or (ii) an irrevocable and unconditional commitment to purchase or acquire any of the foregoing by an Acceptable Credit Provider.

                 "Initial Interest": Any Interest funded on or prior to the Closing Date.

                 "Initial Issuance Expenses": All Transactions Expenses of the Issuers with respect to the Notes issued on the Closing Date, all expenses related to the establishment of any Backup Facility existing as of the Closing Date, all expenses related to the establishment of the Liquidity Facility, the initial Administrative Fee and the time and expenses of Enron employees directly involved in the formation of the Issuers.

                 "Initial Note": Any Note issued by the Issuers on the Closing Date.

                 "Instruction": The meaning specified in Section 8-102(a)(12) of the UCC.

                 "Instrument": The meaning specified in Section 9-105(1)(i) of the UCC.

                 "Integrated Contractual Arrangements": The contractual arrangements (such as construction, energy sales or other offtake, fuel supply, tolling, transportation, operation and maintenance and technical advisory services agreements, including related hedging arrangements) that provide the basis for projected cash flows and seek to reduce Project Risk or a franchise, concession or other agreement that provides for a rate-setting mechanism (contractual, tariff, regulatory or otherwise) for establishing projected cash flows and, together with other contractual arrangements as may be applicable, seeks to reduce Project Risk.

                 "Intercreditor Agreement": The Collateral Agency and Intercreditor Agreement dated as of ____________, 1998, among the Issuer, the Representatives and the Collateral Agent.

                 "Interest Accrual Period": The period from, and including, a Quarterly Payment Date to, but excluding, the next Quarterly Payment Date, except that the initial Interest Accrual Period (i) for any Note issued on the Closing Date will commence on, and include, the Closing Date and (ii) for any
Note issued after the Closing Date will commence on, and include, the date of issuance thereof.

                 "Interest Coverage Adjustment": Adjustment to the Required Senior Project Credit Support Percentage effected as follows:

                 if the Actual Net Interest Margin is less than or greater than the Moody's Assumed Net Interest Margin, the Required Senior Project Credit Support Percentage shall be calculated as follows:

         the greater of (i)

                 (a)      Base Percentage

                 multiplied by

                 (b) 1+ (Moody's Net Interest Margin Adjustment Factor x (Moody's Assumed Net Interest Margin - Actual Net Interest Margin))

         and (ii) the Base Percentage assuming the Weighted Average Moody's Rating of the Project Loans is one level higher than the actual Weighted Average Moody's Rating of Project Loans.

                 "Interests": The Class I Interests, the Class II Interests and the GP Interests of the Issuer issued pursuant to the Partnership Agreement.

                 "Intermediate Funding Entity": A Person (i) wholly-owned, directly or indirectly, by the Issuer and established for the limited purpose of making Project Loans (including Project Loans denominated in a currency other than Dollars as contemplated in clause (1) of the definition of "Project Loan Criteria" in this Appendix A) or (ii) wholly-owned by, or wholly-owning, a particular Project Borrower and established in a jurisdiction other than the jurisdiction of such Project Borrower for the sole purpose of obtaining a loan or loans from the Issuer or another Intermediate Funding Entity and making a Project Loan which satisfies the Qualifying Criteria to such Project Borrower by using proceeds thereof.

                 "Intermediate Funding Loan": A loan made by (i) the Issuer to an Intermediate Funding Entity or (ii) one Intermediate Funding Entity to another Intermediate Funding Entity.

                 "Intermediate Funding Loan Criteria": The conditions relating to Intermediate Funding Entities set forth in Section 2.1(ii) of the Common Agreement.

                 "Investment Company Act": The United States Investment Company Act of 1940, as amended, and the rules thereunder.

                 "Investment Grade": Rating of "BBB-" or higher, in the case of S&P, and "Baa3" or higher, in the case of Moody's.

                 "Investment Period": The period commencing on the Closing Date and ending on the Scheduled Investment Termination Date or earlier, upon the occurrence of any of the following events: (i) at the election of the Program Manager (acting at the direction of the General Partner) if the aggregate principal amount of Class A Notes and Class B Notes issued as of such date is at least equal to $____; (ii) at the election of the Program Manager (acting at the direction of the General Partner), with consent of the holders of a majority in outstanding principal amount of the Class I Interests, upon notification to the Collateral Agent and the Trustee that, in light of the composition of the Issuer's portfolio of Project Loans, general market conditions and other factors, the making of additional Project Loans would either be impracticable or not beneficial to the Issuer; (iii) the occurrence of an Acceleration; (iv) a failure to satisfy the Liquidity Test on any two consecutive Quarterly Payment Dates; (v) the Tax Redemption Trigger Date; or
(vi) the removal of the Program Manager by the Issuer upon being so directed by the Limited Partners pursuant to Section 10.02(b) of the Management Agreement.

                 "Investment Termination Date": The date of termination of the Investment Period.

                 "Issuer":  Enron International CPO, L.P.

                 "Issuer Determined Loss": With respect to any Defaulted Project Loan, the amount of non-recoverable accrued and unpaid interest and non-recoverable unpaid outstanding principal on such Defaulted Project Loan, as determined by the Program Manager on behalf of the Issuer.

                 "Issuer Order" and "Issuer Request": A written order or request dated and signed in the name of the Issuer by an Authorized Officer of the Issuer and (if appropriate) the Co-Issuer or by an Authorized Officer of the Program Manager where permitted pursuant to the Indenture, the Management Agreement or any other Financing Document, as the context may require or permit.

                 "Issuers": The Issuer and the Co-Issuer; provided that reference to the Issuer alone shall be construed as a reference only to the Issuer.

                 "Lenders": The Class A Note Holders, the Class B Note Holders, the Class C Note Holders, the Liquidity Lenders and the Backup Lenders.

                 "LIBOR":  Generally, the London interbank offered rate.

                 "Lien": Any mortgage, charge, pledge, lien (statutory or other), privilege, security interest, hypothecation, collateral assignment or preference, priority or other security agreement, preferential arrangement or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

                 "Liquidity Expenses": The meaning specified under "Liquidity Test" in this Appendix A.

                 "Liquidity Facility": Collectively, a five-year revolving credit facility (extendable up to an additional five-years) converting into a 2-year term loan facility to be provided to the Issuer by the Liquidity Lenders pursuant to the Liquidity Facility Loan Agreement and any Liquidity Test Commitments.

                 "Liquidity Facility Agent": The Person named as the agent under the Liquidity Facility.

                 "Liquidity Facility Availability Period": The period during which Liquidity Lenders are required to make advances to the Issuer pursuant to the terms of the Liquidity Facility Loan Agreement.

                 "Liquidity Facility Balance": The aggregate principal amount of (i) drawn amounts under the Liquidity Facility Loan Agreement and (ii) any drawn amounts under the Liquidity Test Commitments.

                 "Liquidity Facility Commitment": Funded and unfunded commitments under (i) the Liquidity Facility Loan Agreement and (ii) any Liquidity Test Commitments.

                 "Liquidity Facility Loan Agreement": The Liquidity Facility Loan Agreement among the Issuer, the Liquidity Facility Agent and the Liquidity Lenders dated as of ___________, 1998.

                 "Liquidity Lenders": The parties to the Liquidity Facility Loan Agreement identified therein as "Lenders" and to the extent there are any outstanding Liquidity Facility Commitments, Enron or an Enron Affiliate providing such commitment; provided that in determining whether the Liquidity Lenders with the requisite Liquidity Facility Balance have given any request, demand, authorization, direction, notice, consent or waiver under any Financing Document, any portion of the Liquidity Facility Balance attributable to funds provided by Enron or any Enron Affiliate shall be disregarded and deemed not to be outstanding.

                  "Liquidity Note": The meaning specified in Section 1.2 the Enron Support Agreement.

                 "Liquidity Shortfall": The meaning specified in Section 4.2(a)(ii) of the Security Agreement.

                 "Liquidity Shortfall Amounts":  The meaning specified in
Section 4.2(a) of the Security Agreement.

                 "Liquidity Test": A test satisfied on any date of determination if Portfolio Liquidity, as determined by the Program Manager, on each subsequent Quarterly Payment Date during the Measurement Period, is at least equal to the Liquidity Expenses, as determined by the Program Manager, on such dates under both a High Interest Rate Scenario and a Low Interest Rate Scenario.

                          The "Portfolio Liquidity" as of any Quarterly Payment
                 Date during the Measurement Period means the sum of the (i) projected interest and fees receivable, directly or indirectly, on (x) Project Loans (including any Project Loan proposed to be made) in the case of Project Loans made directly to the Project Borrower, and (y) the Intermediate Funding Loans made by the Issuer (including any Intermediate Funding Loans proposed to be made) in the case of Project Loans made indirectly through an Intermediate Funding Entity for the relevant Due Period other than loan origination fees or upfront fees (excluding expense reimbursements) credited to the Uncommitted TIP Account, (ii) projected interest receivable on Temporary Investments and Eligible Investments for the relevant Due Period (iii) the projected aggregate unfunded commitments under the Liquidity Facility Loan Agreement as of such date, (iv) projected amounts to be received under the Hedging Agreements for the relevant Due Period, (v) the projected amount of Quarterly Project Distributions during the relevant Due Period and (vi) the projected aggregate unfunded amounts under the Liquidity Test Commitments as of such date.

                          The "Liquidity Expenses" as of any Quarterly Payment
                 Date during the Measurement Period means the sum of (i) projected operating expenses described under clauses (i) and
                 (ii) under the Priority of Payments for the relevant Due Period, (ii) projected interest on amounts drawn and projected to be drawn under the Liquidity Facility and the Backup Facility and any projected commitment or agency fees or other amounts due thereunder for the relevant Due Period, (iii) projected interest on the Class A Notes for the relevant Interest Accrual Period, (iv) projected amounts to be paid under the Hedging Agreements for the relevant Due Period, (v) projected interest to be paid on the Class B Notes for the relevant Interest Accrual Period, (vi) projected Administrative Fees, Management Fees and Incentive Fees to be paid for the relevant Due Period , (vii) projected interest on the Class C Notes to be paid for the relevant Interest Accrual Period, (viii) projected expenses relating to the establishment of any Backup Facility Loan Agreements during the relevant Due Period, (ix) projected Extraordinary Expenses to be paid during the relevant Due Period and (x) any Initial Issuance Expenses or Transaction Expenses in excess of the amounts credited to the Operating Account for such purpose on the Closing Date or the Subsequent Closing Date.

                          "High Interest Rate Scenario":  The scenario in which
                 three-month LIBOR is assumed to be the then current three-month LIBOR plus 6%.

                          "Low Interest Rate Scenario":  The scenario in which
                 three-month LIBOR is assumed to be the greater of 3% and the then current three-month LIBOR less 6%.

                 "Liquidity Test Commitment": A commitment made by Enron pursuant to Section 5.2 of the Enron Support Agreement to satisfy the Liquidity Test.

                 "Low Interest Rate Scenario": The meaning specified under "Liquidity Test" in this Appendix A.

                 "Majority": With respect to any Class or Classes of Notes, the Holders of more than 50% of the Outstanding Amount of the Notes of such Class or Classes of Notes, other than Notes held by Enron or an Enron Affiliate, except that in the event 100% of the Class C Notes are held by Enron or Enron Affiliates, "Majority" of the Class C Notes shall mean Enron or such Enron Affiliate.

                 "Majority Affiliate": With respect to a specified Person, any Person directly or indirectly owning, controlling or holding the power to vote 50% or more of the outstanding voting securities or other voting ownership interests of the specified Person.

                 "Management Agreement": The Management Agreement, dated as of _________, 1998 among the Issuers and the Program Manager.

                 "Management Fee": The meaning specified in Section 7.01 of the Management Agreement.

                 "Margin Security": "Margin stock" within the meaning given to such term in Regulation U.

                 "Material Adverse Effect": With respect to the Issuer or the Co-Issuer, a material adverse effect on the Collateral (taken as a whole), business, operations, financial condition or capitalization of the Issuer or the Co- Issuer, as the case may be, or the ability of the Issuer or the Co-Issuer to perform its obligations under any of the Financing Documents or the validity or enforceability thereof or the rights and remedies of any other Person party thereto.

                 "Material Modification": The meaning specified in Section 4.11(a)(xiii)(D) of the Common Agreement.

                 "Maturity": With respect to any Note, the date on which all outstanding unpaid principal of such Note becomes due and payable as therein or in the Indenture provided, whether at the Stated Maturity or by acceleration, call for redemption or otherwise.

                 "Maximum Class A Principal Amount":  $[___] billion.

                 "Maximum Senior Indebtedness": An amount provided by S&P to the Issuer upon request by the Issuer that S&P will determine by running a cash flow model utilizing the following inputs:

                 (i) The Standard & Poor's Ratings of the Project Loans, except that if the sum of the Project Loan Balances to Eligible Projects located in a single country exceeds $___________, then the Standard & Poor's Ratings of such Project Loans shall be deemed to be two notches below the actual Standard & Poor's Ratings of such Project Loans for purposes of running the cash flow model;

                 (ii) The principal balance, interest rate and amortization profile of the Project Loans;

                 (iii) If the sum of the Project Loans Balances to Eligible Projects located in a single S&P Region exceeds $___ billion, then the S&P Regions in which such Eligible Projects are located;

                 (iv) For each Project Loan, the recovery rate assumed by S&P in the event of default of such Project Loan (as of the Closing Date such rate is assumed to be 50%);

                 (v) The interest rate payable on the Notes and the Backup Facility after taking into account any Hedging Agreements as well as any other expenses of the Issuer; and

                 (vi) In the case of the Class A Senior Notes, the projected amount of the Quarterly Project Distributions in the event and to the extent that such amount will be supported by a letter of credit or similar arrangement satisfactory to S&P from a provider rated "A" or higher by S&P, and in the case of the Class B Senior Subordinated Notes, the projected Quarterly Project Distributions.

From the characteristics of the Project Loans in (i), (ii) and (ii) above, S&P will derive two default rates to be applied to the portfolio of Project Loans. One default rate will be used to assess the credit quality of the Class A Senior Notes (the "Class A Default Rate") and the other default rate will be used to assess the credit quality of the Class B Senior Subordinated Notes (the "Class B Default Rate"). For each Project Loan assumed by S&P to default, S&P will assume that the assumed recovery rate percentage for the principal balance of the Defaulted Project Loan is recovered one year after default. A number of default timing scenarios will be considered. The Maximum Senior Indebtedness will correspond to the maximum amount of Class A Senior Notes that may be paid timely interest and ultimate principal assuming the Class A Default Rate while at the same time permitting the Class B Notes to be paid ultimate interest and ultimate principal assuming the Class B Default Rate.

                 "Measurement Period": As of any date of determination, the period commencing on such date and ending on the later of the second succeeding Quarterly Payment Date and the date which corresponds to the last scheduled drawdown date for any Commitments in respect of a Project Loan, assuming that with respect to Eligible Projects for which Commitments have been made, if any, that are in their construction phase, each draw occurs one year later than the date assumed in the drawdown schedule.

                 "Money": The meaning specified in Section 1-201(24) of the UCC.

                 "Moody's":  Moody's Investors Service, Inc.

                 "Moody's Assumed Net Interest Margin": The percentage obtained from Table 3 set forth in Annex A hereto (the "Moody's Assumed Net Interest Margin Table").

                 "Moody's Assumed Net Interest Margin Table": The meaning specified under "Moody's Assumed Net Interest Margin" in this Appendix A.

                 "Moody's Credit Support Test": A test satisfied on any date of determination if, after giving effect to the funding in full of a Project Loan proposed to be funded, amounts to be withdrawn from or credited to the Uncommitted TIP Account, Allocations or drawings under the Backup Facility, the proposed issuance of Class A Notes or Class C Notes or the addition to, or reduction of, the Class C Note Purchase Commitment and amounts credited to the Excess Spread Account for the purpose of satisfying this test and the Rating Condition, the (x) Net Senior Debt is less than or equal to zero or (y) the Actual Senior Credit Support Percentage on such date is at least equal to the Required Senior Credit Support Percentage on such date.

                 "Moody's Industry":  Those industries found in Table 5 hereto.

                 "Moody's Net Interest Margin Adjustment Factor": The number obtained from the table set forth below.

--------------------------------------------------------------------------------
   B3       B2       B1       Ba3       Ba2      Ba1       Baa3     Baa2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                 "Moody's Rating": With respect to any Project Loan or Temporary Investment, the rating by Moody's of that Project Loan or Temporary Investment, which rating may be a private letter rating; provided, that if the Project Loan is being paid in a currency other than U.S. dollars, the rating shall take into consideration the Currency Hedging Arrangements necessary to cover currency risk, each such rating as subsequently updated by Moody's in accordance with the Financing Documents.

                 "Moody's Region": Each of (a) Africa (other than countries rated Investment Grade by Moody's), (b) Asia Pacific (other than countries rated Investment Grade by Moody's), (c) Central Asia (other than countries rated Investment Grade by Moody's), (d) the Caribbean (other than countries rated Investment Grade by Moody's), (e) Europe (other than countries rated Investment Grade by Moody's), (f) Latin America (other than countries rated Investment Grade by Moody's), (g) the Middle East (other than countries rated Investment Grade by Moody's) and (h) individually, all countries rated Investment Grade by Moody's in each case, as of the Closing Date. [DEFINITIONS TO COME FROM MOODY'S]

                 "Net Proceeds": Proceeds from an issuance of Notes and Interests net of any Transaction Expenses for such issuance.

                 "Net Senior Debt": (i) The sum of (A) the Liquidity Facility Commitment, (B) the Backup Facility Balance and (C) the outstanding principal amount of the Class A Notes less (ii) (A) the Unused Enron Commitments and (B) the Excess Spread Account Balance for the purpose of satisfying the Credit Support Tests and the Rating Condition, in each case after giving effect to any proposed issuance of Class A Notes or Class C Notes.

                 "New Issuance": The meaning specified in Section 2.9(a) of the Indenture.

                 "North America": The geographic areas that are within the boundaries (as of the date hereof) of Canada, Mexico and the United States.

                 "Note Interest Rate": With respect to the Notes of any Class or any Series, the annual rate at which interest accrues on the Notes of such Class or such Series, as specified in the Indenture or in the related Supplemental Indenture (as applicable).

                 "Note Payment Account": The account designated as the "Note Payment Account" and established pursuant to Section 10.1 of the Indenture which account shall initially be account number [_____] and shall include any successor or replacement accounts thereof.

                 "Note Payment Assumptions": The assumptions used to calculate interest and principal scheduled to be paid to Noteholders for the purpose of calculating the Premiums shall consist of the following:

                 (1) No further redemptions of Class A Notes and Class B Notes are assumed to occur;

                 (2) Project Loans are assumed to make Scheduled Payments on each subsequent Due Date therefor until the maturity dates of such Project Loans;

                 (3) Amounts credited to the Uncommitted TIP Account are immediately invested in a Project Loan the payments of principal and interest of which are made on a quarterly basis, has a maturity date equal to the Stated Maturity of the Notes, bears an interest rate equal to 9% and beginning on the Scheduled Investment Termination Date, amortizing on a mortgage-style basis and no further initial fundings of Project Loans are made by the Issuer;

                 (4) Amounts credited to the Committed TIP Account followed by draws under the Backup Facility in respect of amounts previously Allocated thereunder are assumed to be reinvested in previously Committed but unfunded Project Loans pursuant to the assumed drawdown schedules;

                 (5) Amounts credited to the Committed TIP Account are assumed to earn interest at the contracted rates thereof until maturity and are assumed to be reinvested at LIBOR pending reinvestment into Project Loans;

                 (6) Amounts invested in other Project Loans or Permitted Investments not otherwise specified are assumed to earn interest at the Assumed Reinvestment Rate;

                 (7) Hedging Agreements would be terminated and or entered into in the amounts consistent with managing interest rate risk given these Note Payment Assumptions;

                 (8) Quarterly Payment Dates are assumed to fall on the 10th day of the applicable month regardless of when such Quarterly Payment Date would actually occur;

                 (9) Distributions on the Notes are made in accordance with the Priority of Payments;

                 (10) LIBOR is assumed to be the current LIBOR rate and does not change; and

                 (11) LIBOR is the basis for payments under the Backup Facility and Hedging Agreements.

                 "Note Redemption Amount": In the case of (i) a Refinancing or Equity Disposition resulting in a mandatory redemption of Notes, the lesser of the Disposition Amount and the Target Note Redemption Amount and, (ii) a Tax Event, the proceeds received by the Issuer from the sale of Project Loans sold in accordance with Section 2.5 of the Security Agreement.

                 "Note Register": The meaning specified in Section 2.4(a) of the Indenture.

                 "Note Registrar":  The Person appointed as registrar under
Section 2.4(a) of the Indenture, in the case of the Class A Notes and Class B Notes, and the Issuer, in the case of the Class C Notes.

                 "Noteholder":  See "Holder", above.

                 "Notes": The Class A Notes and the Class B Notes of any Series and the Class C Notes authorized by, and authenticated and delivered under, the Indenture and any related Supplemental Indenture .

                 "OECD":  Organization for Economic Cooperation and
Development.

                 "Offering": The offering of the Class A Notes and Class B Notes under the Prospectus.

                 "Officer": With respect to any corporation, the Chairman of the Board of Directors (or any director, with respect to the Issuer), the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer, the Chief Financial Officer or an Assistant Treasurer of such entity; with respect to any partnership, any general partner thereof; and with respect to any bank or trust company acting as trustee of an express trust or as custodian, any Trust Officer.

                 "Offshore Paying Agent": Any Person operating through an office outside the United States that is authorized by the Issuer to make payments on behalf of the Issuer as specified in Section 7.2 of the Indenture.

                 "Operating Account": The account designated the "Operating Account" and established pursuant to Section 3.7 of the Security Agreement which account shall initially be account number _______ and shall include any successor or replacement accounts thereof.

                 "Operating Expenses": (i) Any expense of the Issuer or the Co-Issuer described under priorities (i), (ii), (v)(B) and (vi) of the Priority of Payments and not otherwise paid on a Quarterly Payment Date; (ii) expenses relating to the establishment of Backup Facility Loan Agreements after the Closing Date; (iii) any Initial Issuance Expenses or Transaction Expenses in excess of the amounts credited to the Operating Account for such purpose on the Closing Date or the Subsequent Closing Date.

                 "Opinion of Counsel": A written opinion addressed to the Trustee or the Collateral Agent, as the case may be, and each Rating Agency, in form and substance reasonably satisfactory to the Collateral Agent and each Rating Agency, of an attorney at law admitted to practice before the highest court of any state of the United States or the District of Columbia, which attorney may, except as otherwise expressly provided in the relevant Financing Document, be counsel for the Issuer or the Co-Issuer or the Program Manager, as the case may be, and which attorney shall be reasonably satisfactory to the Collateral Agent or Trustee, as the case may be. Whenever an Opinion of Counsel is required under any Financing Document, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory, which opinions of other counsel shall accompany such Opinion of Counsel and shall either be addressed to the Collateral Agent or Trustee, as the case may be and the Rating Agencies or shall state that the Collateral Agent or Trustee, as the case may be, and the Rating Agencies shall be entitled to rely thereon.

                 "Outstanding": With respect to the Notes, as of any date of determination, all of such Class of Notes or the Notes, as the case may be, theretofore authenticated and delivered under the Indenture except:

                 (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

                 (ii) Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes; provided that, if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee has been made;

                 (iii) Notes in exchange for, or in lieu of, other Notes which have been authenticated and delivered pursuant to the Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a holder in due course; and

                 (iv) Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in
         Section 2.5 of the Indenture;

provided that in determining whether the Holders of the requisite Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or any other Financing Document, Notes owned by or pledged to the Issuer, the Co-Issuer, Enron, the Program Manager or any other obligor upon the Notes or any Affiliate of any of them shall be disregarded and deemed not to be Outstanding (except where only the Holders of Class C Notes are involved in such act), except that, in determining whether the Trustee or the Collateral Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee or the Collateral Agent knows to be so owned or pledged shall be so disregarded.

                 "Outstanding Amount": When used with respect to any of the Notes at any time, the aggregate principal amount of such Notes Outstanding at such time. Except as otherwise provided herein, the Outstanding Amount of Class B Notes and Class C Notes at any time shall include all Class B Deferred Interest or Class C Deferred Interest, as the case may be, at such time.

                 "Partnership Agreement: The Amended and Restated Agreement of Limited Partnership of the Issuer dated [_____], among the General Partner and [the holders of the Class I Interests and the Class II Interests].

                 "Paying Agent": Any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer as specified in Section 7.2 of the Indenture.

                 "Payment": Any payment of principal or interest or any dividend or premium payment made on, or any other distribution in respect of, an obligation or Security.

                 "Permitted Capital Expenditure": A capital expenditure of the Issuer reasonably necessary (as determined by the Program Manager on behalf of the Issuer) for the performance of the acts and obligations of the Issuer under the Financing Documents.

                 "Permitted Country": The meaning set forth in paragraph (11) under "Project Loan Criteria" in this Appendix A.

                 "Permitted Industry": Each of the electricity and energy infrastructure industries (including, without limitation, electricity generation, transmission and distribution; gas, oil, liquids and refined products pipelines; liquefied natural gas; refineries; petrochemicals; gas liquids; energy-related industries with gas as a major feedstock or component or industries with gas as a major conversion agent), including, in any case, directly related and integrated businesses (including mining, oil and gas development and production, and other businesses reasonably related to the foregoing, and any facility the investment in which is a condition to the investment in any of the aforesaid industries), but excluding the nuclear industry.

                 "Permitted Investments": The Eligible Investments and Temporary Investments.

                 "Permitted Liens": Any Lien on all or a portion of the Collateral (i) for taxes, assessments or governmental charges either not yet due or being contested in good faith, where such Lien would not have a Material Adverse Effect, (ii) arising from any litigation or other legal proceeding that is being contested in good faith, where such Lien would not have a Material Adverse Effect or (iii) Liens granted pursuant to the Security Documents.

                 "Person": An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

                 "Plan":  An ERISA Plan and any other "plan" (as defined in
Section 4975(e)(1) of the Code) which is subject to the provisions of Section 4975 of the Code.

                 "Portfolio Assets": All present and future rights of the Issuer under the Project Loans and the Intermediate Funding Loans, including the Issuers' interest in any collateral at the project level which secures such loans, the Permitted Investments, the Hedging Agreements, the Currency Hedging Arrangements, the Enron Support Documents, the Repayment Agreements, any other agreement entered into by the Issuer and amounts credited to the Accounts.

                 "Portfolio Criteria": The following conditions to the acquisition or initial funding of a Project Loan:

         (1) (A) the maximum Project Loan Balance of any single Project Loan will not exceed $___________, except that the Issuer may make up to two Project Loans in separate Regions, each of which has a maximum Project Loan Balance of up to $___________, (B) the aggregate Project Loan Balance of outstanding Project Loans to Eligible Merchant Projects shall not exceed $_____________, (C) the aggregate Project Loan Balance of outstanding Project Loans to Eligible Merchant Projects having a Standard & Poor's Rating below "BB-" or a Moody's Rating below "Ba3" shall not exceed $___________, (D) the aggregate Project Loan Balance of outstanding Project Loans to Eligible Projects principally involving solar, wind and geothermal energy shall not exceed $___________, and (E) the aggregate Project Loan Balance of Project Loans to Eligible Projects principally involving solar and wind energy shall not exceed $___________;

                 (2) after giving effect to the initial funding of the Project Loan,

                          (a) no more than $_____________ of the Aggregate Project Loan Balance will be in connection with Eligible Projects located in any one Continent;

                          (b)     other than as may be permitted in paragraph
                                  (c) below, no more than $_____________ of the Aggregate Project Loan Balance shall be in connection with Eligible Projects located in any one Region;

                          (c) no more than $_____________ of the Aggregate Project Loan Balance shall be in connection with Eligible Projects located in any one country whose long-term sovereign debt obligations are rated, on the Financial Closing Date for the Project Loan to be added, at or above "Aa2" and "AA" by Moody's and S&P, respectively; and

                          (d) except as set forth in (e), no more than $___________ of the Aggregate Project Loan Balance shall be in connection with Eligible Projects located in any one country whose long-term sovereign debt obligations are rated, on the Financial Closing Date for the Project Loan to be added, below "AA" by S&P; and

                          (e) in no more than two countries, each of which is located in a separate S&P Region, no more than $___________ of the Aggregate Project Loan Balance shall be in connection with Eligible Projects located in any such country the long-term sovereign debt obligations of which are rated, on the Financial Closing Date for the Project Loan to be added, below AA by S&P;

         (3) on the Financial Closing Date (and after giving effect to the initial funding of such Project Loan), the Average Life Test shall be satisfied;

         (4) after giving effect to the initial funding or acquisition of the Project Loan, all outstanding Project Loans collectively will have a Weighted Average Moody's Rating of at least "B3"; and

         (5) at any time on or after the Financial Closing Date of the third Project Loan initially funded by the Issuer, the weighted average Enron Ownership Percentage with respect to all Project Borrowers financed by Project Loans will be at least [__]%.

                 "Portfolio Financial Tests": The Funding Availability Test, the Credit Support Tests and the Liquidity Test.

                 "Portfolio Liquidity": The meaning specified under "Liquidity Test" in this Appendix A.

                 "Premium": Any of the Class A Make-Whole Premium or Class B Premium.

                 "Pricing Terms": The meaning specified in Section 2.02(a) of the Management Agreement.

                 "Principal Balance" or "par": With respect to any Project Loan or Permitted Investment, as of any date of determination, the outstanding principal amount of such Project Loan or Permitted Investment.

                 "Principal Terms":  With respect to any Series:

                 (1)      the name or designation of such Series;

                 (2) the Note Interest Rate (or method of determination thereof) for the Notes of such Series;

                 (3)      the principal amount of the Notes of such Series; and

                 (4) the extent to which the Notes of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such Global Note or Notes), the terms and conditions, if any, upon which such Global Note may be exchanged, in whole or in part, for Certificated Notes, and the manner in which any interest payable on a temporary or Global Note will be paid.

                 "Priority of Payments": The payment priorities with respect to the Collateral Proceeds provided by Section 4.1(a) of the Security Agreement.

                 "Pro Rata": In respect of any Senior Secured Party, in relation to all other Senior Secured Parties, on any date of determination, the ratio, the numerator of which shall be (i) in the case of the Class A Noteholders, the sum of the Outstanding Amount of all Class A Notes and interest (and premium, if any) payable thereon as of such date, (ii) in the case of the Liquidity Lenders, the Liquidity Facility Balance plus accrued but unpaid interest and any other amounts owing under the Liquidity Facility, (iii) in the case of the Backup Lenders, the Backup Facility Balance plus accrued but unpaid interest and any other amounts owing under the Backup Facility and (iv) in the case of the Hedge Counterparties, the sum of all payments due under each Hedging Agreement, and the denominator of which shall be the sum of amounts referred to in the immediately preceding clauses (i), (ii), (iii) and (iv).

                 "Proceeding": Any suit in equity, action at law or other judicial or administrative proceeding.

                 "Program Manager": Enron CPO Management, L.P., a limited partnership duly formed and validly existing under the laws of the State of Delaware, which is a wholly-owned subsidiary of Enron.

                 "Project Borrower": A corporation, partnership, limited liability company or other entity which owns an Eligible Project and borrows funds in the form of loans from the Issuer directly or through an Intermediate Funding Entity; provided that, in addition to owning and operating an Eligible Project, Project Borrowers may make investments and conduct business activities that are not otherwise in a Permitted Industry, provided, however, (i) the cost of such investment or activity, if financed by a Project Loan or other senior debt, is limited to 5% of the total capital cost of such Eligible Project as set forth in the Base Case Financial Projections for such Eligible Project (it being understood that such limitation shall not apply to any such investments and activities that are not financed by a Project Loan or other senior debt),
(ii) such investments and activities are not reasonably expected to result in any material adverse effect on such Eligible Project (as determined by the Program Manager), (iii) the Base Case Financial Projections for such Eligible Project do not rely on the success of such investments or activities and (iv) the projected operating expenses for such activities are not material in the context of the Eligible Project and the payments of such operating expenses are subordinated to any payments of debt service under the Project Loan.

                 "Project Distributions Reserved":  The meaning specified in
Section 1.2 of the Enron Support Agreement.

                 "Project Loan": With respect to an Eligible Project, a loan made by the Issuer or an Intermediate Funding Entity to a Project Borrower.

                 "Project Loan Balance": With respect to each Project Loan, the outstanding principal balance of such Project Loan plus unfunded Commitments to make such Project Loan.

                 "Project Loan Criteria": The following conditions to be satisfied for the initial funding of, or in respect of, a Project Loan:

                 (1) the Project Loan is denominated in U.S. dollars and is not contractually or by way of security subordinate to any other indebtedness for borrowed money of the Project Borrower and contains customary restrictions with respect to the incurrence of other indebtedness; provided, however, the Project Loan may be denominated in a currency other than U.S. dollars if, and only if, it is made through an Intermediate Funding Entity and the Intermediate Funding Entity has (A) entered into an Intermediate Funding Loan with the Issuer in U.S. dollars and (B) hedged its foreign currency risk related to such Project Loan pursuant to a Currency Hedging Arrangement;

                 (2) the Project Loan is secured by a valid first priority perfected lien on the tangible and intangible assets of the Project Borrower (to the extent such collateral security interest may be created or perfected under applicable law) or if, in the reasonable judgment of the Program Manager it is impractical to create or perfect such lien over any such asset, the Issuer is the beneficiary of a negative pledge in respect thereof, in each case with customary exceptions;

                 (3) the aggregate amount of Initial Equity in the Project Borrower representing at least the following percentage of the total capital cost of the Eligible
                          Project: (x) 10% if the Project Loan is rated Investment Grade by S&P and Moody's and has been made in connection with any Eligible Project other than an Eligible Merchant Project; (y) 20% if the Project Loan has been made in connection with an Eligible Merchant Project; and (z) 15% otherwise;

                 (4) the Enron Ownership Percentage with respect to such Eligible Project is at least: (x) 30% prior to the commencement of commercial operations by such Eligible Project and (y) 20% thereafter;

                 (5) at or prior to the Financial Closing Date of such Project Loan, the Issuer will have received:

                          (x)     satisfactory opinions of legal counsel; and

                          (y)     a report of an Independent Engineer
                                  confirming:

                                  (I)      the technical and economic
                                           feasibility of such Eligible Project
                                           and concurring that the assumptions
                                           used in developing the Base Case
                                           Financial Projections for the
                                           Eligible Project are commercially
                                           reasonable;

                                  (II)     that the Eligible Project is
                                           expected during its operation period
                                           to generate on an annual basis
                                           sufficient operating revenues to
                                           cover its operating costs (including
                                           fuel, where applicable) and debt
                                           service over the term of the Project
                                           Loan in accordance with the
                                           project's Base Case Financial
                                           Projections (taking into account
                                           reserve funds and other forms of
                                           credit enhancement and the currency
                                           of payment of debt service and
                                           operating costs); and

                                  (III)    in the case of an Eligible Merchant
                                           Project, that it is expected during
                                           the operating period to generate on
                                           an annual basis sufficient operating
                                           revenues to cover its operating
                                           costs (including fuel, where
                                           applicable) and debt service over
                                           the term of the Project Loan in
                                           accordance with the project's Base
                                           Case Financial Projections (under a
                                           reasonable range of economic and
                                           operating scenarios and taking into
                                           account reserve funds and other
                                           forms of credit enhancement and the
                                           currency of payment of debt service
                                           and operating costs).

                                  In rendering such report such Independent
                                  Engineer shall rely, as to matters outside the scope of its expertise, on the reports of other Independent consultants obtained by the Program Manager;

                          (6) the Project Borrower has a limited business purpose and would be protected (subject to customary qualifications) from any claims of the creditors of any of its Project Sponsors arising out of the bankruptcy of such Project Sponsor;

                          (7) at or within a reasonable period of time prior to the Financial Closing Date of such Project Loan, the Issuer shall have received Base Case Financial Projections, reflecting commercially reasonable assumptions, prepared by the Project Borrower indicating (x) that sufficient funds are committed through the Project Loan, other debt financing and equity financing to permit the completion of the Eligible Project under the terms of the construction arrangements and (y) a minimum annual pre-tax senior debt service coverage ratio and an average annual pre-tax senior debt service coverage ratio of at least 1.2 and 1.4, respectively (in each case after taking into account the availability of contingent support committed to be provided by Project Sponsors) (the requirement set forth in this paragraph (7) is hereinafter referred to as the "Coverage Ratio Condition");

                          (8) the loan agreement shall include a provision for the establishment, on or prior to the commencement of commercial operations of the Eligible Project, of a debt service reserve in an amount at least equal, as of such commencement, to the principal and interest due during the ensuing six month period. Such reserves shall be funded from (i) financing proceeds, (ii) initial operating cash flow available to the Project Borrower or (iii) Project Sponsor deposits or commitments, and maintained in U.S. dollars held in an offshore account. Subsequent to the establishment of the debt service reserve, it will be replenished from, and to the extent of, available cash flow up to an amount at least equal, as of any payment date, to the principal and interest due during the six-month period following such payment date. Notwithstanding the above, any debt service reserve amounts may be released to the extent the Project Sponsors provide guaranties for repayment from Enron, an Enron Credit Counterparty or an Acceptable Credit Provider to such Project Borrower;

                          (9) the Project Borrower will be prohibited from paying dividends (or making distributions) or making payment on any Initial Equity or any subsequent equity in the Project Borrower in any year in which the debt service coverage ratio is below ____ or there is an event of default under the Project Loan (provided that if no event of default under the Project Loan has occurred, accumulated earnings and profits may be distributed as dividends and interest and principal may be paid on any Initial Equity if the Project Sponsors provide a guaranty from Enron, an Enron Credit Counterparty or an Acceptable Credit Provider to the Project Borrower for the amount of such payments);

                          (10) the Project Loan must have a final scheduled maturity date of, and be expected to be repaid from the operations of the Eligible Project, no later than the Stated Maturity of the Notes;

                          (11) the Project Loan will finance an Eligible Project in a country outside of the United States in which it is not illegal under the federal laws of the United States for United States private sector entities to invest as of the Financial Closing Date of such Project Loan (a "Permitted Country"); and

                          (12)    the Project Loan shall accrue interest at a
                                  (i) fixed rate throughout the term of the Project Loan or (ii) floating rate prior to commencement of commercial operations of the related Eligible Project and at a fixed rate thereafter; provided, however, interest on a Project Loan may accrue at a floating rate after the commencement of commercial operations of the related Eligible Project, if, and only if, an arrangement has been made pursuant to which any interest rate exposure relating to such Project Loan is hedged and any residual exposure relating to any breakage and termination costs of such arrangement is indemnified by an Acceptable Credit Provider;

         provided that, a Project Loan made to Transportadora de Gas del Sur S.A., Promigas S.A., Gas Transboliviano, Compania Estadual de Gas do Rio de Janeiro - CEG or Riogas, S.A., or a Majority Affiliate of any of them, shall be deemed to satisfy clauses (2) and (7) above; and provided, further, that if a Project Loan fails to satisfy the Project Loan Criteria for failure to meet the conditions specified in clauses
         (2) or (5)(x) above, the Issuer, upon receipt of an unconditional, irrevocable guarantee (which shall guarantee the payment obligations of the Project Borrower under the Project Loan until the date on which such condition or conditions are satisfied) from Enron, an Enron Credit Counterparty or an Acceptable Credit Provider, shall deem such conditions to be satisfied for purposes of the Project Loan Criteria.

                 "Project Loan Table": The meaning specified under "Required Senior Project Credit Support Percentage" in this Appendix A.

                 "Project Risk": Construction, commodity price, offtake and currency risk.

                 "Project Sponsor": With respect to a Project Borrower, any Person who owns (i) shares, if such Project Borrower is a corporation, (ii) membership interests, if such Project Borrower is a limited liability company and (iii) partnership interests, if such Project Borrower is a partnership.

                 "Prospectus": The Prospectus dated _____________, 1998 relating to the Class A Notes and the Class B Notes to be issued on the Closing Date.

                 "Qualifying Criteria": (1) The Project Loan Criteria, (2) the Portfolio Criteria, (3) the Ratings Criteria and (4) the Portfolio Financial Tests.

                 "Quarterly Payment Dates": January 10, April 10, July 10 and October 10 of each year, commencing on January 10, 1999 or, if any such date is not a Business Day, the immediately following Business Day.

                 "Quarterly Payment Shortfall":  The meaning specified in
Section 4.1(b) of the Security Agreement.

                 "Quarterly Project Distributions":  The meaning specified in
Section 1.2 of the Enron Support Agreement.

                 "Rating Agency": Each of Moody's, for so long as any of the outstanding Notes are rated by Moody's, and Standard & Poor's, for so long as any of the outstanding Notes are rated by Standard & Poor's or, with respect to Pledged Securities generally, if at any time Moody's or Standard & Poor's ceases to provide rating services with respect to high yield debt securities, any other nationally recognized investment rating agency selected by the Issuer. In the event that at any time Moody's ceases to be a Rating Agency, references to rating categories of Moody's in the Indenture or in any other Financing Document shall be deemed instead to be references to the equivalent categories of such other rating agency as of the most recent date on which such other rating agency and Moody's published ratings for the type of security in respect of which such alternative rating agency is used. In the event that at any time Standard & Poor's ceases to be a Rating Agency, references to rating categories of Standard & Poor's in the

Indenture or in any other Financing Document shall be deemed instead to be references to the equivalent categories of such other rating agency as of the most recent date on which such other rating agency and Standard & Poor's published ratings for the type of security in respect of which such alternative rating agency is used.

                 "Rating Condition": With respect to the initial funding of any Project Loan or when required in connection with the issuance or redemption of any Notes or the reduction of the Class C Note Purchase Commitment, or any other circumstance where the context may otherwise require, the condition that the Rating Agencies have determined that such initial funding, issuance, redemption, reduction or circumstance, as the case may be, will not result in the reduction or withdrawal of the then-current ratings of the Class A Notes or Class B Notes.

                 "Ratings Criteria": The criteria to be satisfied as a condition to the initial funding of a Project Loan that the Issuer shall have a current rating of such Project Loan from the Rating Agencies and the Rating Agencies shall have confirmed that the Rating Condition will be or is satisfied after giving effect to the initial funding of such Project Loan.

                 "Record Date": The date on which the Holders of Notes are determined for purposes of (i) receipt of payment in respect of principal or interest on the succeeding Quarterly Payment Date, (ii) an Acceleration or
(iii) a redemption of Notes pursuant to Article 10 of the Common Agreement, which date is the 15th day (whether or not a Business Day) prior to the applicable date.

                 "Redemption Date": Any date specified for a redemption of Notes and the repayment of amounts drawn under the Liquidity Facility and Backup Facility pursuant to Sections 10.2 or 10.3 of the Common Agreement or, if such date is not a Business Day, the next following Business Day.

                 "Redemption Date Statement": The meaning specified in Section 10.4(c) of the Indenture.

                 "Redemption Price":  When used with respect to:

                 (i) a Class A Note of any Series, an amount equal to the principal amount of such Class A Note to be redeemed plus all unpaid interest thereon accrued to but excluding the Redemption Date plus the Class A Make-Whole Premium;

                  (ii) a Class B Note of any Series, an amount equal to the principal amount of such Class B Note to be redeemed plus all unpaid interest thereon accrued to but excluding the Redemption Date plus the Class B Premium;

                 (iii) any Class C Note, an amount equal to the principal amount of such Class C Note to be redeemed plus all unpaid interest thereon to but excluding the Redemption Date; and

                 (iv) any Support Note, an amount equal to the principal amount of such Support Note to be redeemed plus all unpaid interest thereon to but excluding the Redemption Date.

                 "Reference Obligation": With respect to any Hedge Counterparty or any other Person, the unsecured, unguaranteed and unsupported senior long-term debt or deposit obligations of such Hedge Counterparty or such other Person.

                 "Refinancing": The refinancing or prepayment of a Project Loan in its entirety.

                 "Region": The Moody's Region or the S&P Region, as applicable.

                 "Registered": With respect to any debt obligation, a debt obligation (a) in the case of a U.S. issuer, issued after July 18, 1984 and (b) in registered form for purposes of the Code.

                 "Registered Form": When used with respect to a Certificated Security, means a form in which: (a) the Security Certificate specifies a Person entitled to the Security; and (b) a transfer of the Security may be registered upon books maintained for that purpose by or on behalf of the issuer of such Security, or the Security Certificate so states.

                 "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. Section 21, or any successor regulation.

                 "Reinvestment Agreement": A guaranteed reinvestment agreement from a bank, insurance company or other corporation or entity incorporated under the laws of the United States of America or any state thereof under which no payments are subject to any withholding tax; provided, that such agreement provides that it is terminable by the purchaser, without premium or penalty, in the event that the rating assigned to such agreement by either Rating Agency is at any time lower than the rating required pursuant to the terms of the relevant Financing Document to be assigned to such agreement in order to permit the purchase thereof.

                 "Relevant Jurisdiction": As to any obligor on any Project Loan, any jurisdiction (a) in which the obligor is incorporated, organized, managed and controlled or considered to have its seat, (b) where an office through which the obligor is acting for purposes of the relevant Project Loan is located, (c) in which the obligor executes Underlying Instruments or (d) in relation to any payment, from or through which such payment is made.

                 "Repayment Agreement": The meaning specified in Section 3.5 of the Security Agreement.

                 "Representatives": Each of the Backup Facility Agents, the Liquidity Facility Agent and the Trustee.

                 "Required Lenders": As of a date of determination (A) if any Senior Secured Obligation is outstanding at such time, Senior Lenders (each acting through its respective Representative) representing at least 50% of the Aggregate Senior Loan Balance; (B) if Class B Notes, but no Senior Secured Obligations, are outstanding at such time, the Class B Notes representing at least 50% of the Outstanding Amount of Class B Notes; and (C) if Class C Notes, but no Senior Secured Obligations or Class B Notes, are outstanding at such time, the Class C Notes representing at least 50% of the Outstanding Amount of Class B Notes; provided, however, in the case of

                 (i) an exercise of remedies in accordance with Section 3.3(a) of the Intercreditor Agreement following an Event of Default specified in Section 5.1 of the Common Agreement (other than Events of Default specified in Sections 5.1(a) and 5.1(b)) and Section 5.1(a) of the Security Agreement, "Required Lenders" shall be determined in accordance with the foregoing clauses (A), (B) and (C) but substituting "33%" in each place "50%" is used,

                 (ii) an exercise of remedies in accordance with Section 3.3(a) of the Intercreditor Agreement following an Event of Default specified in Sections 5.1(a) and 5.1(b) of the Common Agreement, "Required Lenders" shall be determined in accordance with the foregoing clauses (A), (B) and (C) but substituting "25%" in each place "50%" is used,

                 (iii)    Section 2.1(b)(ii) of the Common Agreement, and
         Article VIII of the Enron Support Agreement, "Required Lenders" shall mean Holders representing at least 50% of the Outstanding Amount of each of the Class A Notes, the Class B Notes, the aggregate outstanding principal amount under the Liquidity Facility and the aggregate principal amount of [Allocations and] drawn amounts under the Backup Facility, voting as a single class,

                 (iv)     consent of the Required Lenders given pursuant to
         Section 3.3(e) of the Intercreditor Agreement for actions to be taken pursuant to Section 2.5(a)(iv) of the Security Agreement, "Required Lenders" shall also include, to the extent the Senior Secured Obligations and Class B Notes are outstanding at such time, the Holders of the Class B Notes representing at least 50% of the Outstanding Amount of the Class B Notes, and

                 (v)      consent of the Required Lenders given pursuant to
         Section 3.3(e) of the Intercreditor Agreement for actions to be taken pursuant to Section 4.5 of the Common Agreement and Sections 10.02(b) and 10.03(a)(iv) of the Management Agreement, "Required Lenders" shall be determined in accordance with the foregoing clauses (A), (B) and (C) but substituting "66 2/3%" in each place 50% is used and shall also include, to the extent the Senior Secured Obligations and Class B Notes are outstanding at such time, Holders of the Class B Notes representing at least 66 2/3% of the Outstanding Amount of the Class B Notes.

                 "Required Reserve Amount": As of any Quarterly Payment Date, the greater of (i) the Assumed Loss Amount in respect of all Defaulted Project Loans minus the Issuer Determined Loss in respect of all such Defaulted Project Loans and (ii) zero.

                 "Required Senior Credit Support Percentage": On any date, the weighted average, calculated based upon the Uncommitted TIP Account Balance and the Aggregate Project Loan Balance, of the Required Senior TIP Credit Support Percentage and the Required Senior Project Credit Support Percentage.

                 "Required Senior Project Credit Support Percentage": The percentage obtained from Table 2 set forth in Annex A hereto (the "Project Loan Table" and such percentage, the

"Base Percentage") and adjusted according to the Interest Coverage Adjustment set forth in this Appendix A.

                 "Required Senior TIP Credit Support Percentage": The percentage obtained in Table 1 (the "TIP Table") set forth in Annex B hereto.

                 "Reserve Account": The account designated as the "Reserve Account" and established pursuant to Section 3.4 of the Security Agreement which account shall initially be account number [______] and shall include any successor or replacement accounts thereof.

                 "Reserve Amount": With respect to any Quarterly Payment Date, the lesser of (i) the amount necessary to cause the Reserve Test to be satisfied and (ii) Collateral Proceeds remaining after application as provided in clauses (i) through (ix) of the Priority of Payments.

                 "Reserve Test": A test satisfied on a Quarterly Payment Date if the sum of (a) the amounts credited to the Reserve Account, (b) the unutilized portion of the Enron Class II Purchase Commitment and the Class C Note Purchase Commitment and (c) the Project Distributions Reserved is at least equal to the Required Reserve Amount.

                 "Retention Amount": On the Investment Termination Date, the amount credited to the Excess Spread Account which is used to satisfy the Credit Support Tests and Rating Condition as of such date and on any date after the Investment Termination Date,

                 (a) the greater of (i) zero and (ii) the greater of (x) the Retention Amount as of the Investment Termination Date minus the Retention Percentage of the amount of principal which has been received on the Project Loans since the Investment Termination Date and (y) the amount, if any, that if added to the amount credited to the Reserve Account, would satisfy the Reserve Test plus

                 (b) amounts, if any, designated to be retained in such account by the holders of the Class I Interests, at their option, in accordance with the Partnership Agreement.

                 "Retention Percentage": A fraction, determined on the Investment Termination Date, the numerator of which is the sum of the Unused Enron Commitments and the Retention Amount and the denominator of which is the Aggregate Project Loan Balance.

                 "S&P Credit Support Test": A test satisfied on any date of determination if Net Senior Debt is less than or equal to the Maximum Senior Indebtedness, after giving effect to the funding in full of a Project Loan proposed to be funded, amounts to be withdrawn from or credited to the Uncommitted TIP Account, Allocations or drawings under the Backup Facility, the proposed issuance of Class A Notes or Class C Notes or the addition to, or reduction of, the Class C Note Purchase Commitment and amounts credited to the Excess Spread Account for the purpose of satisfying this test and the Rating Condition.

                 "S&P Region": Each of (a) Latin America and the Caribbean (other than countries rated "AA" or higher by S&P), (b) Chile and Colombia (other than countries rated

"AA" or higher by S&P), (c) Southeast Asia and Korea (other than countries rated "AA" or higher by S&P), (d) India and Pakistan (other than countries rated "AA" or higher by S&P), (e) Sri Lanka, Bangladesh and Nepal (other than countries rated "AA" or higher by S&P), (f) China, Hong Kong and Taiwan (other than countries rated "AA" or higher by S&P), (g) Russia and CIS (other than countries rated "AA" or higher by S&P), (h) Eastern and Central Europe and Turkey (other than countries rated "AA" or higher by S&P), (i) North Africa and the Middle East (other than countries rated "AA" or higher by S&P), (j) Sub-Saharan Africa (other than countries rated "AA" or higher by S&P), (k) South Africa (other than countries rated "AA" or higher by S&P), (l) Gulf States (other than countries rated "AA" or higher by S&P), (m) Pacific Islands (other than countries rated "AA" or higher by S&P) and (n) each country rated "AA" or higher by S&P, in each case, as of the Closing Date.

                 "Sale": The meaning specified in Section 2.5(a) of the Security Agreement.

                 "Sale Proceeds": All proceeds received as a result of sales or other dispositions of Collateral pursuant to Section 2.5 of the Security Agreement, net of any reasonable amounts expended by the Program Manager or the Collateral Agent in connection with such sale or other disposition.

                 "Scheduled Investment Termination Date": ________, 2003 [five years after the Closing Date].

                 "Scheduled Payment": With respect to any Project Loan or Permitted Investment, for each Due Date, the scheduled payment of principal and/or interest with respect to such Project Loan or Permitted Investment as calculated pursuant to Article 7 of the Common Agreement.

                 "Secured Obligations": As of any date, all indebtedness, liabilities and obligations of the Issuers of whatsoever nature and however evidenced (including, but not limited to, principal, interest, fees, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise), to the Secured Parties under or pursuant to all Outstanding Class A Notes, Class B Notes and Class C Notes, the Indenture, the Liquidity Facility, the Backup Facility, the Security Documents, the Hedging Agreements or any other Financing Document, whether direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising.

                 "Secured Party": Each of the Class A Noteholders, Class B Noteholders, Class C Noteholders, the Liquidity Lenders, the Backup Lenders, the Hedge Counterparties, the Collateral Agent and the Representatives.

                 "Securities Account": An account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise the rights that comprise the Financial Asset.

                 "Securities Act": The United States Securities Act of 1933, as amended and the rules promulgated thereunder.

                 "Securities Entitlement": Is acquired by a Person if a Securities Intermediary: (a) indicates by book entry that a Financial Asset has been credited to the Person's Securities Account; (b) receives a Financial Asset from the Person or acquires a Financial Asset for the Person and, in either case, accepts it for credit to the Person's Securities Account; or (c) becomes obligated under other law, regulation or rule to credit a Financial Asset to the Person's Securities Account; provided that if a Securities Intermediary holds a Financial Asset for another Person, and the Financial Asset is registered in the name of, payable to the order of, or specially Indorsed to the other Person, and has not been Indorsed to the Securities Intermediary or in blank, the other Person is treated as holding the Financial Asset directly rather than as having a Securities Entitlement with respect to the Financial Asset.

                 "Securities Intermediary": (a) A Clearing Corporation; or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

                 "Security": Except as otherwise provided in Section 8-103 of the UCC, means an obligation of an issuer or a share, participation or other interest in an issuer or in property or an enterprise of an issuer: (a) which is represented by a Security Certificate in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer; (b) which is one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations; and (c) which either (i) is, or is of a type, dealt in or traded on securities exchanges or securities markets; or (ii) is a medium for investment and by its terms expressly provides that it is a security governed by Article 8 of the UCC.

                 "Security Agreement": The Security Agreement dated as of ___________, 1998, among the Issuers, the Collateral Agent and the Account Bank.

                 "Security Certificate": A certificate representing a Security.

                 "Security Documents": Individually and collectively, the Security Agreement and any financing statements required by the Security Agreement and any of the other agreements or documents entered into on or prior to or after the Closing Date which provides any lien, charge or security interest to the Secured Parties (or any of them) to secure the Secured Obligations, including in each case any amendments to the foregoing in accordance with the terms thereof and of the Common Agreement.

                 "Security Interest": Each security interest and lien granted pursuant to Section 2.1 of the Security Agreement.

                 "Senior Coverage Test": A test satisfied on any date of determination if the Senior Overcollateralization Ratio on such date is at least equal to __% of the Target Senior Overcollateralization Ratio.

                 "Senior Lenders": The Class A Noteholders, the Liquidity Lenders and the Backup Lenders.

                 "Senior Overcollateralization Ratio": As of any date of determination, the ratio calculated by dividing:

                 (a) the sum of (i) the Project Loan Balance for each non-Defaulted Project Loan, (ii) for each Defaulted Project Loan, the excess of (x) the Project Loan Balance therefor over (y) the Issuer Determined Loss for such Defaulted Project Loan, (iii) the Uncommitted TIP Account Balance corresponding to all non-defaulted Temporary Investments in the Uncommitted TIP Account and (iv) for each defaulted Temporary Investment, the excess of (x) the principal balance of such Temporary Investment over (y) the Assumed Loss Amount for such Temporary Investment, by

                 (b) the sum of (i) the aggregate outstanding principal amount of the Class A Notes and (ii) the Backup Facility Balance.

                 "Senior Secured Obligation": As of any date, all indebtedness, liabilities and obligations of the Issuer and/or the Co-Issuer of whatsoever nature and however evidenced (including, but not limited to, principal, interest (including interest that accrues subsequent to the commencement of any bankruptcy, insolvency or similar proceedings with respect to such Person whether or not a claim for post-filing interest is allowed in such proceeding), fees, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise) to the Senior Secured Parties.

                 "Senior Secured Party": Each of the Class A Noteholders, the Liquidity Lenders, the Backup Lenders and the Hedge Counterparties.

                 "Series": With respect to Class A Notes and Class B Notes, Notes issued by the Issuers on the same date pursuant to the Indenture or a Supplemental Indenture relating to such series.

                 "Shortfall": The meaning specified in Section 4.1(b) of the Security Agreement.

                 "South and Central America":  The meaning specified in Section
1.2 of the Enron Support Agreement.

                 "Standard & Poor's" or "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                 "Standard & Poor's Industry": Each industry found in Table [ ] hereto.

                 "Standard & Poor's Rating": With respect to any Project Loan or a Temporary Investment, the rating by Standard & Poor's of that Project Loan or Temporary Investment, which rating may be a private letter rating; provided, that if the Project Loan is being paid in a currency other than U.S. dollars, the rating shall take into consideration the Currency Hedging Arrangements necessary to cover currency risk, each such rating as subsequently updated by S&P in accordance with the Financing Documents.

                 "Stated Maturity": With respect to (i) any security, the date specified in such security, (ii) any Note, the date specified in such Note and in Section 2.2 of the Indenture, as the fixed date on which the final payment of principal of such Note is due and payable, or, if such date is not a Business Day, the next following Business Day, (iii) the Backup Facility, the date specified as such in the applicable Backup Facility Loan Agreement or under the applicable Funding Availability Note (in each case as such date may be extended pursuant to the terms thereof) and (iv) the Liquidity Facility, the date specified as such in the Liquidity Facility Loan Agreement or under the applicable Liquidity Commitment Note (in each case as such date may be extended pursuant to the terms thereof).

                 "Subordinate Event of Default": The occurrence of a Deferral Event and the continuation thereof for 45 days.

                 "Subordinate Interests": The meaning specified in Section 3.1 of the Intercreditor Agreement.

                 "Subsequent Closing Date": The meaning specified in Section 2.9(a) of the Indenture.

                 "Support":  The meaning specified in the Enron Support
Agreement.

                 "Support Notes": The meaning specified in the Enron Support Agreement.

                 "Supplemental Indenture": An indenture supplemental to the Indenture executed by the Issuers and the Trustee pursuant to Article 8 of the Indenture.

                 "Target Note Redemption Amount": In respect of any Project Loan subject to an Equity Disposition or a Refinancing, an amount equal to the sum of the principal of such Project Loan or the related Intermediate Funding Loan, as applicable, plus the present value, discounted at the weighted average rate of interest currently payable on the Class A Notes and the Class B Notes and the Backup Facility (the "Debt Rate"), of the amounts of interest, if any, that would have been received on such Project Loan in excess of the Debt Rate assuming such Equity Disposition or Refinancing had not occurred.

                 "Target Senior Overcollateralization Ratio": On any date is calculated by dividing (a) the Calculated Asset Balance by (b) the Calculated Senior Debt Balance, so long as the Calculated Senior Debt Balance is greater than zero.

                 "Target Total Overcollateralization Ratio": On any date is calculated by dividing

                 (a) the Calculated Asset Balance

                 by

                 (b) the Calculated Total Debt Balance, so long as the Calculated Total Debt Balance is greater than zero.

                 "Tax Event": A final determination that the Issuer is subject to U.S. federal income tax on a net income basis.

                 "Tax Redemption Trigger Date":  The meaning specified in
Section 10.3(a)(iv) of the Common Agreement.

                 "Temporary Investments": The Uncommitted TIP Investments and/or Committed TIP Investments.

                 "TIP Accounts": The Committed TIP Account and the Uncommitted TIP Account.

                 "TIP Account Balance": The Uncommitted TIP Account Balance or the Committed TIP Account Balance, as applicable.

                 "TIP Advisor": The Person designated as manager under a TIP Investment Management Agreement.

                 "TIP Diversity Score": On any date of determination, a score calculated by summing up the Industry Diversity Scores. An Industry Diversity Score is calculated for underlying assets issued by borrowers or issuers located in the U.S. and other OECD countries and other countries, whose sovereign debt is rated at least "Aa2" by Moody's. The Industry Diversity Score is calculated as follows:

                 (i) For purposes of calculating the TIP Diversity Score, any borrowers and issuers affiliated with one another will be considered one borrower or issuer.

                 (ii) An "Issuer Par Amount" is calculated for each issuer represented in the underlying assets by summing the par amounts of all underlying assets in the Collateral issued by that issuer or an affiliate of that issuer.

                 (iii) An "Average Par Amount" is calculated by summing the Issuer Par Amounts and dividing by the sum of the number of issuers.

                 (iv) An "Equivalent Unit Score" is calculated for each issuer by taking the lesser of (A) one and (B) the Issuer Par Amount for such issuer divided by the Average Par Amount.

                 (v) An "Aggregate Industry Equivalent Unit Score" is then calculated for each of the Moody's Industry groups, by summing the Equivalent Unit Scores for each issuer in the industry.

                 (vi) An "Industry Diversity Score" is then established by reference to Table 6 hereto for the related Aggregate Industry Equivalent Unit Score; provided, that if any Aggregate Industry Equivalent Unit Score falls between any two scores appearing on such table, then the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores in such Table.

                 "TIP Eligible Investments": Any Dollar-denominated investment that, at the time it is delivered to the Collateral Agent (directly or through a Securities Intermediary), is one or more of the following obligations or securities:

                 (i) direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America;

                 (ii) demand and time deposits in, certificates of deposit of, bankers' acceptances payable within 365 days of issuance by, or Federal funds sold by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a credit rating of not less than "A2" by Moody's or "A" by Standard & Poor's, in the case of long-term debt obligations, or "P-1" by Moody's or "A-1" by Standard & Poor's in the case of commercial paper and short-term debt obligations;

                 (iii)    unleveraged repurchase obligations with respect to
         (a) any security described in clause (i) above or (b) any other Registered security issued or guaranteed by an agency or instrumentality of the United States of America (in each case without regard to the Stated Maturity of such security), in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above or entered into with a corporation (acting as principal) whose long-term rating is not less than "A2" by Moody's or "A" by Standard & Poor's or whose short-term credit rating is "P-1" by Moody's or "A-1" by Standard & Poor's at the time of such investment;

                 (iv) Registered debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that have a credit rating of not less than "A1" by Moody's or "A+" by Standard & Poor's at the time of such investment or contractual commitment providing for such investment;

                 (v) commercial paper or other short-term obligations with a maturity of not more than 365 days from the date of issuance and having at the time of such investment a credit rating of not less than "P-1" by Moody's or "A-1" by Standard & Poor's;

                 (vi) a Reinvestment Agreement issued by any bank (if treated as a deposit by such bank), or a Registered Reinvestment Agreement issued by any insurance company or other corporation or entity, in each case that has a credit rating of not less than "P-1" by Moody's or "A-1" by Standard & Poor's; and

                 (vii) Dollar-denominated senior term loans, revolving credits or other senior liabilities of United States borrowers or corporate issuers located in countries whose long-term sovereign rating is at least "Aa2" by Moody's and "AA" by S&P, in each case, with direct or implied ratings of at least "A2" by Moody's and "A" by S&P.

                 "TIP Investment Management Agreement": The [Investment Management] Agreement between the Issuer and a TIP Advisor which agreement satisfies the Committed TIP Investment Policies and Uncommitted TIP Investment Policies.

                 "Total Assets": The sum of (i) the Aggregate Project Loan Balance and (ii) the Uncommitted TIP Account Balance.

                 "Total Overcollateralization Ratio": As of any date of determination, the ratio calculated by dividing:

                 (a) the sum of (i) the Project Loan Balance for each non-Defaulted Project Loan, (ii) for each Defaulted Project Loan, the excess of (x) the Project Loan Balance therefor over (y) the Issuer Determined Loss for such Defaulted Project Loan, (iii) the Uncommitted TIP Account Balance corresponding to all non-defaulted Temporary Investments in the Uncommitted TIP Account and (iv) for each defaulted Temporary Investment, the excess of (x) the principal balance of such Temporary Investment over (y) the Assumed Loss Amount for such Temporary Investment, by

                 (b) the sum of (i) the aggregate outstanding principal amount of the Class A Notes and the Class B Notes and (ii) the Backup Facility Balance.

                 "Transaction Expenses": All expenses of the Issuers related to the issuance of the Class A Notes and Class B Notes, including, without limitation, (i) underwriting fees, (ii) filing and listing fees associated with the registration and sale of the Class A Notes and Class B Notes, (iii) legal, accounting and other consultant fees associated with the registration and sale of the Class A Notes and Class B Notes, (iv) expenses associated with the marketing and sales of the Class A Notes and Class B Notes, (v) printing costs for registration statements and other similar documents, (vi) Trustee and Collateral Agent fees related to such issuance and (vii) rating agency fees.

                 "Transaction Documents": The Financing Documents and the Management Agreement.

                 "Transferee": The meaning specified in Section 2.1(b) of the Common Agreement.

                 "Transfer Agent": The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.

                 "Trust Indenture Act": The Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as otherwise provided in Section 8.5 of the Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                 "Trust Officer": When used with respect to the Trustee, any officer within the Corporate Trust Office (or any successor group of the Trustee) authorized to act for and on behalf of the Trustee, including any vice president, assistant vice president or other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such person's knowledge of and familiarity with the particular subject.

                 "Trustee": Chase Texas, solely in its capacity as trustee under the Indenture and the other Financing Documents.

                 "Trustee Document": Any Financing Document to which the Trustee is a party.

                 "Trustee's Fee": The accrued and unpaid fees and expenses of the Trustee and any custodian used by the Trustee to hold Project Loans and any other amount due and owing to the Trustee by the Issuer hereunder or under the Trustee's Fee Letter, in each case, to the extent the Trustee is entitled to payment thereof pursuant to Section 6.8(a) of the Indenture.

                 "Trustee's Fee Letter": The fee letter agreement dated [_______], 1998 between the Issuer and the Trustee.

                 "UCC": The Uniform Commercial Code as in effect in the State of New York.

                 "Uncertificated Security": A Security that is not represented by a certificate.

                 "Uncommitted TIP Account": The account designated the Uncommitted TIP Account and established pursuant to Section 3.3(a) of the Security Agreement which account shall initially be account number [______________] and shall include any successor or replacement accounts thereof.

                 "Uncommitted TIP Account Balance": The principal balance of investments credited to the Uncommitted TIP Account.

                 "Uncommitted TIP Investment": The meaning specified under the definition of "Uncommitted TIP Investment Policies" in this Appendix A.

                 "Uncommitted TIP Investment Policies": Amounts credited to or re-invested in the Uncommitted TIP Account shall be invested in a portfolio of
(a) U.S. Government Securities, (b) TIP Eligible Investments and (c) Dollar-denominated senior term loans, revolving credits or other senior liabilities of United States borrowers or corporate issuers located in countries whose long-term sovereign debt obligations are rated at least "Aa2" by Moody's or "AA" by S&P, in each case, with direct or implied ratings of at least "Baa3" by Moody's and "BBB-" by S&P. Each of the investments described in the foregoing clauses (a) through (c) (each, an "Uncommitted TIP Investment") shall satisfy the following criteria:

                 (i) all Uncommitted TIP Investments shall mature no later than, or prior to, one (1) year from the date that they were acquired, provided that in no event shall any Uncommitted TIP Investment mature after the Scheduled Investment Termination Date;

                 (ii) with respect to amounts re-invested in Uncommitted TIP Investments, such investments shall have the same or higher rating as the maturing Uncommitted TIP Investments;

                 (iii) the Uncommitted TIP Account Balance represented by Uncommitted TIP Investments referred to in clause (a) above shall be zero after the 12-month period from the Closing Date; and

                 (iv) Uncommitted TIP Investments referred to in clause (a) above shall have a TIP Diversity Score of at least 20 and an Industry Concentration Factor no greater than 10%, while complying with the restrictions in Section 2.5(a)(i)(A) of the Security Agreement with respect to the Sale of Collateral;

         provided that, Uncommitted TIP Investments shall not include any interest-only security, any security purchased at a price in excess of 100% of the par value thereof, unless such security is non-callable to maturity (unless callable with a make-whole premium), or any security whose repayment is subject to substantial non-credit related risk as determined in the sole judgment of the Program Manager.

                 "Underlying Instruments": The credit agreement, loan agreement or other agreement pursuant to which a Project Loan, Intermediate Funding Loan or Permitted Investment has been issued or created or may in the future be made, issued or extended and each other agreement that governs the terms of or secures the obligations represented by such Project Loan, Intermediate Funding Loan or Permitted Investment or of which the holders of such Project Loan, Intermediate Funding Loan or Permitted Investment are the beneficiaries.

                 "Underwriters": Chase Securities Inc. and Lehman Brothers, in their capacities as Underwriters under the Underwriting Agreement.

                 "Underwriting Agreement": The agreement dated as of _________, 1998 between the Issuers and the Underwriters, relating to the offer and sale of the Class A Notes and the Class B Notes comprising the Initial Notes.

                 "United States" or "U.S.": The United States of America, including the states thereof and the District of Columbia.

                 "Unscheduled Principal Payments": With respect to the Project Loans, principal repayments received as a result of optional redemptions or prepayments.

                 "Unused Enron Commitments": The sum of the (i) amount of unfunded Enron Class II Purchase Commitment, (ii) the aggregate unfunded Class C Note Purchase Commitment and (iii) for the purpose of the definition of "Moody's Credit Support Test" and the "S&P Credit Support Test" in this Appendix A, the aggregate unfunded Credit Support Test Commitments.

                 "U.S. Government Obligations": The direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable at the issuer's option.

                 "U.S. Government Securities": Any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

                 "Valuation Report": The meaning specified in Section 6.1(a) of the Common Agreement.

                 "Weighted Average Moody's Rating": On any date of determination made in respect of Project Loans or Temporary Investments, the rating associated with the Moody's Rating Factor closest to, but not less than, the number obtained by (i) summing the products obtained by multiplying the Project Loan Balance of each Project Loan or the Principal Balance of each Temporary Investment, as applicable, by its Moody's Rating Factor, (ii) dividing such sum by the Aggregate Project Loan Balance or TIP Account Balance, as applicable, and (iii) rounding the result up to the nearest whole number. The "Moody's Rating Factor" relating to any Project Loan or a Temporary Investment is the number assigned in the table below opposite the Rating of such Project Loan or Temporary Investment:


                             Moody's                                   Moody's
         Moody's              Rating                Moody's            Rating
         Rating               Factor                 Rating            Factor
         ------               ------                 ------            ------
           Aaa                  1                     Ba1                940
           Aa1                  10                    Ba2               1,350
           Aa2                  20                    Ba3               1,780
           Aa3                  40                     B1               2,220
           A1                   70                     B2               2,720
           A2                  120                     B3               3,490
           A3                  180                    Caa1              4,770
          Baa1                 260                    Caa2              6,500
          Baa2                 360                    Caa3              8,070
          Baa3                 610                     Ca              10,000

                                                                         ANNEX A
TABLE 1:  TIP Table

--------------------------------------------------------------------------------------------------------------------------------
                       TIP                         WEIGHTED AVERAGE MOODY'S RATINGS OF UNCOMMITTED TIP INVESTMENTS
                     DIVERSITY
                      SCORE
                                        BA2            BA1             BAA3            BAA2             BAA1             A3
--------------------------------------------------------------------------------------------------------------------------------
                        7
                        10
                        15
                        20
                        25
                        30
                        35
                        40
--------------------------------------------------------------------------------------------------------------------------------




                                     -1-

TABLE 2:  Project Loan Table

--------------------------------------------------------------------------------------------------------------------------------
                   DIVERSITY                              WEIGHTED AVERAGE MOODY'S RATINGS OF PROJECT LOANS
                     SCORE
                                     B3           B2           B1           BA3         BA2          BA1         BAA3       BAA2
--------------------------------------------------------------------------------------------------------------------------------
                       2
                       3
                       4
                       5
                       6
                       7
                       8
                       9
                      10
--------------------------------------------------------------------------------------------------------------------------------

TABLE 3:  Moody's Assumed Net Interest Margin Table

--------------------------------------------------------------------------------------------------------------------------------
                  DIVERSITY                             WEIGHTED AVERAGE MOODY'S RATINGS OF PROJECT LOANS
                    SCORE
                                  B3           B2          B1           BA3         BA2          BA1         BAA3         BAA2
--------------------------------------------------------------------------------------------------------------------------------
                      2
                      3
                      4
                      5
                      6
                      7
                      8
                      9
                     10
--------------------------------------------------------------------------------------------------------------------------------

TABLE 4:  Base Net Interest Margin Table

--------------------------------------------------------------------------------
         WEIGHTED AVERAGE MOODY'S            BASE NET INTEREST
          RATINGS OF PROJECT LOANS                MARGIN
--------------------------------------------------------------------------------
                    B3                                %
                    B2                                %
                    B1                                %
                    Ba3                               %

                    Ba2
                    Ba1
                    Baa3

                    Baa2
--------------------------------------------------------------------------------

TABLE 5:  Industry Classification Table

--------------------------------------------------------------------------------------------------------------
  1.     Aerospace and defense                           21.     Food/drug retailers
             Aircraft manufacturer/components            22.     Food products
             Arms and Ammunition                         23.     Food service
  2.     Air transport                                               Food service/restaurants
  3.     Automotive                                                  Vending
         Manufacturers                                   24.     Forest products
         Parts and equipment                                         Building materials
         Tire and rubber                                             Paper products and containers
  4.     Beverage and tobacco                            25.     Health care
  5.     Broadcast radio and television                              Medical equipment/supply
  6.     Brokerage/securities dealers/investment                     Hospital management
         houses                                          26.     Home furnishings
  7.     Building and development                                    Appliances
             Builders                                                Furniture, fixtures
             Land development/real estate                            Housewares
             Mobile homes                                27.     Hotels/motels/inns and casinos
             REITs                                       28.     Industrial equipment
  8.     Business equipment and services                             Machinery
             Graphic arts                                            Manufacturing/industrial
             Office equipment/computers                              Specialty instruments
             Data processing service bureaus             29.     Insurance
             Computer software                           30.     Leisure
  9.     Cable television                                            Leisure goods
 10.     Chemical/plastics                                           Leisure activities/motion pictures
             Coatings/paints/varnishes                   31.     Nonferrous metals/minerals
 11.     Clothing/textiles                                           Aluminum producers
 12.     Conglomerates                                               Other metal/mineral producers
 13.     Containers and glass products                               Mining (including coal)
 14.     Cosmetics/toiletries                            32.     Oil and gas
 15.     Drugs                                                       Producers/refiners
 16.     Ecological services and equipment                           Gas pipelines
             Waste disposal services and equipment       33.     Publishing
 17.     Electronics/electric                            34.     Rail industries
             Equipment                                               Railroads
             Component                                               Rail equipment
 18.     Equipment leasing                               35.     Retailers (other than food/drug)
             Auto leasing/rentals                        36.     Steel
             Equipment leasing                           37.     Surface transport
             Data processing equipment                               Shipping/shipbuilding
              Service/leasing                                        Trucking
 19.     Farming/agriculture                             38.     Telecommunications/cellular communications
             Agricultural products and equipment         39.     Utilities
             Fertilizers                                             Electric
 20.     Financial intermediaries                                    Local gas
             Banking                                                 Water
             Finance companies
--------------------------------------------------------------------------------------------------------------

TABLE 6:  Diversity Score Table


 Aggregate                    Aggregate                   Aggregate                   Aggregate
  Industry      Industry      Industry      Industry      Industry      Industry       Industry      Industry
 Equivalent    Diversity     Equivalent     Diversity    Equivalent     Diversity     Equivalent    Diversity
 Unit Score      Score       Unit Score       Score      Unit Score       Score       Unit Score      Score
------------  -----------   ------------   -----------  ------------   -----------   ------------  -----------
   0.0000        0.0000        5.0500        2.7000        10.1500       4.0200        15.2500        4.5300
   0.0500        0.1000        5.1500        2.7333        10.2500       4.0300        15.3500        4.5400
   0.1500        0.2000        5.2500        2.7667        10.3500       4.0400        15.4500        4.5500
   0.2500        0.3000        5.3500        2.8000        10.4500       4.0500        15.5500        4.5600
   0.3500        0.4000        5.4500        2.8333        10.5500       4.0600        15.6500        4.5700
   0.4500        0.5000        5.5500        2.8667        10.6500       4.0700        15.7500        4.5800
   0.5500        0.6000        5.6500        2.9000        10.7500       4.0800        15.8500        4.5900
   0.6500        0.7000        5.7500        2.9333        10.8500       4.0900        15.9500        4.6000
   0.7500        0.8000        5.8500        2.9667        10.9500       4.1000        16.0500        4.6100
   0.8500        0.9000        5.9500        3.0000        11.0500       4.1100        16.1500        4.6200
   0.9500        1.0000        6.0500        3.0250        11.1500       4.1200        16.2500        4.6300
   1.0500        1.0500        6.1500        3.0500        11.2500       4.1300        16.3500        4.6400
   1.1500        1.1000        6.2500        3.0750        11.3500       4.1400        16.4500        4.6500
   1.2500        1.1500        6.3500        3.1000        11.4500       4.1500        16.5500        4.6600
   1.3500        1.2000        6.4500        3.1250        11.5500       4.1600        16.6500        4.6700
   1.4500        1.2500        6.5500        3.1500        11.6500       4.1700        16.7500        4.6800
   1.5500        1.3000        6.6500        3.1750        11.7500       4.1800        16.8500        4.6900
   1.6500        1.3500        6.7500        3.2000        11.8500       4.1900        16.9500        4.7000
   1.7500        1.4000        6.8500        3.2250        11.9500       4.2000        17.0500        4.7100
   1.8500        1.4500        6.9500        3.2500        12.0500       4.2100        17.1500        4.7200
   1.9500        1.5000        7.0500        3.2750        12.1500       4.2200        17.2500        4.7300
   2.0500        1.5500        7.1500        3.3000        12.2500       4.2300        17.3500        4.7400
   2.1500        1.6000        7.2500        3.3250        12.3500       4.2400        17.4500        4.7500
   2.2500        1.6500        7.3500        3.3500        12.4500       4.2500        17.5500        4.7600
   2.3500        1.7000        7.4500        3.3750        12.5500       4.2600        17.6500        4.7700

  Aggregate                   Aggregate                    Aggregate                   Aggregate
  Industry      Industry      Industry      Industry       Industry      Industry      Industry       Industry
 Equivalent     Diversity    Equivalent     Diversity     Equivalent     Diversity    Equivalent     Diversity
 Unit Score       Score      Unit Score       Score       Unit Score       Score      Unit Score       Score
------------   -----------  ------------   -----------   ------------   ----------   ------------   ------------
   2.4500        1.7500        7.5500        3.4000         12.6500       4.2700        17.7500        4.7800
   2.5500        1.8000        7.6500        3.4250         12.7500       4.2800        17.8500        4.7900
   2.6500        1.8500        7.7500        3.4500         12.8500       4.2900        17.9500        4.8000
   2.7500        1.9000        7.8500        3.4750         12.9500       4.3000        18.0500        4.8100
   2.8500        1.9500        7.9500        3.5000         13.0500       4.3100        18.1500        4.8200
   2.9500        2.0000        8.0500        3.5250         13.1500       4.3200        18.2500        4.8300
   3.0500        2.0333        8.1500        3.5500         13.2500       4.3300        18.3500        4.8400
   3.1500        2.0667        8.2500        3.5750         13.3500       4.3400        18.4500        4.8500
   3.2500        2.1000        8.3500        3.6000         13.4500       4.3500        18.5500        4.8600
   3.3500        2.1333        8.4500        3.6250         13.5500       4.3600        18.6500        4.8700
   3.4500        2.1667        8.5500        3.6500         13.6500       4.3700        18.7500        4.8800
   3.5500        2.2000        8.6500        3.6750         13.7500       4.3800        18.8500        4.8900
   3.6500        2.2333        8.7500        3.7000         13.8500       4.3900        18.9500        4.9000
   3.7500        2.2667        8.8500        3.7250         13.9500       4.4000        19.0500        4.9100
   3.8500        2.3000        8.9500        3.7500         14.0500       4.4100        19.1500        4.9200
   3.9500        2.3333        9.0500        3.7750         14.1500       4.4200        19.2500        4.9300
   4.0500        2.3667        9.1500        3.8000         14.2500       4.4300        19.3500        4.9400
   4.1500        2.4000        9.2500        3.8250         14.3500       4.4000        19.4500        4.9500
   4.2500        2.4333        9.3500        3.8500         14.4500       4.4500        19.5500        4.9600
   4.3500        2.4667        9.4500        3.8750         14.5500       4.4600        19.6500        4.9700
   4.4500        2.5000        9.5500        3.9000         14.6500       4.4700        19.7500        4.9800
   4.5500        2.5333        9.6500        3.9250         14.7500       4.4800        19.8500        4.9900
   4.6500        2.5667        9.7500        3.9500         14.8500       4.4900        19.9500        5.0000
   4.7500        2.6000        9.8500        3.9750         14.9500       4.5000
   4.8500        2.6333        9.9500        4.0000         15.0500       4.5100
   4.9500        2.6667       10.0500        4.0100         15.1500       4.5200